   As filed with the Securities and Exchange Commission on December 12, 2000
                                                         Reg. No. ______________
================================================================================

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM SB-2

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                              PCSupport.com, Inc.
                (Name of Small Business Issuer in its Charter)
--------------------------------------------------------------------------------

             Nevada                         7389                  98-0211769
    (State of jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer
 incorporation or organization) Classification Code Number)  Identification No.)

                        3605 Gilmore Way, 3/rd/ Floor,
                   Burnaby, British Columbia, Canada V5G 4X5
                                (604) 419-4490
         (Address and telephone number of principal executive offices)
--------------------------------------------------------------------------------

                                      Same
         (Address and telephone number of principal place of business)
--------------------------------------------------------------------------------

                                David W. Rowat
                  Vice President and Chief Financial Officer
                              PCSupport.com, Inc.
                         3605 Gilmore Way, 3/rd/ Floor
                   Burnaby, British Columbia, Canada V5G 4X5
                                (604) 419-4490
           (Name, address and telephone number of agent for service)

                                    Copy to:

                          Sanford J. Hillsberg, Esq.
                     Troy & Gould Professional Corporation
                      1801 Century Park East, Suite 1600
                         Los Angeles, California 90067
                                (310) 553-4441


Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]



================================================================================
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
Title of each class                               Proposed maximum          Proposed maximum
of securities to be    Amount to be registered    offering price per unit   aggregate offering price    Amount of registration
registered                                                                                                        fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par
 value $0.001 (1)
                        7,291,331(1)              $3.03125(2)               $22,101,847(2)              $  6,145(3)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par
 value $0.001           1,500,000                 $   0.83(4)               $ 1,245,000(4)              $    329(5)
------------------------------------------------------------------------------------------------------------------------------

(1) These shares were previously registered on Form SB-2, File No. 333-37760.
(2) Estimated solely for the purpose of calculating the registration fee.
Based, pursuant to Rule 457(c), on the average of the high and low sale prices of our Common Stock as reported on the OTC Electronic Bulletin Board on May 19, 2000.
(3) Previously paid.
(4) Estimated solely for the purpose of calculating the registration fee.
Based, pursuant to Rule 457(c), on the average of the high and low sale prices of our Common Stock as reported on the OTC Electronic Bulletin Board on December 5, 2000.
(5) Amount due.

================================================================================
     We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this registration statement also relates to securities registered on Form SB-2, File No. 333-37760 previously filed by the Company which have not been offered or sold as of the date of this registration statement.

     The information contained in this prospectus is not yet complete, and it may be supplemented or amended in the final version. A registration statement for the securities described in this prospectus has been filed with the Securities and Exchange Commission. Neither we nor the selling stockholders may sell these securities, or accept offers to buy them, until the registration statement becomes effective. These securities will not be sold in any state where their offer or sale, or solicitations of offers to buy them, would be unlawful prior to their registration or qualification under the securities laws of any state.

                                  PROSPECTUS

                              PCSUPPORT.COM, INC.

                       8,791,331 Shares of Common Stock

     This prospectus relates to shares of our common stock that may be offered for resale by the selling securityholders listed on pages 36-38 through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares. Of the 8,791,331 shares of common stock offered by this prospectus, selling stockholders are selling 2,820,838 shares that are issuable upon the exercise of outstanding options and warrants.

     Our common stock is traded on the OTC Electronic Bulletin Board under the symbol "PCSP." On December 11, 2000 the closing price of our common stock was $0.875 per share.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common stock or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     An investment in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described under "Risk Factors" beginning on page 3.


              The date of this prospectus is _____________, 2000.

     All statements, other than statements of historical fact, included in this prospectus, including without limitation the statements under "Our Business" and "Management's Discussion and Analysis of Operations," involve assumptions, known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such statements contained in this prospectus. Such potential risks and uncertainties include, without limitation, the impact of competitive products and pricing, the need to raise additional capital, uncertain markets for our products and services, our dependence on third parties and licensing/service supply agreements, and the ability of competitors to license the same technologies that we use for the PC Support Center or develop or license other functionally equivalent technologies. All statements are made as of the date of this prospectus and we assume no obligation to update these statements, except as required by law. Therefore, readers are cautioned not to place undue reliance on these statements.

     Unless otherwise indicated, all dollar amounts are expressed in U.S. currency values.

                              PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully before making an investment decision.

                         General Information About Us
                         ----------------------------

     We are a development stage corporation formed under the laws of the State of Nevada on June 23, 1999 pursuant to the merger of PCSupport.com, Inc. and Reconnaissance Technologies Inc. We provide personalized, proactive, and user-focused technical support services via the Internet to personal computer users worldwide. We are committed to minimizing the cost and productivity gaps associated with software and hardware failure. We are partnering with ISPs, Internet portals, personal computer ("PC") vendors, and corporations for the sale and distribution of our online preventive maintenance and technical support services. Our goal is to partner with all distribution channels serving PC Internet users, offering branded support portals and customized technical support solutions. Our principal executive offices are located at 3605 Gilmore Way, 3rd Floor, Burnaby, British Columbia, Canada V5G 4X5, and our telephone number is (604) 419-4490.

                               The Offering
                               ------------

Common stock offered.................................. 8,791,331 shares (1)

Common stock currently outstanding.......................... 13,171,662 (2)

Common stock to be outstanding after the offering........ 15,992,500(1) (3)

OTC Electronic Bulletin Board Symbol.................................. PCSP

______________________________

(1) This assumes the issuance of all shares issuable upon exercise by the selling securityholders of the warrants for the shares of common stock covered by this prospectus.

(2) Based on the number of shares of common stock outstanding on December 11, 2000. This number includes shares of outstanding common stock offered by this prospectus, but excludes 2,820,838 shares covered by this prospectus that are issuable upon exercise of outstanding options and warrants, 250,000 additional shares issuable upon exercise of outstanding warrants and 1,295,000 shares reserved for issuance upon the exercise of options granted under our stock option plan.

(3) Based on the number of shares of common stock outstanding on December 11, 2000. This number includes all of the outstanding shares and other shares of common stock covered by this prospectus, including the shares issuable upon exercise of outstanding options and warrants, but excludes 250,000 shares issuable upon exercise of outstanding warrants and 1,295,000 shares reserved for issuance upon the exercise of options granted under our stock option plan.

                                  RISK FACTORS

     Our operations and securities are subject to a number of risks, including those described below. If any of the following risks actually occur, our business, financial condition or operating results and the trading price or value of our securities could be materially adversely affected.

Limited Operating History
-------------------------

     Our limited operating history makes it difficult to evaluate our current business and prospects or to accurately predict our future revenue or results of operations. Our revenue and income potential are unproven, and our business model is constantly evolving. Because the Internet is constantly changing, we may need to modify our business model to adapt to these changes. Companies in early stages of development, particularly companies in new and rapidly evolving Internet industry segments, are generally more vulnerable to risks, uncertainties, expenses and difficulties than more established companies.

New and Unproven Business Model
-------------------------------

     Our model for conducting business and generating revenue is new and unproven. Our success will depend primarily on our ability to generate revenue from multiple sources, including:

     .  Subscriptions for services

     .  Advertising

     .  Customization fees


     As the market for our services is new and evolving, it is difficult to predict the size of the market, its future rate of growth, if any, or the level of prices the market will pay for our services. To date, only a very limited number of persons have subscribed to the PC Support Center on a paying basis.
We have received several revenue contracts from corporations, but few have generated significant revenue to date. We are not certain that our business model will be successful or that we can generate revenue growth or be
profitable.   There can be no assurance that any increase in marketing and sales efforts will result in a larger market or increase in market acceptance for our services. We may sell service contracts to provide warranty services or bundle our services for a fixed fee based on only limited historical experience as to the level of expenditures we will need to incur to satisfy our contractual obligations. If markets for our services develop more slowly than expected or become saturated with competitors, or our services do not achieve or sustain market acceptance, or we are unable to set prices for our services that are sufficient to cover our costs and generate a profit, we will be unlikely to be able to successfully operate our business.

History of Operating Losses and Anticipated Losses and Negative Cash Flow for
-----------------------------------------------------------------------------
the Foreseeable Future
----------------------

     To date, we have incurred operating losses and negative cash flow. We expect to significantly increase our expenditures for sales and marketing, content development, and technology and infrastructure development to enhance our business from current levels and that our operating losses and negative cash flow will continue for the foreseeable future. With increased on-going operating expenses, we will need to generate significant revenue to achieve profitability. Consequently, it is possible that we may never achieve profitability, and even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis in the future. If we do not achieve or sustain profitability in the future, we may be unable to continue our operations. The auditors' report with respect to our financial statements for the fiscal year ended June 30, 2000 includes an additional explanatory paragraph on these conditions that raises substantial doubt about our ability to continue as a going concern.

Need for Additional Capital
---------------------------

     Between February and November 2000, we raised aggregate gross proceeds of $8,903,625 from the sale of common stock, $232,404 from the exercise of previously issued warrants and options, and $1,000,000 from the issuance of convertible debt that was converted entirely into equity in May 2000. However, our current financial commitments and business plan will require working capital in excess of our cash reserves, which we believe are sufficient to sustain our operations at their current levels until at least February 2001.

     We anticipate funding our additional working capital requirements through the proceeds from a private placement of our common stock, together with anticipated revenues generated from customers. Although the investment banking firm which we have engaged has agreed to use its best efforts to secure additional financing for us in the form of an institutional private placement of our equity securities, we do not currently have any commitment from any third party to provide this or any other additional financing. Furthermore, the financial markets have become very unreceptive to early-stage Internet-based companies such as ours. We may be unable to obtain financing on reasonable terms or at all. Furthermore, if we raise additional working capital through equity, our shareholders will experience dilution. If we are unable to secure additional financing when needed and our revenues are inadequate to provide the necessary working capital, we may be required to slow down or suspend our growth or reduce the scope of our then current level of business operations, any of which would have a material adverse effect on our business.

Our Web Site Will Need to Be Continually Enhanced
-------------------------------------------------

     Due to the constantly evolving nature of the Internet and related technologies, we must continuously monitor changes in PC support technologies and Internet-based support offerings with the goal of adding additional functionality in new releases of the PC Support Center. Our Web site will have to be updated and enhanced on a timely basis in order for us to compete effectively. There can be no assurance that we will have access to the working capital, technology, or skilled personnel and outside contractors necessary in order to deliver these updates and enhancements to the market on a timely basis.

We Will Incur Additional Expenses Related to the Acquisition of MyHelpDesk, Inc.
--------------------------------------------------------------------------------

     In November, 2000, we acquired all of the assets and certain of the liabilities of MyHelpDesk, Inc. The business of MyHelpDesk that we have acquired has not previously generated meaningful revenues. Although we are restructuring the merged operations, there can be no guarantee that the expenses of the combined companies will not be greater than our expenses prior to the acquisition, and thus place additional demands on our working capital.

Dependence on Other Outside Agents and Distributors
---------------------------------------------------

     Our success will also depend, to a significant extent, upon our ability to develop strategic alliances and a timely and multi-channel distribution system based on independent third parties and distributors. Furthermore, the initial market penetration for our products and services will depend heavily on the sales agents of third parties and the quality of their relationships with their current and future customers. There can be no assurance that such alliances will develop or that they will prove successful over the course of our future operations.

Control of Rapid Growth
-----------------------

     We expect to significantly expand operations to address potential growth in our customer bases, the breadth of our service offerings, and other opportunities. We expect that this expansion will strain our management, operations, systems and financial resources. To manage our recent growth and any future growth of our operations and personnel, we must improve and effectively utilize our existing operational, management, marketing and financial systems and successfully recruit, hire, train and manage personnel and maintain close coordination among our technical, finance, marketing, sales and production staffs. We will need to hire additional personnel in all areas during the current fiscal year. In addition, we may also need to increase the capacity of our software, hardware and telecommunications systems on short notice, and will need to manage an increasing number of complex relationships with users, strategic partners, advertisers and other third parties. The failure to manage this growth could disrupt our operations and ultimately prevent us from generating the revenue we expect.

     We have not yet deployed our services on a mass basis, and have not yet tested our ability to provide our services on a mass basis. There can be no assurance that the software platforms upon which our services operate will be able to handle the volume of information necessary to meet our operating requirements. The failure of those software platforms to handle the necessary volume of information would seriously affect our business.

Dependence On Key Personnel and Need For Additional Personnel
-------------------------------------------------------------

     Our future success depends to a significant extent on the continued services of senior management, including Michael McLean, Steven Macbeth, David Rowat, Bruce McDonald and Brian McAdams.

     We have employment contracts with Messrs. McLean, Macbeth, Rowat, McDonald and McAdams but these contracts do not require any of them to remain with us for any particular period of time. The loss of any of these senior managers would likely have an adverse effect on our business. Competition for personnel throughout the industry is intense and we may be unable to retain our current key employees or attract, integrate or retain other highly qualified employees in the future. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business could be materially adversely affected.

The Market is Highly Competitive and We May Not Be Able to Compete Successfully
-------------------------------------------------------------------------------
Against Our Current and Future Competitors
------------------------------------------

     The market for PC support services through the Internet is a new and highly competitive market which is subject to rapid change. We expect competition in the market to increase because there are few barriers to entry. We face competitive pressures from numerous actual and potential competitors.

     Competition in the PC support business is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of our current and potential competitors have substantial competitive advantages, including:

     .  significantly greater financial, technical and marketing resources

     .  relationships with strong partners

     .  longer operating histories

     .  greater brand name recognition

     .  larger existing customer bases

     We also face significant competition from numerous competitors in the online data backup business.

     Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and devote greater resources to develop, promote and sell their products or services. Services offered by existing and potential competitors may be perceived by users or advertisers as being superior to ours. In addition, increased competition could result in reduced subscriber fees, advertising rates and margins and loss of market share, any of which could harm our business.

Brand Recognition
-----------------

     To attract users we must develop a brand identity and increase public awareness of the services we offer. Our marketing activities may, however, not result in increased revenue and, even if they do, any increased revenue may not offset the expenses incurred in building brand recognition. Moreover, despite these efforts, which may be adversely impacted by our limited working capital that is currently available to support these efforts, we may be unable to increase public awareness of our brands, which would have an adverse effect on our business.

Reliance on Technology Partners
-------------------------------

     Many of the online support technologies used on the PC Support Center are licensed from unrelated third parties or have been acquired from third parties, and we anticipate that we will need to gain access in the future to additional technologies through licenses or acquisitions. We are highly reliant on the technologies that we license or have acquired. There can be no assurance that our licensors will take the necessary steps to assure that these technologies will keep pace with technological changes. There can be no assurance that our licensors will continue to grant us licenses in the future. We also may encounter unanticipated difficulties in integrating the technologies that we license or the technologies, personnel or operations that we acquire with our existing technologies or operations. The loss of the right to use one or more of these technologies may have a material adverse effect on our business.

Technological Change
--------------------

     The market for Internet products and services is characterized by rapid change, evolving industry standards and frequent introductions of new technological developments. These new standards and developments could make our existing or future products or services obsolete. In addition, personal computers, operating systems software, and applications software are constantly improving. Computer manufacturers and software developers may develop more robust technologies for their products which could render our services obsolete or reduce the demand for our services below the level required to profitably support them.

     Our keeping pace with the introduction of new standards and technological developments could result in significant additional costs or prove difficult or impossible. The failure to keep pace with these changes and to continue to enhance and improve the responsiveness, functionality and features of our services could harm our ability to attract and retain users. Among other things, we may need to enhance our existing services or license or develop new services or technologies, which may not be available to us on attractive terms or at all.

Intellectual Property Protection
--------------------------------

       We may be unable to acquire or maintain Web domain names in the United States and other countries in which we may conduct business. We currently hold various relevant domain names, including PCSUPPORT.com, GLOBALREPLACE.com, PCREPLACE.com, PDASUPPORT.com, PCSUPPORTCENTER.com, PCSUPPORTCENTER.net, PCRESTORE.com, RECON-TECH.com, MYHELPDESK.com, MYHELPDESK.net, MYHELPDESK.org, MYHELPDESKSUCKS.com,

FIRSTHELP.com, FIRSTHELP.org, 1STHELP.com, 1STHELP.net, AND 1STHELP.org. The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees and is subject to change. The relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we could be unable to prevent third parties from acquiring or using domain names that infringe or otherwise decrease the value of our brand names and other proprietary rights.

     Also, third parties may assert trademark, copyright, patent and other types of infringement or unfair competition claims against us. If forced to defend against any such claims, whether they are with or without merit or are determined in our favor, then we may face costly litigation, diversion of technical and management personnel, or product shipment delays. As a result of such a dispute, we may have to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all. If there is a successful claim of product infringement against us and we are unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, it could harm business.

     In addition, we rely on other third parties to provide services enabling our operations. We could become subject to infringement actions by third parties based upon the use of intellectual property provided by third-party providers. It is also possible that we could become subject to infringement actions based upon the content licensed from third parties. Any such claims or disputes could subject us to costly litigation and the diversion of our financial resources and technical and management personnel.

     Further, if efforts to enforce our intellectual property rights are unsuccessful or if claims by third parties against us are successful, we may be required to pay financial damages or alter our business practices.

     We rely on confidentiality, non-disclosure and non-competition arrangements with our employees, representatives and other entities engaged in joint product or business development with us, and expect to continue to enter into such agreements with such persons. There can be no assurance that these agreements will provide meaningful protection. There can be no assurance that other companies will not acquire and use information which we consider to be proprietary.

System Disruptions
------------------

     Our ability to attract and retain subscribers depends on the performance, reliability and availability of our services and network infrastructure. We may experience periodic service interruptions caused by temporary problems in our own systems or software or in the systems or software of third parties upon whom we rely to provide service or support. Fire, floods, earthquakes, power loss, telecommunications failures, break-ins, denial of service attacks and similar events could damage these systems and interrupt our services. Computer viruses, electronic break-ins or other similar disruptive events also could disrupt our services. System disruptions could result in the unavailability or slower response times of our Web site, which would lower the quality of our customers' experience. Service disruptions could adversely affect our revenue and, if they were prolonged, would seriously harm our business and reputation. We do not carry business interruption insurance to compensate for losses that may occur as a result of these interruptions. In addition, our customers will be dependent on Internet service providers and other Web site operators for access to our Web site. These providers and operators have experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems. Moreover, the Internet network infrastructure may not be able to support continued growth. Any of these problems could adversely affect our business.

Failure of Online Security Measures
-----------------------------------

     Our relationship with our customers would be adversely affected if the security measures that we use to protect their personal information are ineffective. We cannot predict whether events or developments will result in a compromise or breach of the technology we use to protect a customer's personal information.

     The infrastructure relating to our services is vulnerable to unauthorized access, physical or electronic computer break-ins, computer viruses and other disruptive problems. Internet service providers have experienced, and may continue to experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees and others. Anyone who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. Security breaches relating to our activities or the activities of third-party contractors that involve the storage and transmission of proprietary information could damage our reputation and our relationships with our subscribers and strategic partners. We could be liable to our subscribers for the damages caused by such breaches or it could incur substantial costs as a result of defending claims for those damages. We may need to expend significant capital and other resources to protect against such security breaches or to address problems caused by such breaches. Security measures that we take may not prevent disruptions or security breaches.

Development and Maintenance of the Internet and the Availability of Increased
-----------------------------------------------------------------------------
Bandwidth to Users
------------------

     The success of our business will rely on the continued improvement of the Internet as a convenient means of consumer interaction and commerce. Our business will depend on the ability of our customers to use our Web site without significant delays or aggravation that may be associated with decreased availability of Internet bandwidth and access to our Web site. This will depend upon the maintenance of a reliable network with the necessary speed, data capacity and security, as well as timely development of complementary products, such as high speed modems, for providing reliable Internet access and services. The failure of the Internet to achieve these goals may reduce our ability to generate significant revenue.

     Our penetration of a broader consumer market will depend, in part, on continued proliferation of high speed Internet access. The Internet has experienced, and is likely to continue to experience, significant growth in the numbers of users and amount of traffic. As the Internet continues to experience increased numbers of users, increased frequency of use and increased bandwidth requirements, the Internet infrastructure may be unable to support the demands placed on it. In addition, increased users or bandwidth requirements may harm the performance of the Internet. The Internet has experienced a variety of outages and other delays and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage as well as the level of traffic, and could result in the Internet becoming an inconvenient or uneconomical source of products and services which would cause its revenue to decrease. The infrastructure and complementary products or services necessary to make the Internet a viable commercial marketplace for the long term may not
be developed successfully or in a timely manner.   Even if these products or
services are developed, the Internet may not become a viable commercial marketplace for the products or services that we offer.

We May Need to Change the Manner in Which We Conduct Our Business if Government
-------------------------------------------------------------------------------
Regulation Increases or Changes
-------------------------------

     There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. Laws and regulations may be adopted in the future, however, that address issues such as user privacy, pricing, taxation, content, copyrights, distribution, security, and the quality of products and services. For example, the Telecommunications Act of 1996 sought to prohibit transmitting certain types of information and content over the Web. Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and online services providers in a manner similar to long distance telephone carriers and to impose access fees on these companies. Any imposition of access fees could increase the cost of transmitting data over the Internet. In addition, the growth and development of the market for online commerce may lead to more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on the Company. The United States Congress recently enacted Internet laws regarding children's privacy, copyrights, taxation and the transmission of sexually explicit material. The law of the Internet, however, remains largely unsettled, even in areas where there has been some legislative action.
Moreover, it may take years to determine the extent to which existing laws relating to issues such as property ownership, libel and personal privacy are applicable to the Web. Any new, or modifications to existing, laws or regulations relating to the Web could adversely affect our business.

     If one or more states or any foreign country successfully asserts that we should collect sales or other taxes on the provision of our services, our net sales and results of operations could be harmed. We do not currently collect sales or other similar taxes on the provision of our services in any state. However, one or more states may seek to impose sales tax collection obligations on companies which engage in or facilitate the provision of services on the Internet. A number of proposals have been made at the state and local level that would impose additional taxes on the sale of products and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce and could adversely affect our opportunity to derive financial benefit from the provision of our services. Moreover, if any state or foreign country were to successfully assert that we should collect sales or other taxes on the provision of our services, our results of operations could be adversely affected.

     Legislation limiting the ability of the states to impose taxes on Internet-based transactions has been enacted by Congress. However, this legislation, known as the Internet Tax Freedom Act of 1998, imposes only a three-year moratorium ending on October 21, 2001 on state and local taxes on electronic commerce where such taxes are discriminatory and on Internet access unless such taxes were generally imposed and actually enforced before October 1, 1998. Failure to renew this legislation would allow various states to impose taxes on Internet-based commerce.

Collection of Taxes
-------------------

     As our business grows, we hope to generate sales from consumers and businesses around the world. Each jurisdiction collects sales taxes of various kinds in different ways. We may need to quickly develop an understanding of a myriad of tax regimes and to customize our electronic commerce and accounting systems to collect and remit such taxes for each one. There can be no assurance that we will be able to develop an understanding of every system and collect and remit such taxes in a timely manner. Failure to do so may expose us to significant sanctions, penalties and fines which may have a material adverse impact on our business.

Operating Results May Prove Unpredictable, and May Fluctuate Significantly
--------------------------------------------------------------------------

     Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. Because our operating results may be volatile and difficult to predict, in the future the operating results may fall below the expectations of securities analysts and investors. In this event, the trading price of our common stock may fall significantly. Factors that may cause operating results to fluctuate significantly include the following:

       .  rapid changes in the prices and costs of online services

       . fluctuations in the levels of user visits to our Web site and the amount of time that users spend on the Web site

       . new Web sites, services or products introduced by us or by our competitors

       . general economic conditions, as well as economic conditions specific to users of our services and the public markets for Internet-related companies

Common Stock Price May Be Volatile
----------------------------------

     The market prices of securities of Internet and technology companies are extremely volatile. Factors that may contribute to the volatility of the trading price of our common stock include, among others:

       . public announcements of technical innovations relating to our business, new products or services by us or our competitors, or acquisitions or strategic alliances by us or our competitors

       .  public reports concerning our services or those of our competitors

       . the announcement of large and noteworthy business deals by our competitors or us

       .  our quarterly results of operations

       . the variance between our actual quarterly results of operations and predictions by stock analysts

       . financial predictions and recommendations by stock analysts concerning Internet companies and companies competing in our market in general, and concerning us in particular

       . the operating and stock price performance of other companies that investors or stock analysts may deem comparable to us

       . the general investment climate and the climate for Internet-related public companies, such as PCsupport.com, which has historically been very volatile

     In addition to the foregoing factors, the trading prices for equity securities in the stock market in general, and of Internet-related companies in particular, have been subject to wide fluctuations that may be unrelated to the operating performance of the particular company affected by such fluctuations. Consequently, broad market fluctuations may have an adverse effect on the trading price of our common stock, regardless of our results of operations.

Limited Market for Our Common Stock
-----------------------------------

     Although our common stock is quoted on the OTC Electronic Bulletin Board, there is only a limited market for our common stock, and there can be no assurance that this market will be maintained or broadened. The market price for shares of common stock is likely to be very volatile, and numerous factors beyond our control may have a significant effect on the market for these shares.

Substantial Sales of Common Stock Could Cause Stock Price to Fall
-----------------------------------------------------------------

     As of December 11, 2000, we had outstanding 13,171,662 shares of common stock of which approximately 10,138,648 shares were "restricted securities" (as that term is defined under Rule 144 promulgated under the Securities Act of
1933). Currently, 4,487,493 of these restricted shares, as well as an additional 2,820,838 shares underlying currently exercisable options and warrants, are eligible for sale pursuant to a registration statement that became effective in June 2000, and the shares covered by the foregoing registration statement are included in this prospectus as well. In addition, a substantial portion of the remaining restricted shares are currently eligible for sale under Rule 144.

     No prediction can be made as to the effect, if any, that sales of shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through the sale of our equity securities.

No Dividends
------------

     The payment of dividends on our common stock is within the discretion of our Board of Directors and will depend upon our future earnings, our capital requirements, our financial condition, and other relevant factors. We do not currently intend to declare any dividends on our common stock for the foreseeable future.

The Common Stock May Be Deemed "Penny Stock" and Therefore Subject to Special
-----------------------------------------------------------------------------
Requirements
------------

     Our common stock may be deemed to be a "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks (i) with a price of less than five dollars per share;
(ii) that are not traded on a "recognized" national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); and (iv) in issuers with net tangible assets of less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

     Section 15(g) of the Securities Exchange Act of 1934, and Rule 15g-2 promulgated under the Securities Exchange Act of 1934, require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Moreover, Rule 15g-9 promulgated under the Securities Exchange Act of 1934 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in
(ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in our common stock to resell their shares to third parties or to otherwise dispose of them.

Executive Officers, Directors and Major Stockholders Exercise Significant
-------------------------------------------------------------------------
Control
-------

     As of December 11, 2000, our executive officers and Directors and the holders of 5% or more of our outstanding common stock together beneficially owned approximately 31% of our outstanding common stock. These stockholders are able to significantly influence all matters requiring approval by stockholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying, deterring or preventing a change in control and may make some transactions more difficult or impossible to complete without the support of these stockholders.

Risks of International Operations
---------------------------------

     We expect a substantial portion of our revenues to be based on sales and services rendered to customers in the United States, while a significant amount of our operating expenses will be incurred in Canada. As a result, our financial performance will be affected by fluctuations in the value of the U.S. dollar to the Canadian dollar. At the present time, we have no plan or policy to utilize forward contracts or currency options to minimize this exposure, and even if these measures are implemented there can be no assurance that such arrangements will be available, be cost effective or be able to fully offset such future currency risks. Similarly, we anticipate expanding our subscriber base and other operations in other countries, which may expose us to difficulties and costs of staffing and managing these operations, differing technology standards, dependence on local vendors and changes in currency exchange rates and controls.

                                USE OF PROCEEDS

     This prospectus relates to an aggregate of 8,879,331 shares of common stock that may be sold from time to time by the selling securityholders, including 2,820,838 shares that are issuable upon the exercise of outstanding options and warrants. Although we will pay the expenses of registration of these shares, including legal and accounting fees, we will not receive any proceeds from the sale of the shares. We will receive the exercise price of any of the warrants which are exercised. We intend to use these proceeds for working capital. If all of the warrants are exercised for cash, we will receive a total of $5,029,801.

                                 OUR BUSINESS

Business Development
--------------------

     We are a development stage corporation formed under the laws of the State of Nevada on June 23, 1999 pursuant to the merger (the "Merger") of PCSupport.com ("PCS") and Reconnaissance Technologies Inc. ("RTI"). PCS was the resulting entity from a prior merger of PCSupport.com and Mex Trans Seafood Consulting Inc. ("Mex Trans"). Mex Trans was incorporated in the State of Texas on February 13, 1989 under the name "Mutual Produce, Inc." and later changed its name to "Mex Trans Seafood Consulting, Inc."

     RTI was incorporated in British Columbia, Canada, on December 10, 1997 for the purpose of engaging in the development and provision of notebook computer support services to end users through the Internet. Prior to the Merger, PCS (and its predecessor, Mex Trans) did not have any active business and had only nominal assets and liabilities and was seeking to acquire a new business. In early 1999 RTI was seeking further capital to develop its business and to merge with a public entity to provide liquidity for its shareholders. Management of RTI and PCS began discussions for a merger of the two companies in March 1999. In anticipation of the Merger, Mex Trans merged on April 7, 1999 with PCS, a Nevada corporation incorporated on that date solely for the purpose of transferring the corporate jurisdiction of Mex Trans to Nevada. In April 1999, in anticipation of the Merger, PCS completed a private placement of its common shares that generated gross proceeds of approximately $950,000. The shares to be issued in and proceeds from this private placement were placed in escrow and released upon completion of the Merger.

     RTI and PCS entered into a formal merger agreement on May 5, 1999, and the following transactions were carried out to complete the Merger:

     1.   Each of RTI and PCS obtained shareholder approval for the Merger;
     2. PCS underwent a reverse split of its common stock on a 15 old shares for one new share basis;
     3. RTI transferred its governing corporate jurisdiction from British Columbia to Wyoming; and
     4.   RTI merged with PCS.

     In the Merger, each shareholder of RTI received one share of our common stock for each five shares of RTI held. Each shareholder of PCS received one share of our common stock for each share of PCS held. Each holder of outstanding warrants of RTI received one warrant of the Company for each five warrants of RTI held. (See "Market for Common Equity and Other Shareholder Matters" below for a description of outstanding warrants.)

     The Company has a wholly-owned subsidiary, Reconnaissance International Ltd., a British Virgin Islands company. The subsidiary has no assets or liabilities.

Business of the Company
-----------------------

     Principal Products and Services and their Markets

          Market Overview

     Personal computers ("PCs"), both desktop and laptop or notebook types, suffer from a wide variety of technical problems that occasionally impair their performance, causing lost productivity and frustration for end-users. For example:

       . PC hardware, software, drivers, and operating systems (and their interaction) have become more complex, and this is causing an increasing number of problems. As a result, computer crashes can occur, resulting in lost data and unscheduled downtime.

       . Software publishers continually issue bug fixes. End-users, however, are typically not aware of, nor do they know how to find, bug fixes on the Internet and install them on their PCs.

       . Over time, PC hard drives become cluttered with temporary files, missing drivers for applications and hardware peripherals. The registry, which acts as the "table of contents" for the PC can also become cluttered and disorganized. The hard drive becomes fragmented from normal use. Consequently, over time, the PC performs more slowly, and is subject to crashes. Often, the end-user is not aware that he or she has a problem. In response, the Windows 95/98/2000/NT operating systems provide a utility for users to de-fragment their hard drives.

       . PCs are often subject to configuration problems, in which the various software, hardware and operating systems cannot communicate with each other.

       . PCs are continuously vulnerable to the advent of new viruses which are designed to impair their operation or destroy the user's data.

       . Frequently, the dialer program that end-users invoke to access the Internet using a dial-up connection becomes corrupted, preventing them from logging on.

     With respect to the technical problems described above, until recently, the end-user had only a few inefficient and costly options to obtain technical support. End-users in a large corporation typically have skilled technicians employed in a management information systems ("MIS") group to assist them, but SME, SOHO and home end-users have to rely on themselves and volunteers. Hardware manufacturers and software publishers (collectively, "vendors") provide access to libraries of support information over the Internet, but these data bases are typically voluminous and hard for the end-user to navigate. Alternatively, the end-user can phone one of the many help desks operated by these vendors, but the process is often time-consuming and frustrating for the end-user and very expensive for the vendor or the end-user.

     End-users can also purchase utilities from a local software retailer, such as a disk maintenance package. Finally, the end-user can either bring his PC into a depot repair facility or call a local PC service company to send a technician to the end-user's place to repair the problem. Both of these latter options are expensive, and can result in several days of lost productivity for the end-user.

     In sum, the traditional options for the solution of technical problems for PCs are inefficient and expensive, both for the PC end-user and the vendor supplying the technology. The result is a high level of dissatisfaction among end-users with the reliability and ease of use of personal computers, and increasing costs of support among vendors.

   The growing popularity of the Internet provides new options to significantly improve the levels of satisfaction among end-users and to lower the costs of support among vendors. From 1998 onwards, many companies began to offer solutions to PC support problems over the Internet. As described below under "Competitive Business Conditions and the Company's Competitive Position," several companies offered point solutions to a narrow range of problems, including but not limited to the following:


     .    Online virus scans and download and update of virus solution libraries.
     .    Knowledgebases of solutions to technical problems, many with natural-
           language search engines to allow easier access to end-users.
     .    Email and online chat access to technicians.
     .    Online updates for drivers and software bug fixes.
     .    Technical forums where users can ask questions online and have them answered by one or more technicians loosely affiliated with such online technical forum.
     .    Remote diagnostic and repair technologies.

   A support portal is a destination on the World Wide Web dedicated to providing technical support services for PC end-users. In 1999 and 2000, the first of the support portals were introduced, with the Company and several other companies, including McAfee.com, all.com, MyHelpDesk.com, and Service911 among those launching support portals. The largest PC manufacturers, including Dell, IBM, HP, Toshiba, Gateway and Micron, introduced support portals in 2000. In general, these support portals aggregate a number of point solutions to solve a broad range of PC technical problems.

   We have developed and implemented, and continue to improve upon, a suite of services to address the technical needs of PC users described above.

          Market Segmentation

   PC users can be segmented into three categories. Users in large corporations typically have MIS departments from which to access technical help. SME PC users have all of the same technical problems, yet generally do not have an MIS department for support. The third segment, SOHO or individual users, are often completely on their own. We are marketing to these three segments.

   Currently, we are primarily marketing to businesses with technical support obligations to their own clients and/or employees. The revenue sources will include one-time fees from customized support center development, subscription fees from the service packages and incidental support services delivered through both private-label support centers powered by PCSupport.com and our website.

   Products and Services

   Our primary service, the PC Support Application, is a Web-based mechanism for delivering support services for PCs which aggregates a number of support technologies, including interactive online technical trouble-shooting, a user self-help knowledgebase, hard disk maintenance and other automated support tools. Previously, we offered Online Data Backup, an on-line backup service for notebook and desktop computers and Phoenix, which allowed a notebook user to transfer a full-image of all data, applications, preferences and settings to a new notebook. However, we recently discontinued both Online Data Backup and Phoenix.

          PC Support Application

     We have developed the PC Support Center, a Web-based support portal offering the services of the PC Support Application, for all PC users to provide a service which will react to technical problems and pro-actively maintain the user's computer to prevent problems from occurring. The first version of the PC Support Center was launched on our Web site, www.pcsupport.com, in October 1999. The PC Support Center aggregates various technical solutions, such as interactive online technical trouble-shooting, a user self-help knowledgebase, hard disk maintenance and other automated support tools.

     In July 2000, we launched an eCommerce engine, introduced 24 x 7 service (24 hours per day, seven days a week), segregated certain of our previously-free services and introduced a premium service for which we charge subscribers. Such services include Live Assist and Remote Repair, services in which the end-user can engage a technician in an online chat session to solve technical problems and provide advice, and with the user's permission, take control of the end-user's PC and solve the problem online while the end-user watches. The premium service package also includes four-hour turnaround on email requests for service.

     In November, 2000, we completed the acquisition of the assets and certain liabilities of MyHelpDesk, Inc. which allowed us to incorporate a comprehensive searchable knowledgebase to solutions to support problems for thousands of computer hardware and software products.

     We intend to add new functions to the PC Support Application during the fiscal year ending June 30, 2001, including a deeper personalization of support services specific to each end-user's configuration and usage, and stand-alone services such as telephone support, an electronic birth certificate, and an
Internet dialer module.   We also plan to further develop the architecture of
the PC Support Center to maintain a comprehensive data base of support incidents and subscriber statistics to provide continuous feedback to the online support process. We also plan for future versions of the PC Support Center to regularly advise subscribers via email to return to the Company's Web site to maintain their PCs. These maintenance and upgrade services will simplify support for the user because of regular reminders and automatic maintenance.

     We offer the PC Support Application to end users in two ways. Primarily, we seek to enter into partnership agreements with companies which provide technical support to end users. In this case, we develop a branded version of the PC Support Center with the partner's logo, look and feel. The partner then offers this version to its end users. Secondly, users can become subscribers to the PC Support Center simply by registering on our Web site. In July 2000, we launched our premium service package for which we charge subscribers for additional premium services. We are not actively promoting the PC Support Center at this time.

     It is our intent to market the PC Support Center to the corporate and SME market segments or through strategic partnerships with ISPs, hardware manufacturers, extended warranty providers, computer services companies, and distribution channels serving consumer end-users.

     Distribution Methods of Products and Services

     We intend to employ a distribution strategy that targets corporate and SME users, with the goal of positioning ourselves as the leading provider of online computer technical support services. We will market our services through branded support portals to corporate, and SME users.

               Direct to Consumer

     Any PC Internet user can become a subscriber to the PC Support Center by visiting the Center at www.pcsupport.com and registering. Through online
                       -----------------
searches, word-of-mouth, our own Web marketing efforts, and reviews in the computer trade print and online journals, subscribers have registered from 169 countries as of September 1, 2000. In November, 2000, we increased our annual subscription fee to $149. We are not actively promoting our consumer service at this time.

     In April 2000, we entered into a strategic alliance with AltaVista Company, a leading search and information marketplace. Pursuant to the agreement, we built a branded HelpDesk support portal for AltaVista which we launched in July 2000. In November 2000, we reached an agreement with AltaVista under which we paid a portion of the accrued balance that we owed AltaVista and terminated the agreement with no further financial obligations.

               Business to Business

     We also offer partnerships in the PC Support Center to companies such as PC vendors, software vendors, ISPs and large corporations that by the nature of their business are required to provide technical support to their users. Many such companies are now paying significant sums to provide support to their users by employing traditional methods such as telephone call centers and dedicated MIS centers. We believe that the partners will benefit from better support to their customers as follows:

               (i)   Reduced Costs

     Since many support problems will now be solved through the PC Support Center, providers will significantly reduce their internal support costs.

               (ii)  Improved Customer Relationships

     By providing a customized, comprehensive, and easy-to-use site at which users' computers can be easily maintained, and where many problems in using applications can be more easily solved, fewer problems are likely to occur, and will be more easily solved. Customers will become more productive in the use of their computers. Customers will also become more likely to purchase additional products and services from the vendor.

               (iii) Tech Support Center Becomes More Productive

     The PC Support Center will reduce the involvement of trained technicians in solving many problems, and reduce the time required to solve problems when their help is required. The technicians will become more productive.

     Business to Business Partners

     Our potential business to business partners include the following types of companies:

               Internet Service Providers

     We have negotiated and are seeking to enter into additional agreements or letters of intent with companies offering internet access to offer PC Support Center services through a branded support portal to their users. In August 2000, we entered into an agreement with TELUS, Canada's second largest telecommunications provider, to provide certain of our online support services to TELUS subscribers, for which TELUS will pay us a fee per subscriber.

               Extended Warranty Providers

     We have negotiated and are seeking to enter into additional agreements or letters of intent with companies offering extended warranties to PC purchasers to offer our PC Support Center services. Some such extended warranties may be sold through a branded support portal, and others at the point of sale. In May 2000, we entered into an agreement with the Walker Group, a company offering extended warranty and affinity programs to retailers, manufacturers and distributors, in which we agreed to bundle our eSupport solution into warranty offers sold by the Walker Group through its distribution channels. In October 2000, we entered into an agreement with AON Innovative Solutions, Inc. ("AIS"), a division of AON Corporation, for AIS to market eSupport products and services for warranty offers to AIS's retailers and their customers. PC purchasers who buy the bundled warranty package will receive software that installs an icon onto the user's desktop and gives the user access to online technical support.

               Hardware Vendors

     We are negotiating with large personal computer manufacturers to bundle our services with the sale of hardware.

               Resellers

     There are several large international resellers and systems integrators of computer services whose market focus is large corporations. Each has long-standing relationships with its current client base and are constantly looking for new products and services.

     In April 1999, we entered into a two-year agreement with one such systems integrator, Unisys of Canada Inc. ("Unisys"), an international computer service company. Pursuant to the terms of this agreement, Unisys was marketing the Online Data Backup Suite under its own brand name to Unisys's corporate customers. Unisys agreed to pay us a fee equal to 75% of our suggested list price for the Online Data Backup services. Recently, Unisys has begun actively selling our PC Support Application, and discontinued marketing of our Online Data Backup product. We intend to enter into a reseller agreement with Unisys on similar terms to the current agreement.

     We intend to expand our marketing activities to include other large international resellers. There can be no assurance that any further agreements will be reached with any resellers.

               Distribution Channels

     We are developing relationships with corporations who distribute computer services to their customers. In September, 2000, we signed an agreement with BT, formerly known as British Telecom, a large Telco serving the United Kingdom. Under the terms of the agreement, we will build a branded support portal for BT, called BT24X7.com, to serve the customers of BT's SME Division. After a trial period which began in November, 2000, BT will market our support services to their 30,000 SME customers.

               Direct Sales

     We have begun to develop a direct sales force to market our services directly to a small number of companies in the United States and Canada. As of September 1, 2000, five sales people had been hired and now have begun selling directly to potential partners, supplemented by the efforts of our senior management.

     Revenue Generation

     We intend to earn revenues in any or all of the following ways:

          i.   Commissioning Fees

     We may private-label the PC Support Center for our partners so that the partners can offer our services under the partners' own brand names. We will charge a commissioning fee for such customization.

          ii.  Bundling Fees

     We will negotiate with our hardware vendor partners to include an icon directing users to a web site at which our services may be accessed on the desktops of all computers shipped. We will seek to earn a bundling fee from each unit shipped.

          iii. Software Sales

     We will include discrete components of our support software in sales to distribution channels, including extended warranty providers.

          iv.  Subscription Fees

     In lieu of a bundling fee, we may negotiate with our hardware vendor partners and other original equipment manufacturer ("OEM") partners who integrate PCs, Internet access and other related services with the PC Support Center, a monthly fee for providing the PC Support Center to each end-user to whom a PC is shipped.

          v.   Per-incident Fees

     We may sell support services individually as an end user requests them and charge an incident fee.

          vi.  Subscriber Fees

     For improving the level of customer satisfaction for these partners, and lowering the costs of providing support to their users, we intend to charge the partners a fee per user per month. In some cases, we may share revenue generated from their users with the partners.

          vii. Premium Services

     In July, 2000, we launched a package of premium services as part of our PC Support Center, including email assist, Live Assist, and Remote Repair, for which we now charge subscribers an annual fee of $149. We are not actively promoting the PC Support Center at this time and do not expect to earn significant revenue from it.

     There can be no assurance that we will be able to negotiate agreements that will generate sufficient revenue or profits for us. Failure to successfully negotiate such agreements will have a material adverse impact on our business.

     Technology Acquisitions

     In addition to our own research and development, we seek to acquire technology, software and products to enhance our products and services through licensing agreements and purchases. Such acquisitions include the following:

               Remote Diagnostics, Inc.

     In July 2000, we received a worldwide, nonexclusive, irrevocable license for software from Remote

Diagnostics, Inc. that enables us to customize and improve dial-ups and DSL connections of end-users to their ISPs and the Internet. The license fee was 100,000 shares of our common stock, plus $100,000 in cash. We are obligated to issue warrants for up to an additional 266,666 shares of our common stock if we reach certain sales milestones.

               Tavisco Ltd.

     On September 15, 2000, we acquired substantially all of the assets of Tavisco Ltd. ("Tavisco"), a producer of anti-virus services and products. Tavisco. designs, develops and provides state-of-the-art virus diagnostic products for computer service professionals. Its products include virus scanners and cleaners, a full-featured anti-virus protection system, and a rapid screening test that protects against virus infections. The purchase price for Tavisco's assets consisted of 200,000 shares of our common stock (with up to 100,000 of these shares subject to cancellation under certain circumstances) and a cash payment of $50,000. In November 2000 we agreed to assign back to Tavisco certain of the intellectual property that we had acquired from Tavisco and to be granted certain exclusive and nonexclusive licenses by Tavisco to this intellectual property, and Tavisco agreed to the cancellation of 50,000 shares of the common stock which were subject to cancellation under certain circumstances. We intend to develop an Internet version of Tavisco's virus-scanning software to provide online scanning and virus removal in the future, but are not actively developing any virus remediation software at this time.

               MyHelpDesk, Inc.

     In November, 2000 we acquired all of the assets and certain liabilities of MyHelpDesk, Inc. a provider of live technical support, proactive maintenance services, software updates, virus scans, online backup, email support newsletters and an extensive knowledge-base of computer self-help directories. This allowed us to incorporate the world's largest directory of computer help and productivity resources into the PC Support Application.

     Under the terms of the Asset Purchase Agreement, the Company issued 1,000,000 shares of its common stock to MyHelpDesk and is required within twelve months following this initial issuance to issue an additional 387,500 shares of common stock to MyHelpDesk and 112,500 shares of common stock to eight present and former employees of MyHelpDesk, with the number of shares to be issued in the subsequent issuances being subject to reduction in the event of certain breaches of the representations and warranties of MyHelpDesk under the Asset Purchase Agreement.

     Competitive Business Conditions and the Company's Competitive Position

     We are a development stage company with no history of earnings. While we believe that the aggregation of our services is unique, there are no substantial barriers to entering into the field of PC support services, and we expect competition to intensify. Competitors may be able to provide services similar to our services more efficiently, and many of our potential competitors have substantially greater financial, marketing, service, customer support and research and development resources than we do. There can be no assurance that we will be able to develop a market for any of our services against these competitors.

               PC Support Application

     There are many sellers of computer support and service components. We are among the first to integrate several support technologies and implement a pro-active service such as the PC Support Application, which is independent of any vendor of PCs or software. The competitive landscape is changing rapidly. Our existing competitors frequently revise and augment their offerings and we encounter new competitors regularly. We expect the competitive picture to continue to change rapidly for the foreseeable future. We are currently aware of the following competition to the PC Support Application:

 . Techknow-how.com recently launched an online support portal competitive to the PC Support Center. This competitor offers online chat, email assist, technical support forum, software updates and other services which compete directly with ours.

 . Service911 offers B2B eSupport services like telephone support, email support, self-help, live chat support and dispatch (on site) support. Through partners, the company offers free drivers, video tutorials, product support (directory of support links) and knowledge base. Service911 also recently launched what it calls "Webskin" Technology, designed to integrate support portals into a client's existing websites.

 . All.com recently launched a support portal offering remote repair capability based on technology licensed from Motive, which directly competes with the remote repair features of our service. To the best of our knowledge, however, all.com is not planning to offer real time services such as our Live Assist.

 . ePeople (formerly NoWonder.com) currently offers email support, live chat, collaborative support (screen sharing) and self help (searchable knowledgebase). ePeople recently announced the launch of a data harvesting system to send user information to technicians along with a support request. ePeople does not currently utilize any remote repair solutions. The company is trying to position itself as "The world's largest help desk", and is entering the B2B space.

 . PC Pitstop.com offers users a number of detailed analyses of their PCs' hardware, software and operating system. From this information, PC Pitstop.com provides both automated solutions and advice on setting the machine for optimal performance and fixing problems that impede the machine's efficiency. All of PC Pit Stop's offerings are free to visitors to their site.

 . Other companies offer all or some of the following services: technical support forum, expert advice, technical knowledge base, and answers to frequently asked questions (FAQs), including 32bit.com, about.com, computing.net, Ehow.com, GoofyGuys.com, and VirtualDr.com.

 . Macafee.com and Symantec (Norton Web Services) have launched support portals, but such competitive portals are closely tied to the software products marketed by those companies.

     Partnerships are beginning to emerge among various competitors. Support.com has launched a support portal that is allied with Excite@Home and Sykes Enterprises, a major telephone call center. Sykes itself purchased AnswerExpress, an online support knowledgebase, from Intel in 1999, possibly signaling Sykes' intention to provide online support services which may compete with us. Service911 has announced partnerships with McAfee.com and Support.com.

     Competition also exists from firms that are selling individual features that compete with one or more of the services of the PC Support Center. Support software and services, which will likely be the most significant component of the PC Support Center, are sold in conjunction with a number of companies producing support software that feature extensive knowledge bases and remote diagnoses and fixes. The prominent competitors in this group include Motive Communications, Computer Support Technologies, and Support.com. Support.com also provides the service technology infrastructure to allow other companies to build their own support portal. Other firms include Aveo Inc., Full Circle Software, and INFACT Technologies.

     We also expect significant competition from utilities manufacturers and distributors. The PC Support Center will include diagnostic, automatic upgrades and driver updates, disk maintenance, and virus protection software, segments which are already well-served in the computer services marketplace. Competitors are found in established brands such as Macafee.com, Symantec's Norton Web, ZDNet, and Catch*Up from Manageable Software (which was purchased by CNET in 1999).

     Further competition will come from Internet sites offering free software downloads. Websites such as

SoftSeek, ZDNet, and Ziff-Davis continually obtain and review the latest shareware, publish rankings, and provide free copies for anyone to use. The technical support forum part of the PC Support Center will encounter competition from companies providing online support tips such as ExpertCity.com, Roadnews, Ojatex, TipWorld, Hardware Central, Experts Exchange, and Newbie-U. There are many companies offering online helpdesks including Microsoft, PC Guide, PC Mechanic, and ePeople (formerly NoWonder).

     Hardware and software vendors are also potential competitors. Notebook computer manufacturers such as Dell, Compaq and IBM already bundle support services with their product, as do other large firms in the industry such as Intel and Microsoft. Earlier this year, computer manufacturers, including, Micron, Hewlett Packard, Toshiba launched support portals, which could compete with us in the future.

     Competitors that provide telephone support include Sykes Enterprises, and several other companies offering traditional telephone support services. ExpertCity recently added a free telephone support and a service resembling our LiveAssist, and has a partnership with ZDNet, a prominent Web portal.

     We believe that the PC Support Center's strongest competitors currently include Techknow-how.com, all.com, McAfee.com, ePeople, Service911 and Support.com, and the various partnerships that they may form.

     Sources of Materials

     The only significant materials which we require to carry on our operations other than servers, internet access equipment, telephone lines and the like are compact disks (also known as CD's) and notebook computers for our hardware replacement and Phoenix programs. CD's are readily available from a variety of competing distributors. We will initially lease notebook computers, which are also available from a variety of sources.

     Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements, or Labor Contracts

     We do not hold any patents or trademarks. We are in the process of applying for certain trademarks, including "pcsupport.com," but there can be no assurance that any such applications will be granted. We currently hold the following domain names: PCSUPPORT.com, GLOBALREPLACE.com, PCREPLACE.com, PDASUPPORT.com, PCSUPPORTCENTER.com, PCSUPPORTCENTER.net, PCRESTORE.com, RECON-TECH.com, MYHELPDESK.com, MYHELPDESK.net, MYHELPDESK.org, MYHELPDESKSUCKS.com, FIRSTHELP.com, FIRSTHELP.org, 1STHELP.com, 1STHELP.net, and 1STHELP.org. We are also applying for certain similar domain names in jurisdictions outside North America. Domain names are obtained by applying to Network Solutions, Inc., or one of a small number of other companies competing to register domain names, and paying a fee to register each unique domain name. While we have registered the foregoing domain names, there can be no assurance that we will be able to maintain these names in the future, or register further domain names, should we so require. The loss of the domain names could result in confusion for our customers, and a resultant loss of goodwill. In particular, the loss of the domain names PCSUPPORT.COM and MYHELPDESK.com would have a material adverse impact on our business.

     There can be no assurance that third parties will not bring claims of copyright, patent or trademark infringement against us or claim that certain of our products, technology, processes or features violate the patent rights or other intellectual property rights of others. There can be no assurance that third parties will not claim that we have misappropriated their creative ideas or formats or otherwise infringed upon their proprietary rights. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, or require us to enter into costly royalty or licensing arrangements to enable us to use important technologies or methods, any of which could have a material adverse effect on our business, financial condition or operating results.

     Regulation

     We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulation applicable to businesses generally. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet or covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Such new regulations would require us to expend significant resources to understand and comply with such regulations, which may have a material adverse impact on our business.

     We do not believe that current regulations governing the Internet and computer service industry will have a material effect on our current operations. However, various federal and state agencies may propose new legislation that may adversely affect our business, financial condition and results of operations.

     Research and Development

     From inception until June 30, 1998, for the year ended June 30, 1999, for the year ended June 30, 2000, and for the quarter ended September 30, 2000, we and our predecessor, RTI, expended approximately $2,814, $17,646, $923,259 and $294,075, respectively, on the development of our services. We expect to significantly increase research and development expenditures during the fiscal year ending June 30, 2001, consisting primarily of the development of additional functions for the PC Support Center, for which we anticipate spending approximately $2,000,000 for the fiscal year ending June 30, 2001.

     Employees and Contractors

     As of November 30, we had 69 full-time employees employed as follows:

                                 Employees
                                 ---------
     Administration                 12
     Research and Development       23
     Marketing and Sales            17
     Technical Support              17

     We also purchase technical support to staff our email assist, live assist and remote repair services provided through the PC support center from Firstring, Inc., a Delaware corporation with offices and technicians in India.

     Principal Business Facilities

     We maintain our principal place of business at Suite 300, 3605 Gilmore Way, Burnaby, British Columbia, Canada V5G 4X5, where we lease approximately 24,750 square feet at an annual rate of (Cdn) $17.00 per square foot, plus operating costs of approximately (Cdn) $7.00 per square foot per year. This lease will expire on August 31, 2005. Pursuant to the acquisition of MyHelpDesk, we also lease 8,302 square feet at an office in Norwood, MA, for an average annual rent of $67,600. This lease expires in February, 2002. We anticipate that the space provided by these facilities will be sufficient to meet our requirements for at least the next twelve months.

     Investment Policies

     We currently have no policies regarding the acquisition or sale of assets primarily for possible capital gain or for income. We do not presently hold any investments or interests in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview
--------

     PCsupport.com, Inc. provides eSupport solutions for businesses and consumers. We specialize in providing online, proactive and user-focused technical support services to personal computer users worldwide. Our PC Support Application offers a comprehensive eSupport solution which is designed to reduce technical support costs and increase user satisfaction. We provide eSupport solutions to businesses which have an obligation to provide technical support to their employees or customers, and to consumers through various marketing channels.

Year Ended June  30, 2000 Compared With Year Ended June 30, 1999
----------------------------------------------------------------

     Revenue

     Revenue generated by PC Support Center and online backup services was $29,482 for the year ended June 30, 2000. For the year ended June 30, 1999, total revenue was $99. Service and other revenue was primarily earned from the development of a privately-branded support gateway. One customer accounted for a substantial majority of the revenue recorded in the period. We expect the number of subscribers to the PC Support and branded portal revenue to increase rapidly over the next year.

     Cost of Support Center and Online Backup Services

     Cost of support center and online backup services consists of direct labor and related costs associated with maintaining the PC Support Center, including payments to third parties, and costs of license fees under technology license agreements. Cost of license fees and services increased by $197,080 over the prior year due to the increase in personnel required to maintain the PC Support Center, outsourcing agreements with third parties to provide technical support and recently acquired technology licenses. We had anticipated that there would be a significant lag between incurring the expenses to support the PC Support Center and generating significant revenues from these expenditures.

     Development Costs

     Development costs consist primarily of payroll and related expenses for research and development personnel and outsourced development. Development costs increased by $905,613 over the prior fiscal year primarily due to an increase in research and development personnel. Our primary research and development effort will be to continue to add features to the PC Support Center and to release subsequent versions during the next year. Due to the constantly evolving nature of the Internet and related technologies, we will continuously monitor changes in PC support technologies and Internet-based support offerings with the goal of adding additional functionality to the PC Support Application.

     Marketing and Promotion

     Marketing and promotion expenses consist primarily of payments to third parties for web portal advertising and payroll and related expenses for marketing personnel. Marketing and promotion expenses increased by $1,300,192 over the prior fiscal year largely due to commitments under co-branding and advertising agreements, and to a lesser extent due to an increase in the number of marketing personnel. We plan to increase marketing efforts for our services through direct and indirect channels, including PC manufacturers, OEMs, computer service companies and direct sales.

     General and Administrative

     General and administrative expenses consist principally of payroll expenses and related costs of administrative personnel and professional fees for legal, accounting and other professional services. General and administrative expenses increased by $1,148,627 in the year ended June 30, 2000 over the prior fiscal year. This increase was primarily due to an increase in legal, accounting and other consulting costs incurred in connection with the expansion of business activities and our operations as a public company.

     Stock-based Compensation Expense

     Stock-based compensation expense relates to the issuance of stock options and other equity instruments to employees, directors and consultants for services. We recorded stock compensation expense of $412,246 during the year ended June 30, 2000 as compared with $486,191 in the prior fiscal year. This compensation expense relates to options awarded to individuals in all operating expense categories. Total deferred stock compensation is amortized over the vesting periods of the options.

     Interest Income (Expense), Net

     Interest income (expense), net includes interest income from cash and cash equivalents offset by interest expense. Net interest expense was $2,756,572 for the year ended June 30, 2000 as compared with $6,513 for the prior fiscal year. The majority of this expense was a non-cash charge primarily due to a beneficial conversion feature related to the issuance of convertible promissory notes on February 29, 2000 and certain warrants in connection with this financing. The notes, including $16,666 in accrued interest, were converted in May 2000 into 508,333 of our common shares.

Quarter Ended September 30, 2000 Compared With Quarter Ended September 30, 1999
-------------------------------------------------------------------------------

     Revenue

     License fee revenue increased by $1,620 in the current period over the three months ended September 30, 1999, primarily due to the introduction of a user fee in July 2000 for use of the PC Support Center which was launched in October 1999. Service and other revenue was primarily earned from the development of a privately-branded support gateway. One customer accounted for 94% of the revenue recorded in the period. We expect the number of subscribers to the PC Support and branded portal revenue to increase rapidly over the next year.

     Cost of License Fees and Services

     Cost of license fees and services consists of direct labor and related costs associated with maintaining the PC Support Center, including payments to third parties, and costs of license fees under technology license agreements. Cost of license fees and services increased by $377,755 over the three months ended September 30, 1999 due to the increase in personnel required to maintain the PC Support Center, outsourcing agreements with third parties to provide technical support and recently acquired technology licenses. We had anticipated that there would be a significant lag between incurring the expenses to support the PC Support Center and generating significant revenues from these expenditures.

     Development Costs

     Development costs consist primarily of payroll and related expenses for research and development personnel. Development costs for the period increased by $73,021 over the three months ended September 30, 1999 primarily due to an increase in research and development personnel. Our primary research and development effort will be to continue to add features to the PC Support Center and to release subsequent versions during the next year. Due to the constantly evolving nature of the Internet and related technologies, we will continuously monitor changes in PC support technologies and Internet-based support offerings with the goal of adding additional functionality in new releases of the PC Support Center.

     Marketing and Promotion

     Marketing and promotion expenses consist primarily of payments to third parties for web portal advertising and payroll and related expenses for marketing personnel. Marketing and promotion expenses increased by $789,532 over the three months ended September 30, 1999 largely due to commitments under co-branding and advertising agreements, and to a lesser extent due to an increase in the number of marketing personnel. We plan to increase marketing efforts for our services through direct and indirect channels, including PC manufacturers, OEMs, computer service companies and direct sales.

     General and Administrative

     General and administrative expenses consist principally of payroll expenses and related costs of administrative personnel and professional fees for legal, accounting and other professional services. General and administrative expenses increased by $457,799 in the current quarter over the three months ended September 30, 1999. This increase was primarily due to an increase in legal, accounting and other consulting costs incurred in connection with the expansion of business activities and our operations as a public company.

     Stock-based Compensation Expense

     Stock-based compensation expense relates to the issuance of stock options and other equity instruments to employees, directors and consultants for services. We recorded stock compensation expense of $58,979 during the current quarter as compared to $113,688 in the three months ending September 30, 1999. This compensation expense relates to options awarded to individuals in all operating expense categories. Total deferred stock compensation as of September 30, 2000 is being amortized over the vesting periods of the options.

     Interest Income (Expense), Net

     Interest income (expense), net includes interest income from cash and cash equivalents offset by interest expense. Interest income (expense) was $112,497 for the three months ended September 30, 2000 as compared to $7,853 for the three months ended September 30, 1999. The increase is primarily due to interest earned on investment funds derived from recent financings.

Liquidity and Capital Resources
-------------------------------

     Net cash used in operations was $1,257,874 for the three months ended September 30, 2000 compared with $497,388 for the same period in the prior year. Net cash used in operations in the period was largely the result of net losses partially offset by a reduction in prepaid expenses and deposits and an increase in accounts payable and accrued liabilities. Net cash used in investing activities was $711,882 for the three months ended September 30, 3000 as compared with $100,917 for the three months ended September 30, 1999. The increase was primarily due to the cash costs of acquisition and deferred acquisition costs and investment in equipment and licenses during the period. Net cash provided by financing activities was $17,000 for the three months ended September 30, 2000 as compared with $58,266 in the three months ended September 30, 1999. The significant change in the three months ended September 30, 2000 is due to the exercising of $17,000 of stock options in that period versus the exercise of $58,266 of warrants in the prior period.

     Net cash used in operations was $3,501,341 for the year ended June 30, 2000 compared with $300,404 for the prior year. Net cash used in operations for the fiscal year ended June 30, 2000 was largely the result of net losses and prepaid expenses, partially offset by the amortization of a deemed discount on the promissory note and the amortization of deferred stock compensation. Net cash used in operations for the year ended June 30, 1999 was largely the result of net losses, partially offset by the issuance of common stock for services. Net cash used in investing activities was $513,934 for the fiscal year ended June 30, 2000 as compared with $16,541 for the prior year. The increase was primarily due to the cash costs of investment in property and equipment during the year ended June 30, 2000. Net cash provided by financing activities was $8,368,756 for the year ended June 30, 2000 as compared with $1,112,754 for the prior year. Net cash from financing activities includes the proceeds from the sale of common stock, promissory notes and the exercise of share purchase warrants, occurring in the year ending June 30, 2000. In the prior fiscal year, we acquired $888,932 of cash in connection with the Merger.

     We had working capital of $2,348,521 as of September 30, 2000. Subsequent to September 30, 2000, we completed a private placement for the subscription of 1,350,000 common shares for net proceeds totaling $1,822,500 after payment of commissions. As of September 30, 2000, our principal commitments consisted of obligations under operating leases. These commitments, together with the funding of anticipated operating losses, will require working capital in excess of our current cash reserves.

     In April 2000, we entered into a strategic alliance with AltaVista Company, a leading search and information marketplace. Pursuant to the agreement, we built a branded HelpDesk support portal for AltaVista which we launched in July 2000. In November 2000, we reached an agreement with AltaVista under which we paid a portion of the accrued balance that we owed AltaVista and terminated the agreement with no further financial obligations.

     In November 2000, we acquired all of the assets and certain of the liabilities of MyHelpDesk, Inc. We will need to continue to fund certain MyHelpDesk operations which we are merging into our business.

     We anticipate funding our working capital requirements through proceeds from private placements together with future revenues generated from customers. We do not currently have any further commitments from any third party to provide additional financing and may be unable to obtain financing on reasonable terms or at all. In particular, the equity markets for early stage Internet companies such as ours is extremely unreceptive at the current time. Furthermore, if we do raise additional working capital through the sale of equity securities, our shareholders will experience dilution. If we are unable to secure additional financing when needed and our revenues are inadequate to provide the necessary working capital, we may be required to slow down or suspend our growth or reduce the scope of our then current business operations, any of which would have a material adverse effect on our competitive position.

                        DIRECTORS, EXECUTIVE OFFICERS,
                        PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers
--------------------------------

     Each of our Directors will hold office until the later of (a) the next annual meeting of shareholders (at which time such Director will be eligible for re-election by the shareholders), or (b) until his successor shall have been duly elected and qualified.

     Michael G. McLean, age 39, has been our President and CEO and a Director since the Merger, and was President and a director of RTI from December 1997 until the Merger. Mr. McLean has over 12 years experience with technology organizations and has a broad base of technical and marketing experience. Most recently, from March 1997 to June 1997, he was Product Development Manager at Riptide Technologies, a software development company that focuses on providing products and services to the lottery industry, where he was charged with creating the infrastructure for a successful product development group. Prior to that, from May 1996 to December 1996, he was General Manager of a business unit at Simba Technologies, a software development and marketing company, managing a staff of 17 responsible for product development, product marketing, customer support and professional services.

     At HealthVISION Corporation, a software company serving the health care industry, from 1993 - 1996, Mr. McLean developed and managed a strategic partnership to allow HealthVISION to private label the partner's software. He also managed several other reseller partnerships. Subsequently, also at HealthVISION, he was a senior Software Development Manager managing 35 technical and user support staff across 3 product lines. Before starting his career in technology, Mr. McLean founded a construction company and grew it to 35 employees.

     Steven W. Macbeth, age 31, has been our Chief Technology Officer, Secretary/Treasurer and a Director since the Merger. Mr. Macbeth was Chief Executive Officer and a director of RTI from December 1997 until the Merger. Mr. Macbeth has over 13 years executive and project management experience in technology companies. Most recently, he co-founded and served as Director, Product Development from June 1996 to June 1997 at Riptide Technologies, a software development company that focuses on providing products and services to the lottery industry. In that position, he managed three development projects and project teams of up to 25 employees.

     Prior to Riptide, Mr. Macbeth served as Technical Project Manager at MPR Teltech from August 1995 to May 1996, and as Software Development Manager at HealthVISION Corporation from May 1994 to July 1995.

     W. Benjamin Catalano, age 36, has been one of our Directors since the Merger. Mr. Catalano has, since 1986, been self employed in personal business ownership as well as participating as a licensed professional in the investment brokerage and real estate industries. Mr. Catalano is currently Vice President of Corporate Affairs and a Director of Themescapes, Inc., a technology company developing three-dimensional acoustic products.

     Bruce S. Nelson, age 48 has been one of our Directors since June 2, 2000. Since 1999, Mr. Nelson has been an independent consultant. From 1998 to 1999, Mr. Nelson was the Vice Chairman and a member of the Management Committee of Young & Rubicam Inc., a global marketing and communications company. Prior to this he was with McCann-Erickson Worldwide for 19 years, most recently serving as Executive Vice President and Director of Worldwide Accounts and Director of Strategy for Worldwide Accounts (1994-1998). While at McCann-Erickson, Mr. Nelson created global branding strategies for American Express, Citibank, Texas Instruments, United Parcel Service and Lufthansa. He also created U.S. branding strategies for GeoCities, AT&T, Sony and America Online. Mr. Nelson is also a member of the board of directors of, iTurf Inc. and previously served as a director for Official Payments Corporation and Euro American Capital Partners.

     David W. Rowat, age 45, has been our Vice President and Chief Financial Officer since the Merger. Mr. Rowat held the same position with RTI from April 1, 1999 until the Merger. He is a Professional Engineer, earned his MBA from Harvard University in 1986 and has a broad operational background with a specialty in public and private finance, strategic partnering, and mergers and acquisitions for early stage technology companies. He served as Vice-President of Sales, Development and Finance at various times for Nexus Engineering from August 1986 to January 1992, a technology company developing cable television headend products, Vice President and Chief Financial Officer for Xillix Technologies from June 1993 to January 1995, a technology company developing medical imaging products, and Chief Executive Officer of Merit Technologies from January 1995 to April 1995, a manufacturer of point-of-sale terminals. From October 1995 to December 31, 1999, Mr. Rowat was the president of Strategic Catalysts Inc., a consulting company he founded to serve the technology industry.

     Brian McAdams, age 57, was appointed our Vice Chairman on November 27, 2000. Prior to that he was CEO and a director of MyHelpDesk from May 2000 to November 2000. From February 1997 to January 2000, Mr. McAdams was CEO of Stratvis Inc., a private investment company. During that time he also was an executive partner with Gryphon Investors Inc. From October 1994 to December 1996 he was Chairman and CEO of National Media Corp, a transactional television company. In 1976 Mr. McAdams co-founded McAdams &

Ong, an advertising, marketing and design company and served as CEO of that company until September 1994. Mr. McAdams is a director of Crusader Holding Corp, Purity Products and Odyssey Pharmaceuticals. He holds a BS degree from St. Joseph's University.

Significant Employees
---------------------

     There are no significant employees who are not described as executive officers above, except as follows:

     Bruce McDonald, age 33, was appointed our Vice President, Operations on December 10, 1999. From August 1996 to January 2000, Mr. McDonald was the Director of Customer and Technical Services for Seanix Technology Inc., a Vancouver-based manufacturer of personal computer and server hardware systems sold under its own name and under private labels. Mr. McDonald was responsible for the delivery of customer satisfaction throughout North America for both the post-sales support and technical services divisions. From November 1995 to August 1996, Mr. McDonald was National Sales Manager with Seanix, responsible for Seanix's national sales organization in all Canadian provinces excluding Quebec. From June 1994 to November 1995, Mr. McDonald was Regional Sales Manager with Seanix, responsible for the development of sales first in British Columbia and then elsewhere in Western Canada.

Family Relationships
--------------------

     There are no family relationships among Directors, executive officers or any nominees to these positions.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners
-----------------------------------------------

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 11, 2000, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding voting securities; (ii) each of the Company's Directors; (iii) the Company's Chief Executive Officer; and (iv) all executive officers and Directors of the Company as a group:

----------------------------------------------------------------------------------------------------
                                                      Amount of Common          Approximate Percent
                                                      Stock & Nature of           of Ownership of
 Name & Address/(1)/                               Beneficial Ownership/(2)/       Common Stock
----------------------------------------------------------------------------------------------------
 Michael G. McLean                                        661,609/(3)/                  5.0%
----------------------------------------------------------------------------------------------------
 Steven W. Macbeth                                        687,584/(4)/                  5.2%
----------------------------------------------------------------------------------------------------
 W. Benjamin Catalano                                      85,454/(5)/                  0.6%
----------------------------------------------------------------------------------------------------
 Bruce S. Nelson                                            5,833(/6)/                   -
----------------------------------------------------------------------------------------------------
 Brian McAdams                                                  0                        -
----------------------------------------------------------------------------------------------------
 MyHelpDesk                                             1,000,000/(7)/                  7.6%
----------------------------------------------------------------------------------------------------
 ICE Securities - Client Account(8)                     1,100,000/(9)/                  8.3%
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                      Amount of Common          Approximate Percent
                                                      Stock & Nature of           of Ownership of
 Name & Address/(1)/                               Beneficial Ownership/(2)/       Common Stock
----------------------------------------------------------------------------------------------------
 ICE Holdings(8)                                          712,000/(10)/                 5.3%
----------------------------------------------------------------------------------------------------
 All executive officers and Directors as a group        1,772,172/(11)/                13.1%
----------------------------------------------------------------------------------------------------


(1) Unless otherwise indicated, the address of each person is c/o the Company at 3605 Gilmore Way, 3/rd/ Floor, Burnaby, British Columbia, Canada V5G 4X5.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants or convertible securities that are currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the person holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(3) Includes half of the 553,440 shares owned by Dromond Technologies Group, Inc., as to which Messrs. McLean and Macbeth have shared voting and investment power. Also includes 36,389 shares issuable pursuant to options that are currently exercisable, or exercisable within 60 days.
(4) Includes half of the 553,440 shares of common stock owned by Dromond, as to which Messrs. McLean and Macbeth have shared voting and investment power. Also includes 55,864 shares issuable pursuant to options that are currently exercisable, or exercisable within 60 days.
(5) Includes 30,000 shares issuable pursuant to options that are currently exercisable, or exercisable within 60 days.
(6) Includes 5,833 shares issuable pursuant to options that are currently exercisable, or exercisable within 60 days.
(7) Under the terms of the Asset Purchase Agreement, the Company is also required within twelve months following the initial issuances to issue an additional 387,500 shares of common stock to MHD and 112,500 shares of common stock to eight present and former employees of MHD with the number of shares to be issued in the subsequent issuances subject to reduction in the event of certain breaches of the representations and warrants of MHD under the Asset Purchase Agreement.
(8) The address of ICE Securities Limited is c/o ICE Holdings, whose address is 645 Madison Ave., 13/th/ Floor, New York, NY 10022. Includes the shares held by ICE Securities NA LLC, ICE Securities, Limited and ICE Consult GmbH, which are all under common ownership.
(9) ICE Securities Limited holds these shares in a client account for Meditor Capital Management Ltd., which is the beneficial owner of the shares.
(10) Includes 250,000 shares issuable pursuant to options that are currently exercisable, or exercisable within 60 days.
(11) Includes 259,778 shares issuable pursuant to options that are currently exercisable, or exercisable within 60 days. Also includes the 553,440 shares of common stock owned by Dromond, as to which Messrs. McLean and Macbeth have shared voting and investment power.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth the compensation which we paid to Michael G. McLean, our Chief Executive Officer (the "named executive officer"), for the fiscal years ended June 30, 1998, 1999 and 2000. No other officer of the Company received a combined salary and bonus in excess of $100,000 during the last fiscal year. As we completed the merger with RTI on June 23, 1999, the information provided in the table includes information for our predecessor, RTI, for the period December 10, 1997 to June 23, 1999.

-----------------------------------------------------------------------------------------------------------------------
                                                        Annual Compensation            Long-Term           All Other
                                                        -------------------          Compensation         Compensation
                                                                                     ------------         ------------
-----------------------------------------------------------------------------------------------------------------------
                                                                                      Securities
                                      Fiscal                                          Underlying
Name & Principal Position            Year/(1)/        Salary            Bonus           Options
-------------------------            ---------        ------            -----           -------
-----------------------------------------------------------------------------------------------------------------------

Michael G. McLean                         2000          $77,324/(2)/      $23,456         50,000           $  -0-
  CEO & President
                                   ------------------------------------------------------------------------------------
                                          1999          $45,565/(2)/      $   -0-            0             $151,274/(3)/
                                   ------------------------------------------------------------------------------------
                                          1998          $26,176/(2)/      $   -0-            0             $ 29,388/(4)/
                                   ------------------------------------------------------------------------------------

(1) For the twelve months ended June 30, 2000 ("fiscal 2000"), the twelve months ended June 30, 1999 ("fiscal 1999") and the period from December 10, 1997 to June 30, 1998 ("fiscal 1998").
(2) Includes fees paid to ST Technologies Inc., a company of which Mr. McLean is the sole owner, amounting to $11,122 for fiscal 2000, $2,926 for fiscal 1999 and $10,788 for fiscal 1998. Also includes Mr. McLean's share of consulting fees paid by the Company to Dromond, of which Mr. McLean owns 50%, amounting to $35,516 for fiscal 2000, $42,639 for fiscal 1999 and $15,388 for fiscal 1998.
(3) Includes the difference between the price paid by Mr. McLean in April, 1999 for shares of common stock of PCsupport.com, Inc. ("PCS"), the company which merged with RTI to form our Company and the then market price of these shares. See "Certain Relationships and Related Transactions." Also includes $26,962 in common stock, representing Mr. McLean's 50% share of 63,440 shares of common stock in RTI issued on January 6, 1999 for services rendered to RTI (as adjusted to reflect the one-for-five exchange ratio in the merger with PCS).
(4) Represents Mr. McLean's share of the difference between the price paid by Dromond in January 1998 for 489,800 shares of common stock of RTI and the then market price.

Compensation of Directors

     We grant non-employee directors options to purchase 30,000 shares of Stock upon their initial election to the Board of Directors. The exercise price of these options is the market value of the Common Stock at the time the option is granted, and the options vest on a monthly basis over three years. Directors who are also officers of the Company receive no additional compensation for their services as directors. Except for the option grants to non-employee directors, none of our directors received any compensation for their services as directors during the last fiscal year. We compensate one of our directors for his services as a consultant. See "Certain Relationships and Related Transactions - Consulting Agreement with Director."

1999 Stock Option Plan

     We adopted a stock option plan in July 1999 (the "1999 Plan"). The 1999 Plan authorizes the grant of stock options to our directors, officers, consultants and employees. Under the terms of the Plan, at no time may the number of shares subject to options result in:

(a) the number of shares reserved for issuance pursuant to stock options granted to insiders exceeding 15% of our issued and outstanding shares of Common Stock;
(b) the issuance to insiders, within a one-year period, of a number of shares exceeding 15% of our issued and outstanding shares of Common Stock; or
(c) the issuance to any one individual, within a one-year period, of a number of shares exceeding 5% of our issued and outstanding shares of Common Stock.

     The following table sets forth the grants of stock options to the named executive officer during our fiscal year ended June 30, 2000:

-----------------------------------------------------------------------------------------------------------------------------
                                                           % of Total
                           Number of Securities           Options/SARS
                         Underlying Options/SARs     Granted to Employees in
         Name                    Granted                   Fiscal Year         Exercise or Base Price  Expiration Date
         ----                    -------                   -----------         ----------------------  ---------------
-----------------------------------------------------------------------------------------------------------------------------
Michael G. McLean                 50,000                       3.8%                      $1.00           July 2, 2004
-----------------------------------------------------------------------------------------------------------------------------

The following table sets forth information concerning the value of unexercised stock options held by the named executive officer as of June 30, 2000:

-----------------------------------------------------------------------------------------------------------------------------
                                                                  Number of Securities             Value of Unexercised
                                                             Underlying Unexercised Options   In-the-Money Options at Fiscal
                        Shares Acquired on                         at Fiscal Year-End                    Year End
         Name                Exercise        Value Realized    (Exercisable/Unexercisable)      (Exercisable/Unexercisable)
         ----                --------        --------------  -------------------------------  -------------------------------
-----------------------------------------------------------------------------------------------------------------------------
Michael G. McLean                 0                  0                    16,666/33,334                  $16,666/$33,334
-----------------------------------------------------------------------------------------------------------------------------

Employment Agreements

     We have entered into an employment agreement with Michael G. McLean, our Chief Executive Officer, that commenced in March 2000. Under this agreement, Mr. McLean received an initial monthly salary of (Cdn.) $8,300 which increased to (Cdn.) $12,500 in April 2000. An annual cash bonus equal to up to 75% of the annual salary will be paid, based upon achieving performance standards that are agreed to by Mr. McLean and the Company. Either Mr. McLean or the Company may terminate the agreement at any time. If the Company terminates Mr. McLean's employment agreement without cause, the Company is required to pay him severance equal to a total of nine months salary plus one month for each year or partial year of his employment with the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Private Placement of Common Shares

     The following current and former directors and officers of the Company participated in a private placement of common stock of PCS completed in April 1999 at a price of $0.01 per share as set forth below. This private placement was conducted before the completion of the merger of PCS and RTI (with issuance of the securities in this offering being subject to completion of the merger), at a time when the foregoing directors and officers were not directors and officers of PCS, but were directors and officers of RTI. A total of 3,222,255 shares were sold in the private placement. 1,500,000 of these shares were sold to directors and officers of RTI at a price of $0.01 per share, as detailed in the chart below. An additional 593,000 shares were sold at a price of $0.01 per share, 399,000 shares were sold at a price of $0.50 per share, and the remaining 730,255 shares were sold at a price of $1.00 per share to persons who were not affiliated with PCS or RTI.

          ---------------------------------------------------------------------------------------
                                                                                 Number of PCS
          Name of Director or Officer                                           Shares Acquired
          ---------------------------                                           ---------------
          ---------------------------------------------------------------------------------------
          Michael G. McLean                                                               362,500
          ---------------------------------------------------------------------------------------
          Steven W. Macbeth                                                               362,500
          ---------------------------------------------------------------------------------------
          Alan Ackerman/1/                                                                275,000
          ---------------------------------------------------------------------------------------
          David W. Rowat                                                                  200,000
          ---------------------------------------------------------------------------------------
          Gary Yurkovich/2/                                                               300,000
          ---------------------------------------------------------------------------------------
          Total                                                                         1,500,000
          ---------------------------------------------------------------------------------------

(1)  Mr. Ackerman resigned as a director on June 23, 1999.
(2) Mr. Yurkovich's employment with us ended on June 28, 1999, and we repurchased 285,000 of these shares for $0.01 per share.


Stock Pooling and Escrow Agreement

     Pursuant to a Stock Pooling and Escrow Agreement, dated July 31, 1999 ("Pooling Agreement"), and amended on March 6, 2000, Messrs. McLean, Macbeth, Rowat, Rowlands and Ackerman and Dromond and Advanced have agreed to pool an aggregate of 2,179,429 shares of Common Stock and options and warrants to purchase 266,666 shares of Common Stock. These securities may not be sold or transferred until they are released from the pool. If Messrs. McLean, Macbeth or Rowat cease to participate on a full-time basis in our business, we have the option to repurchase certain of their shares at a price of $0.01 per share. This right of repurchase lapses as to a certain number of shares each month depending upon the individual, and lapses completely on January 1, 2002.

     The shares, options and warrants will be released from the pool in accordance with the following schedule:

---------------------------------------------------------------------------------------------------------------------------
                             March 6, 2000            May 25, 2000            November 25, 2000          May 25,  2001
                        -----------------------  -----------------------  -------------------------  ----------------------
---------------------------------------------------------------------------------------------------------------------------
   Shares                         100,000                  500,000                    850,000                 729,429
---------------------------------------------------------------------------------------------------------------------------
   Options                              0                  133,334                     66,666                  66,666
---------------------------------------------------------------------------------------------------------------------------

Consulting Agreement with Director

     We have engaged one of our directors, Bruce Nelson, to perform certain consulting services for us. Under the terms of this Agreement, we have paid Bruce Nelson $50,000 for each of the fiscal years ending June 30, 2000 and 2001.

Transactions with ICE Holdings

     In March 2000, the Company entered into an agreement with ICE Holdings pursuant to which ICE agreed to provide certain investment banking services to the Company. In connection with this agreement, the Company reimbursed ICE Holdings for $40,000 of its legal and certain other out-of-pocket expenses and paid ICE Holdings a commission equal to 7.5% of the proceeds received by the Company from a private placement of 600,000 shares of Common Stock arranged by ICE Holdings at $2.125 per share. (ICE Holdings and its affiliates purchased 345,000 of the shares in the foregoing private placement.) The Company's agreement with ICE Holdings further provides for the issuance of two-year warrants to ICE Holdings to purchase up to 1,000,000 shares of Common Stock upon the achievement of certain specified financing milestones. In May 2000, the Company agreed to accelerate the issuance of a portion of these warrants, which were issued to an affiliate of ICE Holdings as follows:

     (a) warrants to purchase 125,000 shares at $4.50 per share;
     (b) warrants to purchase 62,500 shares at $3.38 per share; and
     (c) warrants to purchase 62,500 shares at $2.25 per share.

     The Company also agreed to pay ICE Holdings a commission equal to 7.5% of the offering proceeds in connection with a subsequent private placement in which $2,025,000 of securities have been sold to date. In addition, upon completion of this private placement, which will require an additional placement, an additional 250,000 warrants will be issued to ICE Holdings and the Company will pay ICE $50,000 of corporate finance consulting fees. Upon closing of the private placement, the 250,000 warrants described in the previous paragraph will be re-priced and the 250,000 warrants described in this paragraph will be priced, together, as follows:

     (a) warrants to purchase 250,000 shares at $1.50 per share;
     (b) warrants to purchase 125,000 shares at $1.25 per share; and
     (c) warrants to purchase 125,000 shares at $1.00 per share.


              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     Our by-laws provide that no officer or Director shall be personally liable for any of our obligations of or for any duties or obligations arising out of any acts or conduct of said officer or Director performed for or on our behalf. Our by-laws also provide that we will indemnify and hold harmless each person who serves at any time as one of our Directors or officers, and his or her heirs and administrators, from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of his or her having been a Director or officer, or by reason of any action alleged to have been taken or omitted to have been taken by him or her as such Director or officer, and shall reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accord with the Nevada General Corporation Law. However, no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his or her own negligence or willful misconduct. The rights accruing to any person under our by-laws do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by the by-laws.

     We believe that it is the position of the Securities and Exchange Commission that, insofar as any of the foregoing by-law provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, the provisions are against public policy as expressed in the Securities Act of 1933 and are, therefore, unenforceable.

                           DESCRIPTION OF SECURITIES

     The total authorized share capital stock of the Company consists of 100,000,000 shares of common stock with a par value of $0.001 per share. There are 13,171,662 shares of common stock issued and outstanding. Each holder of common stock is entitled to one vote for each share held. The common stock ranks equally in all respects. The holders of common stock are entitled to attend and vote at all meetings of our shareholders on the basis of one vote for each share of common stock held by them. The holders of common stock are also entitled to receive dividends if, as and when declared by the Board of Directors on our common stock and to receive our remaining property upon liquidation, dissolution or winding-up.

                            MARKET FOR COMMON EQUITY
                         AND OTHER SHAREHOLDER MATTERS

Market Information
------------------

     Shares of our common stock are traded on the OTC Electronic Bulletin Board under the symbol "PCSP." From August 18, 1998 until the Merger, the common stock of PCS traded on the OTC Electronic Bulletin Board under the symbol "MXTS," reflecting the previous name of PCS as Mex Trans Seafood Consulting Inc. Our common stock began trading on the OTC Electronic Bulletin Board on June 24, 1999 under the symbol "PCSP." The following table sets forth the high and low bid prices for our common stock for the quarters indicated. The information has been adjusted for all periods presented to reflect the reverse stock split of our common stock which occurred in connection with the Merger.

Quarter Ended                                                    High                   Low
December 31, 1998                                             $  1.88                $  1.70
March 31, 1999                                                   2.50                   1.56
June 30, 1999                                                    2.00                   0.78
September 30, 1999                                               2.00                 0.5625
December 31, 1999                                              1.9375                  0.875
March 31, 2000                                                 9.6875                   0.97
June 30, 2000                                                    5.50                   1.94
September 30, 2000                                               2.28                   1.25

     Quotations posted on the OTC Electronic Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily reflect actual transactions.

Holders
-------

     We have approximately 241 shareholders of record of common stock.

Dividends
---------

     We have not, to date, paid any dividends on our common stock. The payment of dividends on our common stock is within the discretion of the Board of Directors and will depend upon our future earnings, our capital requirements, our financial condition, and other relevant factors. We do not currently intend to declare any dividends on our common stock for the foreseeable future.

                            SELLING SECURITYHOLDERS

     Except as indicated below, none of the selling securityholders has held any position or office or had any other material relationship with us within the past three years. The following table shows the beneficial ownership of our common stock for each of the selling stockholders. The table assumes that the selling stockholders will sell all of the shares and that the selling stockholders will make no other purchases or sales of our common stock. However, the selling stockholders are not obligated to sell their shares at any time or at any price. Therefore, we cannot state with certainty the number of shares of common stock that will be owned by each of the selling stockholders upon the termination of this offering. The number of shares of common stock that each holder may own may also change due to stock splits or other anti-dilution adjustments.

----------------------------------------------------------------------------------------------------------------
                                             Beneficial Ownership                           Beneficial Ownership
                                              Before Offering(1)                             After Offering (1)
----------------------------------------------------------------------------------------------------------------
                                                                          Number of
                                             Number of                      Shares             Number of
          Selling Stockholder                 Shares       Percent       Being Offered          Shares   Percent
----------------------------------------------------------------------------------------------------------------
Bradley T. Aelicks                             35,000         *                 35,000            0         0
----------------------------------------------------------------------------------------------------------------
A. Jakubowski Holding Co.                      20,000(2)      *                 20,000(2)         0         0
----------------------------------------------------------------------------------------------------------------
Algernon Investment Limited                    40,000         *                 40,000            0         0
----------------------------------------------------------------------------------------------------------------
Al Heaps & Associates                           4,000         *                  4,000            0         0
----------------------------------------------------------------------------------------------------------------
Donald G. Allison (a)                          25,000         *                 25,000            0         0
----------------------------------------------------------------------------------------------------------------
Amadro Equities                                35,000         *                 35,000            0         0
----------------------------------------------------------------------------------------------------------------
Thomas Ball                                    20,000(3)      *                 20,000(3)         0         0
----------------------------------------------------------------------------------------------------------------
Steve Bastable                                 59,000         *                 59,000            0         0
----------------------------------------------------------------------------------------------------------------
J. A. Beaulieu                                  7,838(4)      *                  7,838(4)         0         0
----------------------------------------------------------------------------------------------------------------
Marty Biegel (b)                               10,000(5)      *                 10,000(5)         0         0
----------------------------------------------------------------------------------------------------------------
Big Sky Holdings, Inc.                         51,000(6)      *                 51,000(6)         0         0
----------------------------------------------------------------------------------------------------------------
Don Bolin                                      50,000         *                 50,000            0         0
----------------------------------------------------------------------------------------------------------------
William Boutillier                              2,400         *                  2,400            0         0
----------------------------------------------------------------------------------------------------------------
Graham Boyle                                    4,000         *                  4,000            0         0
----------------------------------------------------------------------------------------------------------------
Daniel J. Brimm                                56,250(7)      *                 56,250(7)         0         0
----------------------------------------------------------------------------------------------------------------
Tammy Brimm                                     4,000         *                  4,000            0         0
----------------------------------------------------------------------------------------------------------------
Ward Cameron                                   10,000(8)      *                 10,000(8)         0         0
----------------------------------------------------------------------------------------------------------------
Capilano West Capital Inc.                    230,000       1.7%               230,000            0         0
----------------------------------------------------------------------------------------------------------------
Capilano West Capital Ventures 1 L.P.          35,000         *                 35,000            0         0
----------------------------------------------------------------------------------------------------------------
Paul Cargiulo                                  25,000         *                 25,000            0         0
----------------------------------------------------------------------------------------------------------------
Bill Catalano (c)                              35,000         *                 35,000            0         0
----------------------------------------------------------------------------------------------------------------
CGTF, LLC                                     590,000(9)    4.4%               590,000(9)         0         0
----------------------------------------------------------------------------------------------------------------
Paul Champagne                                 35,000         *                 35,000            0         0
----------------------------------------------------------------------------------------------------------------
Collins Enterprises                             4,000         *                  4,000            0         0
----------------------------------------------------------------------------------------------------------------
Erica Crichton                                  4,000         *                  4,000            0         0
----------------------------------------------------------------------------------------------------------------
Amy E. Cutting Revocable
Living Trust                                   33,042         *                 33,042            0         0
----------------------------------------------------------------------------------------------------------------
Rebecca L. Cutting
Revocable Living Trust                         35,583         *                 35,583            0         0
----------------------------------------------------------------------------------------------------------------
Cypress Capital Management Ltd.                34,000         *                 34,000            0         0
----------------------------------------------------------------------------------------------------------------
John Dekam                                     35,000         *                 35,000            0         0
----------------------------------------------------------------------------------------------------------------
Jerome J. DeLuccio                            112,500(10)     *                112,500(10)        0         0
----------------------------------------------------------------------------------------------------------------
Discovery View Estates                         33,000         *                 33,000            0         0
----------------------------------------------------------------------------------------------------------------
Brian Donnelly (d)                              7,500(11)     *                  7,500(11)        0         0
----------------------------------------------------------------------------------------------------------------
Elizabeth A. Eger
Revocable Living Trust                         12,708         *                 12,708            0         0
----------------------------------------------------------------------------------------------------------------
Stanley Elbaum (e)                             30,000(12)     *                 30,000(12)        0         0
----------------------------------------------------------------------------------------------------------------
Bob Farley                                      4,000         *                  4,000            0         0
----------------------------------------------------------------------------------------------------------------
Friend Family Trust Reg. (f)                  125,000         *                125,000            0         0
----------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Grant Ferguson                                  8,000(13)     *                  8,000(13)           0         0
-------------------------------------------------------------------------------------------------------------------
Eileen Finnigen                                 4,000         *                  4,000               0         0
-------------------------------------------------------------------------------------------------------------------
FMWP (BWI) Inc.                                 4,000         *                  4,000               0         0
-------------------------------------------------------------------------------------------------------------------
Gordon Friesen                                 55,000         *                 55,000               0         0
-------------------------------------------------------------------------------------------------------------------
Robert Gelfand                                 36,000         *                 36,000               0         0
-------------------------------------------------------------------------------------------------------------------
Mary Ann Gould (g)                              3,750(14)     *                  3,750(14)           0         0
-------------------------------------------------------------------------------------------------------------------
Robert S. Grigg                                56,250(15)     *                 56,250(15)           0         0
-------------------------------------------------------------------------------------------------------------------
Claudio Grubner                                45,000         *                 45,000               0         0
-------------------------------------------------------------------------------------------------------------------
Gerry Hamilton                                  4,000         *                  4,000               0         0
-------------------------------------------------------------------------------------------------------------------
Grant Hempell                                  44,000         *                 44,000               0         0
-------------------------------------------------------------------------------------------------------------------
Alan Hetherington                              50,000         *                 50,000               0         0
-------------------------------------------------------------------------------------------------------------------
HFIC, Inc.                                    150,000(16)   1.1%               150,000(16)           0         0
-------------------------------------------------------------------------------------------------------------------
Sanford J. Hillsberg (h)                       56,250(17)     *                 56,250(17)           0         0
-------------------------------------------------------------------------------------------------------------------
Bruno Hoffman (i)                               2,250(18)     *                  2,250(18)           0         0
-------------------------------------------------------------------------------------------------------------------
Rey Holdings                                   12,000(19)     *                 12,000(19)           0         0
-------------------------------------------------------------------------------------------------------------------
Ashley Howard (j)                               7,500(20)     *                  7,500(20)           0         0
-------------------------------------------------------------------------------------------------------------------
ICE Consult GmbH (k)                          359,500       2.7%               359,500               0         0
-------------------------------------------------------------------------------------------------------------------
ICE Holdings North America, LLC (l)            45,000         *                 45,000               0         0
-------------------------------------------------------------------------------------------------------------------
ICE Securities Limited                         58,500         *                 58,500               0         0
-------------------------------------------------------------------------------------------------------------------
ICE Securities - Client Account (m)         1,100,000       8.3%             1,100,000               0         0
-------------------------------------------------------------------------------------------------------------------
ICE Securities - Client Account (n)            32,000         *                 32,000               0         0
-------------------------------------------------------------------------------------------------------------------
Frank Holler                                   34,000         *                 34,000               0         0
-------------------------------------------------------------------------------------------------------------------
Keresan Capital Corp.                           8,000         *                  8,000               0         0
-------------------------------------------------------------------------------------------------------------------
John C. Kleinert                               50,000         *                 50,000               0         0
-------------------------------------------------------------------------------------------------------------------
Ross Kondo                                     35,000         *                 35,000               0         0
-------------------------------------------------------------------------------------------------------------------
Richard and Laurie Kraniak JTWROS             600,000(21)   4.5%               600,000(21)           0         0
-------------------------------------------------------------------------------------------------------------------
Josip Kresna                                   35,000         *                 35,000               0         0
-------------------------------------------------------------------------------------------------------------------
Doug Lahay                                     34,000         *                 34,000               0         0
-------------------------------------------------------------------------------------------------------------------
Dick Lee                                        5,000         *                  5,000               0         0
-------------------------------------------------------------------------------------------------------------------
Eung Bum Lee                                    4,000         *                  4,000               0         0
-------------------------------------------------------------------------------------------------------------------
Eva Lee                                        10,000         *                 10,000               0         0
-------------------------------------------------------------------------------------------------------------------
Robert Lee                                     34,000         *                 34,000               0         0
-------------------------------------------------------------------------------------------------------------------
Stella Lee                                      5,000         *                  5,000               0         0
-------------------------------------------------------------------------------------------------------------------
Maurice Levy (o)                               40,000(22)     *                 40,000(22)           0         0
-------------------------------------------------------------------------------------------------------------------
Lloyds TSB Bank plc                           145,000       1.1%               145,000               0         0
-------------------------------------------------------------------------------------------------------------------
Fiona Lo                                       70,000         *                 70,000               0         0
-------------------------------------------------------------------------------------------------------------------
Loon Properties                                55,000         *                 55,000               0         0
-------------------------------------------------------------------------------------------------------------------
Sandy MacDougall                               53,500         *                 53,500               0         0
-------------------------------------------------------------------------------------------------------------------
Dick, Ray, Bill and Bon Machin                 20,000         *                 20,000               0         0
-------------------------------------------------------------------------------------------------------------------
Anil Madan                                     40,000         *                 40,000               0         0
-------------------------------------------------------------------------------------------------------------------
George Magill                                   4,000         *                  4,000               0         0
-------------------------------------------------------------------------------------------------------------------
Margaret C. Manuel                             33,042         *                 33,042               0         0
-------------------------------------------------------------------------------------------------------------------
Joseph B. Marsh                               127,083       1.0%               127,083               0         0
-------------------------------------------------------------------------------------------------------------------
Patrick J. Mason                               25,417         *                 25,417               0         0
-------------------------------------------------------------------------------------------------------------------
Gordon McConkey                                38,000         *                 38,000               0         0
-------------------------------------------------------------------------------------------------------------------
Gary McDonald                                  50,000         *                 50,000               0         0
-------------------------------------------------------------------------------------------------------------------
Dorothy Mae McKim                               4,000(23)     *                  4,000(23)           0         0
-------------------------------------------------------------------------------------------------------------------
Brett McLean (p)                                4,000         *                  4,000               0         0
-------------------------------------------------------------------------------------------------------------------
Don and Barb McLean (q)                           800         *                    800               0         0
-------------------------------------------------------------------------------------------------------------------
Jim McMahon                                     4,000         *                  4,000               0         0
-------------------------------------------------------------------------------------------------------------------
Charlene Meehan                                 4,000         *                  4,000               0         0
-------------------------------------------------------------------------------------------------------------------
Ray Melissa                                    63,500         *                 63,500               0         0
-------------------------------------------------------------------------------------------------------------------
M & J Investment Trust (r)                    600,000(24)   4.5%               600,000(24)           0         0
-------------------------------------------------------------------------------------------------------------------
Anthony Murray                                 25,000         *                 25,000               0         0
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
National Bank Financial                        34,000         *                 34,000               0         0
-------------------------------------------------------------------------------------------------------------------
Mike Newman                                     4,000         *                  4,000               0         0
-------------------------------------------------------------------------------------------------------------------
Aaron Nielsen (s)                               7,500(25)     *                  7,500(25)           0         0
-------------------------------------------------------------------------------------------------------------------
Kerry Noon (t)                                  2,000         *                  2,000               0         0
-------------------------------------------------------------------------------------------------------------------
Odlum Brown Ltd. (u)                            2,000         *                  2,000               0         0
-------------------------------------------------------------------------------------------------------------------
Irwin Olian (v)                               385,000(26)   2.9%               385,000(26)           0         0
-------------------------------------------------------------------------------------------------------------------
Danielle Oliver                                35,000         *                 35,000               0         0
-------------------------------------------------------------------------------------------------------------------
Curtis Palmer                                  52,500(27)     *                 52,500(27)           0         0
-------------------------------------------------------------------------------------------------------------------
Robert Pellatt                                  4,000         *                  4,000               0         0
-------------------------------------------------------------------------------------------------------------------
Kwee Peng Jo                                   34,000         *                 34,000               0         0
-------------------------------------------------------------------------------------------------------------------
Ennio and Lisa Petrella                        12,708         *                 12,708               0         0
-------------------------------------------------------------------------------------------------------------------
Don Pollard                                     4,000         *                  4,000               0         0
-------------------------------------------------------------------------------------------------------------------
Premier Technology Fund                       100,000         *                100,000               0         0
-------------------------------------------------------------------------------------------------------------------
Peter Reid                                      4,000         *                  4,000               0         0
-------------------------------------------------------------------------------------------------------------------
David Risley                                    4,160         *                  4,160               0         0
-------------------------------------------------------------------------------------------------------------------
Harry Ross                                     75,000(28)     *                 75,000(28)           0         0
-------------------------------------------------------------------------------------------------------------------
Paul T. Rubery, Jr.                            51,000(29)     *                 51,000(29)           0         0
-------------------------------------------------------------------------------------------------------------------
Wayne Leslie Saxbee                             6,000         *                  6,000               0         0
-------------------------------------------------------------------------------------------------------------------
Ken H. Schaeffers                              38,000         *                 38,000               0         0
-------------------------------------------------------------------------------------------------------------------
Edwin B. Shaw and Felicia P. Shaw              25,417         *                 25,417               0         0
Jt. Tenants
-------------------------------------------------------------------------------------------------------------------
Edwin B. Shaw, Robert B. Nelson & Dawn         25,417         *                 25,417               0         0
 E. Kidd, TTEES
-------------------------------------------------------------------------------------------------------------------
Lyle H. Shuert                                 25,417         *                 25,417               0         0
Revocable Living Trust
-------------------------------------------------------------------------------------------------------------------
Matthew Charles Shuert and Kelly Rosa          12,708         *                 12,708               0         0
 Shuert
-------------------------------------------------------------------------------------------------------------------
Mark R. Siewart                               112,500(30)     *                112,500(30)           0         0
-------------------------------------------------------------------------------------------------------------------
Sitrick & Company, Inc. (w)                    34,000         *                 34,000               0         0
-------------------------------------------------------------------------------------------------------------------
Andrew P. Smith (x)                            25,000         *                 25,000               0         0
-------------------------------------------------------------------------------------------------------------------
Edyta Smith (y)                                25,000         *                 25,000               0         0
-------------------------------------------------------------------------------------------------------------------
Robert A. Spence                                4,000         *                  4,000               0         0
-------------------------------------------------------------------------------------------------------------------
Paul Stanley                                  127,083       1.0%               127,083               0         0
-------------------------------------------------------------------------------------------------------------------
Roma Stewart                                   35,000         *                 35,000               0         0
-------------------------------------------------------------------------------------------------------------------
Tavisco Ltd.                                  150,000         *                150,000               0         0
-------------------------------------------------------------------------------------------------------------------
William Trimble                                34,000         *                 34,000               0         0
-------------------------------------------------------------------------------------------------------------------
Troy & Gould Profit Sharing Plan FBO
 William D. Gould (z)                          47,250(31)     *                 47,250(31)           0         0
-------------------------------------------------------------------------------------------------------------------
Valor Invest Ltd.                              50,000         *                 50,000               0         0
-------------------------------------------------------------------------------------------------------------------
Pamela Anne Vandy                              34,000         *                 34,000               0         0
-------------------------------------------------------------------------------------------------------------------
William H. Vanover                             12,708         *                 12,708               0         0
-------------------------------------------------------------------------------------------------------------------
Harjit Virk                                    35,000         *                 35,000               0         0
-------------------------------------------------------------------------------------------------------------------
Richard M. Wilson                               4,000         *                  4,000               0         0
-------------------------------------------------------------------------------------------------------------------
David and Terry Wohlberg (aa)                 160,000(32)   1.2%               150,000(32)        10,000       *
-------------------------------------------------------------------------------------------------------------------
Wolverton Securities Ltd. (bb)                504,000(33)   3.8%               504,000(33)           0         0
-------------------------------------------------------------------------------------------------------------------
Chris Wong                                     40,000         *                 40,000               0         0
-------------------------------------------------------------------------------------------------------------------
Martin Woodward                                38,000         *                 38,000               0         0
-------------------------------------------------------------------------------------------------------------------
Paul Woodward                                  38,800         *                 38,800               0         0
-------------------------------------------------------------------------------------------------------------------
Darryl J. Yea                                 100,000         *                100,000               0         0
                                                     ---------------------------------
                                                              TOTAL          8,791,331(34)
-------------------------------------------------------------------------------------------------------------------

_________________________
* Indicates less than 1% beneficial ownership.
(a) Mr. Allison is the Chief Financial Officer of ICE Holdings North America, LLC, which has provided us with investment banking services since December 1999.
(b) Mr. Biegel served as a financial consultant for us from August 1999 to May, 2000.
(c)   Bill Catalano is the father of Ben Catalano, who is one of our Directors.

(d)  We have employed Mr. Donnelly as Sales Director since December 1999.
(e)  Mr. Elbaum has served as a financial consultant for us since June 1999.
(f) Friend Family Trust Reg. is affiliated with ICE Holdings North America, LLC, which has provided us with investment banking services since December 1999.
(g) Ms. Gould is the wife of William D. Gould, who is a member of Troy & Gould Professional Corporation, which has served as legal counsel to us since July 1999 and is giving a legal opinion on the validity of the shares covered by this prospectus.
(h) Mr. Hillsberg is a member of Troy & Gould Professional Corporation, which has served as legal counsel to us since July 1999 and is giving a legal opinion on the validity of the shares covered by this prospectus.
(i)  We have employed Mr. Hoffman as Sales Director since December 1999.
(j)  We have employed Ms. Howard in several capacities since January 2000.
(k) ICE Consult GmbH is an affiliate of ICE Holdings North America, LLC, which has provided us with investment banking services since December 1999.
(l) ICE Holdings North America, LLC has provided us with investment banking services since December 1999.
(m) ICE Securities holds these shares in a client account for Meditor, Capital Management Ltd., which is the beneficial owner of the shares.
(n) ICE Securities holds these shares in a client account for Derham O'Neill, who is the beneficial owner of the shares.
(o)  Mr. Levy has served as a financial consultant for us since August 1999.
(p)  Brett McLean is a cousin of Michael McLean, who is our President and CEO.
(q) Don and Barb McLean are an uncle and aunt, respectively, of Michael McLean, who is our President and CEO.
(r) M & J Investment Trust is affiliated with Mike Lee & Associates, which provided us with financial consulting services in connection with our private placement of convertible notes in February 2000.
(s) We have employed Mr. Nielsen as Manager, Finance and Investor Relations since May 1999.
(t) Ms. Noon served as our Controller from our inception in December 1997 until November, 2000.
(u) Odlum Brown provided us with financial consulting services in connection with our private offering of common stock in April 1999.
(v)  Mr. Olian has served as a financial consultant for us since June 1999.
(w) Sitrick and Company provided us with investor relations services from October 2000 to May 2000.
(x) Mr. Smith is a managing director of ICE Holdings North America LLC, which has provided us with investment banking services since December 1999.
(y) Ms. Smith is the mother of Andrew Smith, who is a managing director of ICE Holdings North America LLC, which has provided us with investment banking services since December 1999.
(z) Mr. Gould is a member of Troy & Gould Professional Corporation, which has served as legal counsel to us since July 1999 and is giving a legal opinion on the validity of the shares covered by this prospectus.
(aa) Mr. Wohlberg is of counsel to Troy & Gould Professional Corporation, which has served as legal counsel to us since July 1999 and is giving a legal opinion on the validity of the shares covered by this prospectus.
(bb) Wolverton Securities Ltd. provided us with financial consulting services in connection with our private offering of common stock in March 2000.
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding, including for purposes of computing the percentage ownership of the person holding the option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.
(2)  Consists of shares issuable upon exercise of warrants.
(3)  Consists of shares issuable upon exercise of warrants.
(4)  Consists of shares issuable upon exercise of warrants.
(5)  Consists of shares issuable upon exercise of options.
(6)  Includes 17,000 shares issuable upon exercise of warrants.
(7)  Includes 18,750 shares issuable upon exercise of warrants.
(8)  Includes 7,000 shares issuable upon exercise of warrants.
(9)  Includes 240,000 shares issuable upon exercise of warrants.
(10) Includes 37,500 shares issuable upon exercise of warrants.
(11) Includes 2,500 shares issuable upon exercise of warrants.
(12) Consists of shares issuable upon exercise of warrants.
(13) Consists of shares issuable upon exercise of warrants.
(14) Includes 1,250 shares issuable upon exercise of warrants.
(15) Includes 18,750 shares issuable upon exercise of warrants.
(16) Includes 50,000 shares issuable upon exercise of warrants.
(17) Includes 18,750 shares issuable upon exercise of warrants.
(18) Includes 750 shares issuable upon exercise of warrants.
(19) Consists of shares issuable upon exercise of warrants.
(20) Includes 2,500 shares issuable upon exercise of warrants.
(21) Consists of shares issuable upon exercise of warrants.

(22) Consists of shares issuable upon exercise of options.
(23) Consists of shares issuable upon exercise of warrants.
(24) Consists of shares issuable upon exercise of warrants.
(25) Includes 2,500 shares issuable upon exercise of warrants.
(26) Consists of 330,000 shares issuable upon exercise of warrants and 55,000 shares issuable upon the exercise of options.
(27) Includes 17,500 shares issuable upon exercise of warrants.
(28) Includes 25,000 shares issuable upon exercise of warrants.
(29) Includes 17,000 shares issuable upon exercise of warrants.
(30) Includes 37,500 shares issuable upon exercise of warrants.
(31) Includes 15,750 shares issuable upon exercise of warrants.
(32) Includes 50,000 shares issuable upon exercise of warrants.
(33) Consists of shares issuable upon exercise of warrants.
(34) Includes 2,715,838 shares issuable upon exercise of warrants and 105,000 shares issuable upon exercise of options.

                             PLAN OF DISTRIBUTION

     As used in this prospectus, "selling stockholders" includes the pledgees, donees, transferees or others who may later hold the selling stockholders' shares of common stock We will pay the costs and fees of registering the shares of common stock, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of these shares.

     The selling stockholders may sell the shares of common stock in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. In addition, the selling stockholders may sell some or all of their shares through:

       . a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

       . purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

       .    ordinary brokerage transactions and transactions in which a broker solicits purchasers.

     When selling the shares of common stock, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

       . enter into transactions involving short sales of the shares by broker-dealers;

       . sell shares short themselves and redeliver the shares to close out their short positions;

       . enter into option or other types of transactions that require the selling stockholder to deliver shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

       . loan or pledge the shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

     The selling stockholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the selling stockholders may allow other broker-dealers to participate in resales. However, the selling stockholders and any broker-dealers involved in the sale or resale of the shares of common stock may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933. In addition, the broker-dealers' commissions, discounts or concession may qualify as underwriters' compensation under the Securities Act of 1933.

     In addition to selling their shares under this prospectus, the selling stockholders may:

     . agree to indemnify any broker-dealer or agent against liabilities related to the selling of the shares, including liabilities arising under the Securities Act of 1933;

     . transfer their shares in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer; or

     . sell their shares under Rule 144 of the Securities Act of 1933 rather than under this prospectus, if the transaction meets the requirements of Rule 144.

                                    EXPERTS

     Our financial statements for the years ended June 30, 2000 and June 30, 1999 have been included in this prospectus in reliance upon the report of KPMG LLP, Vancouver, British Columbia, Canada, appearing elsewhere in this prospectus, and upon the authority of KPMG LLP as experts in accounting and auditing.

     The report of KPMG LLP covering the June 30, 2000 financial statements contains an explanatory paragraph that states that the Company's recurring losses from operations and negative cash flows from operations raise substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                                 LEGAL MATTERS

     Troy & Gould Professional Corporation, Los Angeles, California, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus. Troy & Gould Professional Corporation, together with certain members and of counsel of that firm and their spouses own in the aggregate 181,500 shares of our common stock and warrants to purchase 85,750 shares of our common stock.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     On July 15, 1999, the Company engaged KPMG LLP, Vancouver, British Columbia, Canada, as its principal accountant to audit the Company's financial statements. Neither the Company nor its predecessor for accounting purposes, RTI, had engaged any accountants prior to the engagement of KPMG LLP.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the common stock offered under this prospectus. We are subject to the informational requirements of the Exchange Act, and file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information filed by PCSupport.com, Inc. can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site that contains reports, proxy statements, information statements and other information concerning PCSupport.com, Inc. at the site located at http://www.sec.gov. This prospectus does not contain all the information in the registration statement and its exhibits which we have filed with the Commission under the Securities Act and to which reference is made.

                         INDEX TO FINANCIAL STATEMENTS

Audited Annual Financial Statements
-----------------------------------
Independent Auditors' Report to Annual Financial Statements...............   F-1

Balance Sheets as of June 30, 2000 and 1999...............................   F-2

Statements of Operations for the Years Ended June 30, 2000 and 1999, and
the Period from December 10, 1997 (inception) to June 30, 2000............   F-3

Statements of Stockholders' Equity for the Years Ended June 30, 2000 and
1999 and the Period from December 10, 1997 (inception) to June 30, 2000...   F-4

Statements of Cash Flows for the Years Ended June 30, 2000 and 1999 and
the Period from December 10, 1997 (inception) to June 30, 2000............   F-5

Notes to Annual Financial Statements......................................   F-6

Unaudited Interim Financial Statements
--------------------------------------
Balance Sheets as of September 30, 2000 and September 30, 1999............  F-21

Statements of Operations for the Three Months Ended September 30, 2000
and 1999 and the Period from December 10, 1997 (inception) to September
30, 2000..................................................................  F-22

Statements of Stockholders' Equity for the Three Months Ended September
30, 2000 and the Period from December 10, 1997 (inception) to September
30, 2000..................................................................  F-23

Statements of Cash Flows for the Three Months Ended September 30, 2000
and 1999 and the Period from December 10, 1997 (inception) to September
30, 2000..................................................................  F-24

Notes to Interim Financial Statements.....................................  F-25

                     Consolidated Financial Statements of

                      PCSUPPORT.com, INC. and subsidiary
                       (A Development Stage Enterprise)
                          (Expressed in U.S. Dollars)

                      Years ended June 30, 2000 and 1999

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
PCSupport.com, Inc.

We have audited the consolidated balance sheets of PCSupport.com, Inc. and subsidiary (a Development Stage Enterprise) as of June 30, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended June 30, 2000 and 1999 and for the period from December 10, 1997 (inception) to June 30, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of PCSupport.com, Inc. and subsidiary as of June 30, 2000 and 1999, and the results of their operations and their cash flows for the years ended June 30, 2000 and 1999 and for the period from December 10, 1997 (inception) to June 30, 2000, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


"KPMG LLP"

 /s/  KPMG LLP
---------------


Chartered Accountants


Vancouver, Canada

August 25, 2000, except with respect
to notes 10(e) and 10(f) which are as
of September 15, 2000

                      PCSUPPORT.COM, INC. AND SUBSIDIARY
                       (A Development Stage Enterprise)

                          Consolidated Balance Sheets
                          (Expressed in U.S. Dollars)

                            June 30, 2000 and 1999

                                                                             2000          1999
                                                                      -----------    ----------
                     Assets
Current assets:
  Cash and cash equivalents                                           $ 5,149,290    $  795,809
  Goods and services taxes recoverable and other receivables               89,933        14,728
  Prepaid expenses and deposits                                           335,113        33,950
  Other current assets                                                    111,860        49,256
                                                                      -----------    ----------

    Total current assets                                                5,686,196       893,743

Property and equipment (note 4)                                           411,817        11,210

Deferred acquisition costs                                                 25,000             -

Intangible assets (note 5)                                                  7,052         2,697
                                                                      -----------    ----------

                                                                      $ 6,130,065    $  907,650
                                                                      ===========    ==========

                     Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable and accrued liabilities                            $   657,050    $   68,266

Stockholders' equity (note 6):
  Common stock, $0.001 par value, authorized 100,000,000 shares;
    issued 10,477,662 shares in 2000 and 6,007,169 shares in 1999          10,478         6,007
  Additional paid-in capital                                           13,765,041     1,981,782
  Deferred stock compensation                                            (387,563)     (198,909)
  Deficit accumulated during the development stage                     (7,914,941)     (949,496)
                                                                      -----------    ----------

    Total stockholders' equity                                          5,473,015       839,384
                                                                      -----------    ----------

Commitments and contingencies (note 7)
Subsequent events (note 10)

                                                                      $ 6,130,065    $  907,650
                                                                      ===========    ==========

         See accompanying notes to consolidated financial statements.

                      PCSUPPORT.COM, INC. AND SUBSIDIARY
                       (A Development Stage Enterprise)

                     Consolidated Statements of Operations
                          (Expressed in U.S. Dollars)

                                                                                        Period from
                                                                                       December 10,
                                                                                               1997
                                                     Year ended       Year ended     (inception) to
                                                  June 30, 2000    June 30, 1999      June 30, 2000
                                                  -------------    -------------     --------------
Revenue:
  Support center                                    $       340       $        -        $       340
  Online backup                                          29,142               99             29,241
                                                    -----------       ----------        -----------
                                                         29,482               99             29,581

Operating expenses:
  Support center and online back-up                     197,166               86            197,252
  Development costs                                     923,259           17,646            943,719
  Marketing and promotion                             1,418,465          118,273          1,657,656
  General and administrative                          1,287,219          138,592          1,484,373
  Stock-based compensation expense                      412,246          486,191            898,437
                                                    -----------       ----------        -----------
                                                      4,238,355          760,788          5,181,437
                                                    -----------       ----------        -----------

Loss from operations                                 (4,208,873)        (760,689)        (5,151,856)

Interest expense, net (note 6(a)(ii))                 2,756,572            6,513          2,763,085
                                                    -----------       ----------        -----------

Loss for the period                                 $(6,965,445)      $ (767,202)       $(7,914,941)
                                                    ===========       ==========        ===========

Net loss per common share, basic and diluted             $(1.01)      $    (0.46)       $     (2.22)
                                                    ===========       ==========        ===========

Weighted average common shares outstanding,
  basic and diluted                                   6,884,464        1,659,455          3,572,640
                                                    ===========       ==========        ===========

         See accompanying notes to consolidated financial statements.

                       PCSUPPORT.COM, INC. AND SUBSIDIARY
                       (A Development Stage Enterprise)

                Consolidated Statements of Stockholders' Equity
                          (Expressed in U.S. Dollars)

                       Years ended June 30, 2000 and 1999
           Period from December 10, 1997 (inception) to June 30, 2000

                                                                                                            Deficit
                                                                                                        Accumulated
                                                   Common Shares         Additional          Deferred        During           Total
                                             -----------------------        Paid-in             Stock   Development   Stockholders'
                                                 Shares       Amount        Capital      Compensation         Stage          Equity
                                             ----------     --------     ----------      ------------   -----------   -------------
Balance, December 10, 1997 (inception)             200      $    -       $      -        $      -        $       -     $         -
Issuance of common stock for services in
 January, valued at $.13 per share             489,800         490         65,157               -                -          65,647
Sale of common stock in January,
 $0.13 per share                               510,000         510         67,642               -                -          68,152
Net loss                                             -           -              -               -         (182,294)       (182,294)
                                            ----------     -------    -----------     -----------    -------------     -----------

Balance, June 30, 1998                       1,000,000       1,000        132,799               -         (182,294)        (48,495)

Fair value of common stock purchase
 warrants granted to creditor                        -           -          8,407               -                -           8,407
Sale of common stock in January,
 approximately $.85 per share, net of
 issuance costs of $131,708                    291,838         292        116,062               -                -         116,354

Issuance of common stock for services in
 January and May, valued at approximately
 $.85 per share                                 52,848          53         45,101               -                -          45,154
Conversion of note payable to common stock      66,029          66        109,977               -                -         110,043
Issuance of common stock for services in
 January                                        63,440          63         53,861               -                -          53,924
Issuance of common stock for services in
 April                                       1,500,000       1,500        777,620        (392,356)               -         386,764
Amortization of deferred stock compensation          -           -              -          45,247                -          45,247
Issuance of common stock for acquisition in
 June, net of acquisition costs of $46,753
 (note 3)                                    3,033,014       3,033        886,155               -                -         889,188

Treasury stock repurchased by Company in
 June, not cancelled                          (285,000)          -       (148,200)        148,200                -               -
Net loss                                             -           -              -               -         (767,202)       (767,202)
                                            ----------     -------    -----------     -----------    -------------     -----------

Balance, June 30, 1999                       5,722,169       6,007      1,981,782        (198,909)        (949,496)        839,384

Exercise of warrants in July, 1999              68,400          69         58,197               -                -          58,266
Shares issued in exchange for service            4,160           4          6,504               -                -           6,508
Fair value of options issued to employees
 and consultants                                     -           -        600,900        (600,900)               -               -
Conversion of notes payable in January,
 net of $5,803 in cash financing costs
 (note 6(a)(i))                                350,000         350        494,747               -                -         495,097
Fully paid warrants issued as financing
 compensation cost (note 6(a)(ii))                   -           -      1,794,000      (1,794,000)               -               -
Beneficial conversion feature of notes payable
 issued in February (note 6(a)(ii))                  -           -      1,000,000               -                -       1,000,000
Amortization of deferred stock compensation          -           -              -       2,206,246                -       2,206,246
Sale of units in March and April, $2.00 per
 unit, net of $38,820 in cash financing
 costs                                         666,000         666      1,292,514               -                -       1,293,180
Sale of common stock in March, $2.00 per
 share, net of $36,222 in cash financing
 costs                                       2,054,000       2,054      4,069,724               -                -       4,071,778
Exercise of warrants in March for cash         140,600         141        188,263               -                -         188,404
Sale of common stock in April, $2.00 per
 share                                          34,000          34         67,966               -                -          68,000
Sale of common stock in April, $2.125 per
 share, net of $175,694 in cash
 financing costs                               645,000         645      1,194,286               -                -       1,194,931
Conversion of promissory notes
 payable in May (note 6(a)(ii))                508,333         508      1,016,158               -                -       1,016,666
Net loss                                             -           -              -               -       (6,965,445)     (6,965,445)
                                            ----------     -------    -----------     -----------    -------------     -----------

Balance, June 30, 2000                      10,192,662     $10,478    $13,765,041     $  (387,563)     $(7,914,941)    $ 5,473,015
                                            ==========     =======    ===========     ===========    =============     ===========

See accompanying notes to consolidated financial statements.

                       PCSUPPORT.COM, INC. AND SUBSIDIARY
                        (A Development Stage Enterprise)

                     Consolidated Statements of Cash Flows
                          (Expressed in U.S. Dollars)

                                                                                               Period from
                                                                                              December 10,
                                                                                                      1997
                                                             Year ended       Year ended    (inception) to
                                                          June 30, 2000    June 30, 1999     June 30, 2000
                                                          -------------    -------------    --------------
Cash flows from operating activities:
 Loss for the period                                       $(6,965,445)       $ (767,202)     $(7,914,941)
 Items not affecting cash:
  Depreciation and amortization                                108,972             5,336          114,927
  Common stock issued in exchange for services                   6,508           440,944          513,099
  Deemed discount amortization on promissory note            1,000,000                 -        1,000,000
  Amortization of deferred stock compensation                2,206,246            45,247        2,251,493
  Discount on notes payable                                          -             8,407            8,407
  Loss on debt extinguishments and other                        17,566                 -           17,566
 Changes in operating assets and liabilities:
  Goods and services taxes recoverable and
   other receivables                                           (75,205)          (14,728)         (89,933)
  Prepaid expenses and deposits                               (326,163)          (33,950)        (360,113)
  Other current assets                                         (62,604)          (49,014)        (111,860)
  Accounts payable and accrued liabilities                     588,784            64,556          657,050
                                                           -----------        ----------      -----------

    Net cash used in operating activities                   (3,501,341)         (300,404)      (3,914,305)
                                                           -----------        ----------      -----------

Cash flows from investing activities:
 Purchase of property and equipment                           (507,357)          (13,055)        (523,733)
 Purchase of intangible asset                                   (6,577)           (3,486)         (10,063)
                                                           -----------        ----------      -----------

    Net cash used in investing activities                     (513,934)          (16,541)        (533,796)
                                                           -----------        ----------      -----------

Cash flows from financing activities:
 Proceeds from issuance of notes payable                             -            62,314          110,043
 Proceeds from issuance of bridge loan                               -            17,088           17,088
 Repayment of bridge loan                                            -           (17,088)         (17,088)
 Cash acquired in acquisition                                        -           888,932          888,932
 Cash costs of conversion of debt to equity                     (5,803)                -           (5,803)
 Proceeds from promissory notes                              1,500,000                 -        1,500,000
 Proceeds from exercise of share purchase  warrants            246,670                 -          246,670
 Net proceeds from sale of common stock                      6,627,889           161,508        6,857,549
                                                           -----------        ----------      -----------

    Net cash provided by financing activities                8,368,756         1,112,754        9,597,391
                                                           -----------        ----------      -----------

Net increase in cash and cash equivalents                    4,353,481           795,809        5,149,290

Cash and cash equivalents at beginning of period               795,809                 -                -
                                                           -----------        ----------      -----------

Cash and cash equivalents at end of period                 $ 5,149,290        $  795,809      $ 5,149,290
                                                           ===========        ==========      ===========

Supplemental disclosure:
 Cash paid for:
  Income taxes                                             $         -        $        -      $         -
  Interest                                                       7,200                 -            7,200
 Non-cash activities:
  Notes payable and promissory notes
   converted into common stock                               1,516,666           110,043        1,626,709
  Deferred stock compensation                                2,394,900           392,356        2,787,256
  Treasury stock acquired                                            -               285              285
  Discount on promissory note payable                        1,000,000                 -        1,000,000
  Discount on notes payable                                          -             8,407            8,407
  Common stock issued for services                               6,508           486,191          558,346

See accompanying notes to consolidated financial statements.

                       PCSUPPORT.COM, INC. AND SUBSIDIARY
                        (A Development Stage Enterprise)

                   Notes to Consolidated Financial Statements
                          (Expressed in U.S. Dollars)

                       Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------

1.  Nature of development stage activities:

    Mex Trans Seafood Consulting, Inc. was incorporated in Texas on February 13, 1989 and was a holding company prior to its merger with Reconnaissance Technologies Inc. ("Reconnaissance"). In anticipation of this merger, a shell company was incorporated in Nevada in April, 1999 and Mex Trans Seafood Consulting, Inc. was merged into it, with PCSupport.com, Inc. ("PCS") as the surviving company. PCS had no substantive operations at that time. In June 1999, PCS merged with Reconnaissance, with PCSupport.com, Inc. (the "Company") being the surviving corporation (note 2(a)). The Company currently operates in one business segment and is in the business of developing and commercializing support services for the personal computer market. The Company's services include providing daily secured backup of personal computer hard-drives over the Internet, overnight laptop replacements and an aggregation of web-based computer support services.

    These consolidated financial statements have been prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Certain conditions, discussed below, currently exist which raise substantial doubt upon the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

    The Company's future operations are dependent upon the market's acceptance of its services and the Company's ability to secure cost effective third party license and service supply agreements. There can be no assurance that the Company's services will be able to secure market acceptance or that cost effective license and service supply agreements will exist or continue to exist. As of June 30, 2000, the Company is considered to be in the development stage as the Company has not generated significant revenues, is continuing to develop its business, and has experienced negative cash flow from operations. Operations have primarily been financed through the issuance of common stock and debt. The Company does not have sufficient working capital to sustain operations until the end of the year ended June 30, 2001. The Company has contracted with third parties to assist them in securing funds through additional debt or equity financings. Such financings may not be available or may not be available on reasonable terms.


2.  Significant accounting policies:

    (a) Reverse take-over and basis of presentation:

        On June 23, 1999, PCS merged with Reconnaissance, with Reconnaissance's stockholders receiving the largest number of shares and control of the Company. Accordingly, Reconnaissance is deemed the accounting acquiror for financial statement purposes.

                       PCSUPPORT.COM, INC. AND SUBSIDIARY
                        (A Development Stage Enterprise)

              Notes to Consolidated Financial Statements, page 2
                          (Expressed in U.S. Dollars)

                       Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------

2.  Significant accounting policies (continued):

    (a)  Reverse take-over and basis of presentation (continued):

         The acquisition is accounted for as a reverse take-over using the purchase method. The Company's historical financial statements reflect the results of operations and cash flows of Reconnaissance from the date of its incorporation on December 10, 1997 under the Company Act (British Columbia). During June, 1999, Reconnaissance continued its incorporation into Wyoming. The historical stockholders' equity gives effect to the shares issued to the stockholders of Reconnaissance. The financial position and results of operations of PCS are included from the date of acquisition, June 23, 1999.

    (b)  Basis of consolidation:

         These consolidated financial statements have been prepared using generally accepted accounting principles in the United States. The financial statements include the accounts of the Company's wholly-owned subsidiary, Reconnaissance International Ltd. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

    (c)  Use of estimates:

         The preparation of consolidated financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported revenues and expenses for the reporting periods. Actual results may significantly differ from these estimates.

    (d)  Contract revenue recognition:

         Revenue from customer support service contracts is recognized over the term of the customer support agreement. The Company also provides web-based computer solutions to customers, including developing customized branded web-based support portals or other products. Revenue from these services are recognized when the product is delivered and no significant performance obligations remain. For longer-term contracts with significant customization, the Company recognizes revenue based on the percentage of completion method of accounting.

         Anticipated losses on contracts are charged to earnings as soon as such losses can be estimated. Changes in estimated profits on contracts are recognized during the period in which the change in estimate is known.

                       PCSUPPORT.COM, INC. AND SUBSIDIARY
                        (A Development Stage Enterprise)

              Notes to Consolidated Financial Statements, page 3
                          (Expressed in U.S. Dollars)

                       Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------

2.  Significant accounting policies (continued):

    (e)  Foreign currency:

         The functional currency of the Company and its subsidiary is the United States dollar. Transactions in foreign currencies are translated to United States dollars at the rates in effect on the transaction date. Exchange gains or losses arising on translation or settlement of foreign currency denominated monetary items are included in the consolidated statement of operations.

    (f)  Cash and cash equivalents:

         The Company considers all short-term investments with a maturity date at purchase of three months or less to be cash equivalents.

    (g)  Prepaid expenses and deposits:

         Prepaid expenses and deposits primarily includes prepaid advertising and software license fees and deposits relating to its office operating leases.

    (h)  Property and equipment:

         Property and equipment are recorded at cost and are depreciated using the straight-line method over their estimated useful lives as follows:


             Computer equipment and software              2 years
             Furniture and fixtures                       7 years
             Office equipment                             7 years
             Leasehold improvements           Over the lease term

         The cost of maintenance and repairs are charged to expenses as incurred. The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. If the sum of future cash flows expected to result from the use of the asset and its eventual disposition is less than the carrying amount, an impairment loss is recognized for the excess of the carrying amount of the asset over the fair value of the asset.

    (i)  Income taxes:

         The Company follows the asset and liability method of accounting for income taxes. Under this method, current taxes are recognized for the estimated income taxes payable for the current period.

         Deferred income taxes are provided based on the estimated future tax effects of temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases as well as the benefit of losses available to be carried forward to future years for tax purposes.

                      PCSUPPORT.COM, INC. AND SUBSIDIARY
                       (A Development Stage Enterprise)

              Notes to Consolidated Financial Statements, page 4
                          (Expressed in U.S. Dollars)

                      Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------

2.  Significant accounting policies (continued):

    (i)  Income taxes (continued):

         Deferred tax assets and liabilities are measured using enacted tax rates that are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the substantive enactment date. A valuation allowance is recorded for deferred tax assets when it is more likely than not that such deferred tax assets will not be realized.

    (j)  Research and development:

         Research and development costs are expensed when incurred.

         The Company accounts for the costs of developing and maintaining its website in accordance with EITF 00-02 and SOP 98-1. Costs incurred during the preliminary project stage are expensed as incurred. Costs incurred during the application development stage are capitalized and costs incurred during the operating stage are expensed, unless they represent upgrades or enhancements that result in additional functionality. Costs capitalized are reviewed for impairment in accordance with SFAS 121. Also included in development costs are costs incurred to develop branded support portals for third parties under contract.

    (k)  Net loss per share:

         Basic earnings per share is computed using the weighted average number of common stock outstanding during the periods. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock issuances outstanding during the period. As the Company has a net loss in each of the periods presented, basic and diluted net loss per share is the same.

         Excluded from the computation of diluted loss per share for the year ended June 30, 2000 are warrants to purchase 2,965,838 (1999 - 311,838) shares of common stock and options to purchase 1,311,869 (1999 - nil) shares of common stock because their effects would be anti-dilutive.

    (l)  Stock-based compensation:

         The Company accounts for its stock-based compensation arrangement in accordance with provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense under fixed plans would be recorded on the date of grant only if the market value of the underlying stock at the date of grant exceeded the exercise price. The Company recognizes compensation expense for stock options, common stock and other equity instruments issued to non-employees for services received based upon the fair value of the services or equity instruments issued, whichever is more reliably determined. This information is presented in note 6(b)(ii).

                      PCSUPPORT.COM, INC. AND SUBSIDIARY
                       (A Development Stage Enterprise)

              Notes to Consolidated Financial Statements, page 5
                          (Expressed in U.S. Dollars)

                      Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------

2.  Significant accounting policies (continued):

    (l)  Stock-based compensation (continued):

         SFAS No. 123, Accounting for Stock Based Compensation, requires entities that continue to apply the provisions of APB Opinion No. 25 for transactions with employees to provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied to these transactions. This information is presented in note 6(b)(i).

    (m)  Comparative figures:

         Certain comparative figures have been reclassified to conform to the basis of presentation adopted for the current period.


3.  Acquisitions:

    In June, 1999, PCS merged with Reconnaissance. As described in note 2(a), the acquisition was a reverse take-over with Reconnaissance being the deemed accounting acquiror for financial statements purposes.

    Net assets acquired through the issuance of common stock consisted of cash and cash equivalents with a fair value of $935,685. The cash and cash equivalents held by PCS were obtained through a private placement. Acquisition related costs of $46,753 were incurred and were recorded as a decrease in the acquisition amount carried in stockholders' equity.

    The following table reflects unaudited pro forma information which combines the operations of PCS and Reconnaissance for the year ended June 30, 1999 and the period from December 10, 1997 (inception) to June 30, 1998 as if the acquisition of PCS had taken place at the beginning of the period. There were no pro forma adjustments required in combining this information of these two entities. This pro forma information does not reflect any non-recurring charges or credits directly attributable to the transaction. This pro forma information does not purport to be indicative of the revenues and net loss that could have resulted had the acquisition been in effect for the period presented and is not intended to be a projection of future results or trends.

                      PCSUPPORT.COM, INC. AND SUBSIDIARY
                       (A Development Stage Enterprise)

              Notes to Consolidated Financial Statements, page 6
                          (Expressed in U.S. Dollars)

                      Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------

3.  Acquisitions (continued):

                                                           Period from
                                                           December 10,
                                         Year ended    1997 (inception)
                                           June 30,         to June 30,
                                               1999                1999
                                         ----------    ----------------
   Revenue                                $      99         $        99

   Expenses:
     On-line back-up                             86                  86
     Research and development                17,646              20,460
     Marketing and promotion                477,103             598,021
     General and administrative             317,685             376,247
     Interest, net                            6,513               6,513
                                          ---------         -----------

   Net loss for the period                $(818,934)        $(1,001,228)
                                          =========         ===========

   Net loss per share                     $   (0.14)        $     (0.23)
                                          =========         ===========

4. Property and equipment:

   Property and equipment consists of the following:

                                                     June 30,
                                          -----------------------------
                                               2000                1999
                                          ---------         -----------
   Computer equipment                     $ 335,546         $    14,173
   Furniture and fixtures                    51,608               1,584
   Office equipment                          64,184                   -
   Leasehold improvements                    71,776                   -
                                          ---------         -----------
                                            523,114              15,757
   Less accumulated depreciation            111,297               4,547
                                          ---------         -----------

                                          $ 411,817         $    11,210
                                          =========         ===========

5. Intangible assets:

   Intangible assets includes the cost of acquiring the Company's World Wide Web domain names and trademarks and is amortized straight-line over a three year period.

                      PCSUPPORT.COM, INC. AND SUBSIDIARY
                       (A Development Stage Enterprise)

              Notes to Consolidated Financial Statements, page 7
                          (Expressed in U.S. Dollars)

                      Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------

6.  Stockholders' equity:

    (a)  Convertible debt:

         (i)  Promissory notes:

              In November, 1999, the Company issued promissory notes to an investor totaling $500,000 with interest payable monthly, not in advance, at a rate of 10% per annum. On January 11, 2000, the Company agreed to convert the notes into 350,000 common shares and warrants to purchase 240,000 common shares at a price of $1.40 per share. The loss on extinguishment of the debt was approximately $900.

        (ii)  Convertible promissory notes:

              On February 29, 2000, the Company issued promissory notes ("Convertible Promissory Notes") to private investors totaling $1,000,000, convertible into common stock of the Company at a conversion rate of $2.00 per common share. The notes bore interest at an annual rate of 10% and payable monthly. The notes carried a beneficial conversion feature valued at $1,250,000, equal to the aggregate excess of the market value of the Company's common shares at the date of agreement over the conversion rate. The beneficial conversion feature recorded was limited to the proceeds of the promissory note offering of $1,000,000 and was amortized to interest expense over the period to the earliest conversion date, which resulted in full amortization of the $1,000,000 to interest expense during the year.

              The notes, including $16,666 in accrued interest, were converted in May 2000 into 508,333 common shares.

              Under the terms of the financing agreement, the Company granted 1,000,000 "A" warrants and 500,000 "B" warrants to its agent for the $1,000,000 Convertible Promissory Notes financing and for future general financing services. Each "A" warrant entitles the holder to acquire one common share at an exercise price of $1.25 per share to February 28, 2001 and $1.75 thereafter to February 28, 2002. Each "B" warrant entitles the holder to acquire one common share at an exercise price of $2.00 per share to February 28, 2001 and $2.50 thereafter to February 28, 2002. The estimated fair value of the warrants of $1,794,006 was recorded as deferred financing costs and was amortized to interest expense over the period to the earliest conversion date, which resulted in full amortization of the $1,794,000 to interest expense during the current year.

                      PCSUPPORT.COM, INC. AND SUBSIDIARY
                       (A Development Stage Enterprise)

              Notes to Consolidated Financial Statements, page 8
                          (Expressed in U.S. Dollars)

                      Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------

6.  Stockholders' equity (continued):

    (b) Stock options and stock-based compensation:

        (i)  Stock options:

             On July 2, 1999, the Company adopted a fixed stock option plan that provides for the issuance of incentive and non-qualified stock options to officers, directors, employees, and consultants to acquire shares of the Company's common stock.

             The Board of Directors determines the terms of the options granted, including the number of options granted, the exercise price and the vesting schedule. The exercise price for qualified incentive stock options shall not be less than the fair market value of the underlying stock at the date of grant, and have terms no longer than five years from the date of grant. Subsequent to year end, the Company amended certain terms of its stock option plan (note 10(a)).

             Stock option activity since the inception of the plan is presented below:

                                                                             Weighted
                                                              Number          average
                                                           of shares   exercise price
                                                           ---------   --------------
             Outstanding, July 1, 1999                             -            $   -
             Granted                                       1,311,869             2.32
             Exercised                                             -                -
             Cancelled                                             -                -
                                                           ---------   --------------

             Outstanding, June 30, 2000                    1,311,869            $2.32
                                                           =========   ==============

             The following table summarizes the stock options outstanding at June 30, 2000:


                                                Options outstanding                    Options exercisable
                                   ---------------------------------------------   ----------------------------
                                                       Weighted
                                                        average         Weighted                       Weighted
                                      Number          remaining          average        Number          average
Range of exercise price            of shares   contractual life   exercise price   exercisable   exercise price
-----------------------            ---------   ----------------   --------------   -----------   --------------
$1.00 - $1.50                        691,000          4.1 years             1.01       314,750             1.01
$1.69 - $2.48                        201,369          4.9 years             2.02       119,008             1.99
$2.67 - $3.95                        105,000          4.9 years             3.14         3,194             3.21
$4.22 - $6.06                        314,500          4.8 years             5.10        28,167             5.08
                                   ---------   ----------------             ----       -------             ----

                                   1,311,869          4.5 years             2.32       465,119             1.52
                                   =========   ================             ====       =======             ====

             As at June 30, 2000, 465,119 stock options have vested and are exercisable. The weighted average fair value of the options granted during the year ended June 30, 2000 was $1.72 per option.

                      PCSUPPORT.COM, INC. AND SUBSIDIARY
                       (A Development Stage Enterprise)

              Notes to Consolidated Financial Statements, page 9
                          (Expressed in U.S. Dollars)

                      Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------

6.  Stockholders' equity (continued):

    (b) Stock options and stock-based compensation (continued):

        (i)  Stock options (continued):

             As explained in note 2(l), the Company adopted only the disclosure provisions of FAS No. 123 for options granted under the existing employee stock option plan. FAS No. 123 uses a fair value method of calculating the cost of stock option grants. Had compensation cost for the employee stock option plan been determined by this method, loss and basic loss per share would have been as follows:

                                                              June 30, 2000
                                                              -------------
             Loss:
                As reported                                   $  (6,965,445)
                Pro-forma                                        (7,295,259)
                                                              =============
             Basic loss per share:
                As reported                                   $       (1.01)
                Pro-forma                                             (1.06)
                                                              =============

             The Company recognizes the calculated compensation cost at the date of granting the stock options on a straight-line basis over the vesting period.

             The Company has estimated the fair value of each option on the date of the grant using the Black-Scholes option-pricing model with the following assumptions:

                                                              June 30, 2000
                                                              -------------
             Expected dividend yield                                     -
             Expected stock price volatility                            70%
             Risk-free interest rate                                     6%
             Expected life of options                               4 years

       (ii)  Stock-based compensation:

             In January, 1998, the Company recorded non-cash compensation expense of $65,647 related to the sale of 489,800 common shares at $0.01 per share to certain stockholders and officers of the Company. The fair value of the common shares was estimated at $0.13 per share at the time of the transaction.

             In January, 1999, the Company recorded non-cash interest expense of $8,407 related to the issuance of warrants to purchase 20,000 shares of common stock. The warrants were exercisable immediately at an exercise price of $0.85 per share and expired in January, 2000.

             In January and May, 1999, the Company issued 52,848 shares of common stock in exchange for services relating to share issuances. The fair value of these services was estimated based upon the estimated fair value of the shares at $0.85 per share or $45,154. The costs were deducted from the additional paid-in capital from the sale of common stock in January, 1999.

                      PCSUPPORT.COM, INC. AND SUBSIDIARY
                       (A Development Stage Enterprise)

              Notes to Consolidated Financial Statements, page 10
                          (Expressed in U.S. Dollars)

                      Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------

6.  Stockholders' equity (continued):

    (b) Stock options and stock-based compensation (continued):

        (ii)  Stock-based compensation (continued):

              In January, 1999, the Company recorded non-cash compensation expense of $53,924 related to the issuance of 63,440 shares of common stock to certain stockholders and officers of the Company. The fair value of the shares was estimated at $0.85 per share at the time of the transaction.

              In April, 1999, the Company recorded non-cash compensation expense and deferred compensation expense of $779,120 related to the issuance of 1,500,000 shares of common stock at no cost to certain officers and stockholders. The value of the shares was estimated at $0.52 per share. A certain portion of these shares are subject to vesting over a period of time. The compensatory element relating to these shares were recorded as deferred stock compensation to be amortized over their respective vesting periods. In June, 1999, the Company repurchased 285,000 common shares at $0.001 per share and recorded the transaction as shares held in treasury as of June 30, 1999.

              Common shares held in treasury total 285,000 at June 30, 2000.

              Pursuant to an agreement dated July 31, 1999, the Company has the option to re-purchase certain shares held by executive officers if their employment ceases with the Company prior to January 1, 2002 at a price of $0.01 per share.

    (c) Share purchase warrants:

        In July, 1999 and March, 2000, warrants to purchase 68,400 and 140,600 common shares at a price of $0.85 and $1.34 per common share, respectively, were exercised.

        Share purchase warrants outstanding at June 30, 2000 and 1999 are as follows:


                                                                               Shares issuable on exercise of
                                                                                    outstanding warrants
                                                                               ------------------------------
         Expiry dates                               Exercise price per share   June 30, 2000    June 30, 1999
         ------------                               ------------------------   --------------   -------------

         March, 2001 (6(c)(iii))                                       $2.00          333,000              -
         January, 2000 (6(b)(ii))                                      $0.85                -          20,000
         January, 2002(6(a)(ii))                                       $1.40          240,000              -
         February, 2002 (6(a)(iii))                            $1.25 / $1.75        1,000,000              -
         February, 2002 (6(a)(iii))                            $2.00 / $2.50          500,000              -
         March, 2002 (6(c)(ii))                                        $2.00          500,000              -
         June, 2002 (6(c)(iv))                                       various          250,000              -
         January, 2003 (6(c)(iv))                                      $1.05           10,000              -
         April, 2003 (6(c)(iv))                                        $5.40           50,000              -
         Various (6(c)(i))                                             $1.34           82,838         291,838
                                                                                    ---------         -------

                                                                                    2,965,838         311,838
                                                                                    =========         =======

                      PCSUPPORT.COM, INC. AND SUBSIDIARY
                       (A Development Stage Enterprise)

              Notes to Consolidated Financial Statements, page 11
                          (Expressed in U.S. Dollars)

                      Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------

6.  Stockholders' equity (continued):

    (c) Share purchase warrants (continued):

        (i) Between January 26, 1999 and February 18, 1999, the Company issued warrants which are exercisable at $0.85 per share for a period expiring three months after the completion of an initial public offering by the Company of its common shares at a price per share of $0.85 prior to July 18, 1999 and $1.34 per share thereafter.

       (ii) In March 2000, the Company completed a private placement for 2,054,000 common shares of the Company for proceeds of $4,071,778, being net of $36,222 of cash financing costs. The Company agreed to issue warrants to purchase 500,000 common shares of $2.00 per share for consulting and advisory services in connection with this transaction. The warrants will expire March 2002. The estimated fair value of these warrants at the date of grant was $1,736,000 and has been recorded as a charge against additional paid-in capital.

      (iii) In March and April, 2000, the Company completed a private placement issuing 666,000 units to investors for proceeds of $1,293,180, net of $38,820 of cash financing costs. Each unit consists of one common share of the Company and one-half of one warrant, with two one-half warrants exercisable to purchase an additional one common share at an exercise price of $2.00 per share, with the warrants expiring in March 2001.

       (iv) In April, 2000, the Company completed a private placement for 645,000 common shares for proceeds of $1,194,931, net of $175,694 of cash financing costs. The Company also issued warrants to purchase 310,000 common shares as compensation for arranging the financing. The exercise price of 250,000 of the warrants is dependent on the issuance price of an expected future private placement. The value of these warrants have initially been measured at their fair value using current market information and will be readjusted as this fair value changes until the date of the future private placement. The value assigned to these warrants is recorded in equity. Of the remaining warrants, 10,000 and 50,000 have exercise prices of $1.05 and $5.40, respectively. The estimated fair value of the warrants of $260,451 has been recorded as a charge against additional paid-in capital.

                      PCSUPPORT.COM, INC. AND SUBSIDIARY
                       (A Development Stage Enterprise)

              Notes to Consolidated Financial Statements, page 12
                          (Expressed in U.S. Dollars)

                      Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------

7.  Commitments and contingencies:

    (a)  Operating leases:

         The Company leases office facilities in British Columbia under operating lease agreements that expire in November, 2002 and June, 2005. Minimum lease payments under these operating leases and other license software and lease equipment are as follows:


               2001                                          $493,500
               2002                                           495,500
               2003                                           357,000
               2004                                           280,500
               2005                                           280,500
               Thereafter                                      46,500

         Rent expense totalled $79,413 and $9,587 for the years ended June 30, 2000 and 1999, respectively.


    (b)  Internet portal advertising agreement:

         The Company entered into an agreement with an Internet service company to allow the Company to advertise its services on the Internet service Company's website for a one year term. Also, the Company has agreed to create a co-branded website to provide its services to the Internet service Company's customers for a two year term. The Company paid $570,000 under the agreement for fiscal year 2000 and is committed to paying $2,460,000 in fiscal year 2001 and $2,250,000 in fiscal year 2002. The agreement is subject to cancellation after one year at the Company's option.

    (c)  Financing agreement:

         The Company entered into a financing agreement with ICE Holdings North America, LLC in March, 2000. Subject to the completion of direct and indirect financing milestones, the Company will be required to issue and register with the United States Securities and Exchange Commission 1,000,000 warrants as consideration for their services. As at June 30, 2000, 250,000 warrants were earned and issued (note 6(c)(iv)).

                      PCSUPPORT.COM, INC. AND SUBSIDIARY
                       (A Development Stage Enterprise)

              Notes to Consolidated Financial Statements, page 13
                          (Expressed in U.S. Dollars)

                      Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------


8.  Deferred tax assets and liabilities:

                                                                               June 30,
                                                                       ------------------------
                                                                              2000         1999
                                                                       -----------    ---------
    Deferred tax assets:
      Start-up costs and other                                         $   311,200    $ 269,953
      Operating loss carry forwards                                      1,413,000            -
      Property and equipment                                                71,056        4,547
      Accounts payable and accrued liabilities                               6,207            -
                                                                       -----------    ---------

    Total deferred tax assets before valuation allowance                 1,801,463      274,500
    Valuation allowance                                                 (1,801,463)    (274,500)
                                                                       -----------    ---------

    Net deferred tax assets                                            $         -    $       -
                                                                       ===========    =========

    Management believes that it is not more likely than not that it will create sufficient taxable income sufficient to realize its deferred tax assets. It is reasonably possible these estimates could change due to future income and the timing and manner of the reversal of deferred tax liabilities. Due to its losses, the Company has no income tax expense.

    The Company has operating loss carry forwards for income tax purposes at June 30, 2000 of approximately $4,137,000. Operating losses begin to expire in fiscal year 2020.


9.  Financial instruments:

    (a)  Fair values:

         The Company regularly invests funds in excess of its immediate needs in money market accounts. The fair value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximates their financial statement carrying amounts due to the short-term maturities of these instruments. The carrying amount of notes payable approximates fair value since they have a short-term to maturity.

    (b)  Foreign currency risk:

         The Company operates internationally which gives rise to the risk that cash flows may be adversely impacted by exchange rate fluctuations. The Company does not enter into foreign currency hedge transactions.

    (c)  Market risk:

         Approximately 83% (1999 - 100%) of the Company's revenues were from one Canadian customer for the year ended June 30, 2000. All of the Company's capital assets are located in Canada.

                      PCSUPPORT.COM, INC. AND SUBSIDIARY
                       (A Development Stage Enterprise)

              Notes to Consolidated Financial Statements, page 14
                          (Expressed in U.S. Dollars)

                      Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------

10.  Subsequent events:

     (a) In July 2000, the Company amended its stock option plan whereby all options granted to a starting employee in any fiscal quarter will have an exercise price equal to the average closing price for every trading day in the previous quarter. All options granted since January 1, 2000 are to be retroactively repriced in accordance with the amended terms unless the new exercise price exceeds the original exercise price. For accounting purposes, all repriced options will be considered to be variable plan options and compensation expense will be recognized to the extent that the market price of the Company's stock increases to the exercise or expiry date.

     (b) Subsequent to June 30, 2000 the Company granted 68,500 stock options to officers, directors and employees with an exercise price of $3.44 per share.

     (c) In July 2000, the Company obtained a license to use specific dial-up connection technology in exchange for minimum payments of $100,000 in cash and 100,000 common shares. The Company is required to issue warrants for each incremental 100,000 licenses sold to users over 400,000 licenses. These warrants will entitle the holder for a period of five years to purchase shares of the Company at the stated prices.

     (d) In August 2000, the Company issued 50,000 common shares and received as consideration a note receivable in the amount of $261,800. This note bears interest at 6.62% per annum payable at the end of each year and is payable in full on July 25, 2005.

     (e) On September 7, 2000, the Company signed a Letter of Intent to acquire all of the assets and assume certain liabilities of MyHelpDesk, Inc. in exchange for 1,250,000 common shares of the Company and a further 250,000 common shares one year after closing. MyHelpDesk, Inc. is a development stage company that provides web-based computer support services.

     (f) On September 15, 2000, the Company acquired substantially all of the assets of Tavisco Ltd., a producer of anti-virus services and products. The purchase price for Tavisco Ltd.'s assets consisted of 200,000 shares of common stock (with up to 100,000 of these shares subject to cancellation under certain circumstances related to continued employment) and a cash payment of $50,000. Tavisco Ltd. designs, develops and provides state-of-the-art virus diagnostic products for computer service professionals. Its products include virus scanners and cleaners, a full-featured anti-virus protection system, and a rapid screening test that prevents virus infections.

                      PCSUPPORT.COM, INC. AND SUBSIDIARY
                       (A Development Stage Enterprise)

              Notes to Consolidated Financial Statements, page 15
                          (Expressed in U.S. Dollars)

                      Years ended June 30, 2000 and 1999

--------------------------------------------------------------------------------

10.  Subsequent events (continued):

     (f)  Continued:

          The total purchase price of $376,000, including estimated acquisition costs is allocated to the assets acquired based upon these relative fair values as follows:


            Software                                     $338,400
            Licences, patents and other intangibles        37,600
                                                         --------

                                                         $376,000
                                                         ========

            Consideration:
               Cash                                      $ 70,000
               Common shares                              306,000
                                                         --------

                                                         $376,000
                                                         ========

          The common shares issued have been recorded at their market value at September 15, 2000. The purchase price allocation is an estimate only and is subject to change.

                      PCSUPPORT.COM, INC. AND SUBSIDIARY
                        (A Development Stage Enterprise)

                      Interim Consolidated Balance Sheets
                          (Expressed in U.S. Dollars)

                                                                      September 30,      June 30,
                                                                           2000           2000
                                                                       ------------    -----------
                                                                       (unaudited)
                     Assets
Current assets:
  Cash and cash equivalents                                            $  3,196,534    $ 5,149,290
  Trade receivables                                                          79,661              -
  Other receivables                                                          40,624         89,933
  Prepaid expenses                                                          244,512        257,625
  Deposits                                                                   70,213        189,348
                                                                       ------------    -----------
   Total current assets                                                   3,631,544      5,686,196

Property and equipment (note 3)                                             813,659        411,817
Deferred acquisition costs (note 4)                                         370,000         25,000
Intangible assets (note 3)                                                  288,443          7,052
                                                                       ------------    -----------
                                                                       $  5,103,646    $ 6,130,065
                                                                       ============    ===========

                     Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable and accrued liabilities                             $  1,259,700    $   657,050
  Deferred revenue                                                           23,323              -
                                                                       ------------    -----------
   Total current liabilities                                              1,283,023        657,050

Stockholders' equity (note 5):
  Common stock, $0.001 par value, authorized 100,000,000 shares;
   issued 10,844,662 shares at September 30, 2000 and 10,477,662
   shares at June 30, 2000                                                   10,795         10,478
  Additional paid-in capital                                             14,323,478     13,765,041
  Deferred stock compensation                                              (495,338)      (387,563)
  Deficit accumulated during the development stage                      (10,018,312)    (7,914,941)
                                                                       ------------    -----------
    Total stockholders' equity                                            3,820,623      5,473,015
                                                                       ------------    -----------
                                                                       $  5,103,646    $ 6,130,065
                                                                       ============    ===========

Commitments and contingencies (note 6)
Subsequent event (note 7)

See accompanying notes to interim consolidated financial statements.

                       PCSUPPORT.COM, INC. AND SUBSIDIARY
                        (A Development Stage Enterprise)

                 Interim Consolidated Statements of Operations
                          (Expressed in U.S. Dollars)

                                                                              Period from
                                                                           December 10, 1997
                                                      Three months ended     (inception) to
                                                          September 30,       September 30,
                                                       2000          1999           2000
                                                       (unaudited)              (unaudited)
                                                  -----------    ----------    ------------
Revenue:
  License fees                                    $     2,326    $      706    $      2,666
  Services and other                                   96,223             -         125,464
                                                  -----------    ----------    ------------
                                                       98,549           706         128,130

Costs and expenses:
  Cost of license fees and services                   378,465           710         575,717
  Development costs                                   294,075       221,054       1,237,794
  Marketing and promotion                             954,080       164,548       2,611,736
  General and administrative                          628,818       171,019       2,113,191
  Stock-based compensation expense                     58,979       113,688         957,416
                                                  -----------    ----------    ------------
                                                    2,314,417       671,019       7,495,854
                                                  -----------    ----------    ------------
Loss from operations                               (2,215,868)     (670,313)     (7,367,724)

Interest income (expense), net                        112,497         7,853      (2,650,588)
                                                  -----------    ----------    ------------
Loss for the period                               $(2,103,371)   $ (662,460)   $(10,018,312)
                                                  ===========    ==========    ============
Net loss per common share, basic and diluted           $(0.21)       $(0.11)         $(2.40)
                                                  ===========    ==========    ============

Weighted average common shares outstanding,
 basic and diluted                                 10,243,803     6,029,969       4,176,722
                                                  ===========    ==========    ============

See accompanying notes to interim consolidated financial statements.3

                      PCSUPPORT.COM, INC. and subsidiary
                       (A Development Stage Enterprise)
            Interim Consolidated Statements of Stockholders' Equity
                                  (Unaudited)
                          (Expressed in U.S. Dollars)

                     Three months ended September 30, 2000
         Period from December 10, 1997 (inception) September 30, 2000

                                                                                           Common Shares
                                                                                     -----------------------------
                                                                                         Shares            Amount
                                                                                    --------------    ------------
Balance, December 10, 1997 (inception)                                                      200       $        -
Issuance of common stock for services in January, valued at $.13 per share              489,800               490
Sale of common stock in January, $0.13 per share                                        510,000               510
Net loss                                                                                     -                 -
                                                                                   ------------     -------------
Balance, June 30, 1998                                                                1,000,000             1,000
Fair value of common stock purchase warrants granted to creditor                             -                 -
Sale of common stock in January, approximately $.85 per share, net of                   291,838               292
   issuance costs of $131,708
Issuance of common stock for services in January and May, valued at                      52,848                53
   approximately $.85 per share
Conversion of note payable to common stock                                               66,029                66
Issuance of common stock for services in January                                         63,440                63
Issuance of common stock for services in April                                        1,500,000             1,500
Amortization of deferred stock compensation                                                  -                 -
Issuance of common stock for acquisition in June, net of acquisition costs of         3,033,014             3,033
   $46,753 (note 3)
Treasury stock repurchased by Company in June, not cancelled                           (285,000)               -
Net loss                                                                                     -                 -
                                                                                   ------------     -------------
Balance, June 30, 1999                                                                5,722,169             6,007
Exercise of warrants in July, 1999                                                       68,400                69
Shares issued in exchange for service                                                     4,160                 4
Fair value of options issued to employees and consultants                                    -                 -
Conversion of notes payable in January, net of $5,803 in cash financing costs           350,000               350
   (note 6(a)(i))
Fully paid warrants issued as financing compensation cost (note 6(a)(ii))                    -                 -
Beneficial conversion feature of notes payable issued in February (note                      -                 -
   6(a)(ii))
Amortization of deferred stock compensation                                                  -                 -
Sale of units in March and April, $2.00 per unit, net of $38,820 in cash                666,000               666
   financing costs
Sale of common stock in March, $2.00 per share, net of $36,222 in cash                2,054,000             2,054
   financing costs
Exercise of warrants in March for cash                                                  140,600               141
Sale of common stock in April, $2.00 per share                                           34,000                34
Sale of common stock in April, $2.125 per share, net of $175,694 in cash                645,000               645
   financing costs
Conversion of promissory notes payable in May (note 6(a)(ii))                           508,333               508
Net loss                                                                                     -                 -
                                                                                   ------------     -------------
Balance, June 30, 2000                                                               10,192,662     $      10,478
Issuance of common stock for acquisition of license (note 5(b))                         100,000               100
Issuance of common shares under subscription (note 5(b))                                 50,000                50
Less: note receivable for common shares subscription                                         -                (50)
Exercise of stock options in September                                                   17,000                17
Issuance of common stock for acquisition (note 3)                                       100,000               100
Issuance of contingent common shares (note 3)                                           100,000               100
Fair value of options issued employees and consultants                                       -                 -
Adjustment to deferred stock compensation due to cancellations                               -                 -
Amortization of deferred stock compensation                                                  -                 -
Net loss                                                                                     -                 -
                                                                                   ------------     -------------
Balance, September 30, 2000                                                          10,559,662     $      10,795

                                                                                     Additional        Deferred
                                                                                       Paid-in           Stock
                                                                                       Capital        Compensation
                                                                                  -------------     --------------
Balance, December 10, 1997 (inception)                                            $          -      $          -
Issuance of common stock for services in January, valued at $.13 per share               65,157                -
Sale of common stock in January, $0.13 per share                                         67,642                -
Net loss                                                                                     -                 -
                                                                                  -------------     -------------
Balance, June 30, 1998                                                                  132,799                -
Fair value of common stock purchase warrants granted to creditor                          8,407                -
Sale of common stock in January, approximately $.85 per share, net of                   116,062                -
   issuance costs of $131,708
Issuance of common stock for services in January and May, valued at                      45,101                -
   approximately $.85 per share
Conversion of note payable to common stock                                              109,977                -
Issuance of common stock for services in January                                         53,861                -
Issuance of common stock for services in April                                          777,620          (392,356)
Amortization of deferred stock compensation                                                  -             45,247
Issuance of common stock for acquisition in June, net of acquisition costs of           886,155                -
   $46,753 (note 3)
Treasury stock repurchased by Company in June, not cancelled                           (148,200)          148,200
Net loss                                                                                     -                 -
                                                                                  -------------     -------------
Balance, June 30, 1999                                                                1,981,782          (198,909)
Exercise of warrants in July, 1999                                                       58,197                -
Shares issued in exchange for service                                                     6,504                -
Fair value of options issued to employees and consultants                               600,900          (600,900)
Conversion of notes payable in January, net of $5,803 in cash financing costs           494,747                -
   (note 6(a)(i))
Fully paid warrants issued as financing compensation cost (note 6(a)(ii))             1,794,000        (1,794,000)
Beneficial conversion feature of notes payable issued in February (note               1,000,000                -
   6(a)(ii))
Amortization of deferred stock compensation                                                  -          2,206,246
Sale of units in March and April, $2.00 per unit, net of $38,820 in cash              1,292,514                -
   financing costs
Sale of common stock in March, $2.00 per share, net of $36,222 in cash                4,069,724                -
   financing costs
Exercise of warrants in March for cash                                                  188,263                -
Sale of common stock in April, $2.00 per share                                           67,966                -
Sale of common stock in April, $2.125 per share, net of $175,694 in cash              1,194,286                -
   financing costs
Conversion of promissory notes payable in May (note 6(a)(ii))                         1,016,158                -
Net loss                                                                                     -                 -
                                                                                  -------------     -------------
Balance, June 30, 2000                                                            $  13,765,041     $    (387,563)
Issuance of common stock for acquisition of license (note 5(b))                         174,900                -
Issuance of common shares under subscription (note 5(b))                                261,750                -
Less: note receivable for common shares subscription                                   (261,750)               -
Exercise of stock options in September                                                   16,983                -
Issuance of common stock for acquisition (note 3)                                       199,900                -
Issuance of contingent common shares (note 3)                                           199,900          (200,000)
Fair value of options issued employees and consultants                                   25,000           (25,000)
Adjustment to deferred stock compensation due to cancellations                          (58,246)           58,246
Amortization of deferred stock compensation                                                  -             58,979
Net loss                                                                                     -                 -
                                                                                  -------------     -------------
Balance, September 30, 2000                                                       $  14,323,478     $    (495,338)

                                                                                      Deficit
                                                                                    Accumulated
                                                                                       During           Total
                                                                                    Development     Stockholders'
                                                                                       Stage          Equity
                                                                                   -------------    -------------
Balance, December 10, 1997 (inception)                                             $        -       $       -
Issuance of common stock for services in January, valued at $.13 per share                  -           65,647
Sale of common stock in January, $0.13 per share                                            -           68,152
Net loss                                                                              (182,294)       (182,294)
                                                                                   ------------     -----------
Balance, June 30, 1998                                                                (182,294)        (48,495)
Fair value of common stock purchase warrants granted to creditor                            -            8,407
Sale of common stock in January, approximately $.85 per share, net of                       -          116,354
   issuance costs of $131,708
Issuance of common stock for services in January and May, valued at                         -           45,154
   approximately $.85 per share
Conversion of note payable to common stock                                                  -          110,043
Issuance of common stock for services in January                                            -           53,924
Issuance of common stock for services in April                                              -          386,764
Amortization of deferred stock compensation                                                 -           45,247
Issuance of common stock for acquisition in June, net of acquisition costs of               -          889,188
   $46,753 (note 3)
Treasury stock repurchased by Company in June, not cancelled                                -               -
Net loss                                                                              (767,202)       (767,202)
                                                                                   ------------     -----------
Balance, June 30, 1999                                                                (949,496)        839,384
Exercise of warrants in July, 1999                                                          -           58,266
Shares issued in exchange for service                                                       -            6,508
Fair value of options issued to employees and consultants                                   -               -
Conversion of notes payable in January, net of $5,803 in cash financing costs               -          495,097
   (note 6(a)(i))
Fully paid warrants issued as financing compensation cost (note 6(a)(ii))                   -               -
Beneficial conversion feature of notes payable issued in February (note                     -        1,000,000
   6(a)(ii))
Amortization of deferred stock compensation                                                 -        2,206,246
Sale of units in March and April, $2.00 per unit, net of $38,820 in cash                    -        1,293,180
   financing costs
Sale of common stock in March, $2.00 per share, net of $36,222 in cash                      -        4,071,778
   financing costs
Exercise of warrants in March for cash                                                      -          188,404
Sale of common stock in April, $2.00 per share                                              -           68,000
Sale of common stock in April, $2.125 per share, net of $175,694 in cash                    -        1,194,931
   financing costs
Conversion of promissory notes payable in May (note 6(a)(ii))                               -        1,016,666
Net loss                                                                            (6,965,445)     (6,965,445)
                                                                                   ------------     ----------
Balance, June 30, 2000                                                             $(7,914,941)     $5,473,015
Issuance of common stock for acquisition of license (note 5(b))                             -          175,000
Issuance of common shares under subscription (note 5(b))                                    -          261,800
Less: note receivable for common shares subscription                                        -         (261,800)
Exercise of stock options in September                                                      -           17,000
Issuance of common stock for acquisition (note 3)                                           -          200,000
Issuance of contingent common shares (note 3)                                               -               -
Fair value of options issued employees and consultants                                      -               -
Adjustment to deferred stock compensation due to cancellations                              -               -
Amortization of deferred stock compensation                                                 -           58,979
Net loss                                                                            (2,103,371)     (2,103,371)
                                                                                   ------------     ----------
Balance, September 30, 2000                                                        $(10,018,312)    $3,820,623

See accompanying notes to interim consolidated financial statements.

                       PCSUPPORT.COM, INC. AND SUBSIDIARY
                        (A Development Stage Enterprise)

                 Interim Consolidated Statements of Cash Flows
                          (Expressed in U.S. Dollars)

                                                                                                               Period from
                                                                                                            December 10, 1997
                                                                                     Three months ended      (inception) to
                                                                                         September 30,        September 30,
                                                                                       2000        1999            2000
                                                                                   -----------   ---------  -----------------
                                                                                           (unaudited)         (unaudited)
Cash flows from operating activities:
 Loss for the period                                                               $(2,103,371)   $(662,460)   $(10,018,312)
 Items not affecting cash:
  Depreciation and amortization                                                         58,649        9,649         173,576
  Common stock issued in exchange for services                                               -       39,492         513,099
  Deemed discount amortization on promissory note                                            -            -       1,000,000
  Amortization of deferred stock compensation                                           58,979       74,226       2,310,472
  Discount on notes payable                                                                  -            -           8,407
  Loss on debt extinguishment and other                                                      -            -          17,566
 Changes in operating assets and liabilities:
  Trade receivables                                                                    (79,661)           -         (79,661)
  Other receivables                                                                     49,309      (35,511)        (40,624)
  Prepaid expenses                                                                      13,113       31,097        (244,512)
  Deposits                                                                             119,135       24,899         (70,213)
  Accounts payable and accrued liabilities                                             602,650       21,220       1,259,700
  Deferred revenue                                                                      23,323            -          23,323
                                                                                   -----------    ---------    ------------
   Net cash used in operating activities                                            (1,257,874)    (497,388)     (5,147,179)
                                                                                   -----------    ---------    ------------

Cash flows from investing activities:
 Purchase of property and equipment                                                   (192,882)    (100,917)       (716,615)
 Deferred acquisition and acquisition cash costs                                      (419,000)           -        (444,000)
 Purchase of intangible asset                                                         (100,000)           -        (110,063)
                                                                                   -----------    ---------    ------------
   Net cash used in investing activities                                              (711,882)    (100,917)     (1,270,678)
                                                                                   -----------    ---------    ------------

Cash flows from financing activities:
 Proceeds from issuance of notes payable                                                     -            -         110,043
 Proceeds from issuance of bridge loan                                                       -            -          17,088
 Repayment of bridge loan                                                                    -            -         (17,088)
 Cash acquired in acquisition                                                                -            -         888,932
 Cash costs of conversion of debt to equity                                                  -            -          (5,803)
 Proceeds from promissory notes                                                              -            -       1,500,000
 Proceeds from exercise of stock options                                                17,000            -          17,000
 Proceeds from exercise of share purchase warrants                                           -       58,266         246,670
 Net proceeds from sale of common stock                                                      -            -       6,857,549
                                                                                   -----------    ---------    ------------
   Net cash provided by financing activities                                            17,000       58,266       9,614,391
                                                                                   -----------    ---------    ------------

Net increase (decrease) in cash and cash equivalents                                (1,952,756)    (540,039)      3,196,534

Cash and cash equivalents at beginning of period                                     5,149,290      795,809               -
                                                                                   -----------    ---------    ------------
Cash and cash equivalents at end of period                                         $ 3,196,534    $ 255,770    $  3,196,534
                                                                                   ===========    =========    ============

Supplemental disclosure
    Cash paid for interest                                                         $     1,000            -    $      8,200
                                                                          Non-cash activities:
 Notes payable and promissory notes
  converted into common stock                                                      $         -    $       -    $  1,626,709
 Deferred stock compensation                                                           166,754       74,226       2,954,010
 Treasury stock acquired                                                                     -            -             285
 Discount on notes payable and promissory notes                                              -            -       1,008,407
 Common stock issued for intangibles                                                   175,000            -         175,000
 Common stock issued on acquisition                                                    200,000            -         200,000
 Common stock issued for services                                                            -            -         558,346
See accompanying notes to interim consolidated financial statements.

                       PCSUPPORT.COM, INC. AND SUBSIDIARY
                        (A Development Stage Enterprise)

               Notes to Interim Consolidated Financial Statements
                                  (Unaudited)
                          (Expressed in U.S. Dollars)

                     Three months ended September 30, 2000
        Period from December 10, 1997 (inception) to September 30, 2000
--------------------------------------------------------------------------------
1.  Nature of development stage activities:

     These interim consolidated financial statements have been prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Certain conditions, as discussed below, currently exist which raise substantial doubt upon the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     The Company's future operations are dependent upon the market's acceptance of its services and the Company's ability to secure cost-effective third party license service supply agreements. There can be no assurance that the Company's services will be able to secure market acceptance or that cost effective license and service supply agreements will exist or continue to exist. As of September 30, 2000, the Company is considered to be in the development stage as the Company has not generated significant revenues and is continuing to develop its business. Operations have primarily been financed through the issuance of equity instruments and debt. The Company does not have sufficient working capital to sustain operations until September 30, 2001. The Company has contracted with third parties to assist them in securing funds through additional debt or equity financings. Such financings may not be available or may not be available on reasonable terms.


2.  Basis of presentation:

    (a) These interim consolidated financial statements have been prepared using generally accepted accounting principles in the United States. The interim financial statements include the accounts of the Company and its wholly-owned subsidiary, Reconnaissance International Ltd., and all adjustments, consisting solely of normal recurring adjustments, which in management's opinion are necessary for a fair presentation of the financial results for the interim periods. The financial statements have been prepared consistent with the accounting policies described in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission for the year ended June 30, 2000, and should be read in conjunction therewith. Certain comparative figures have been reclassified to conform to the presentation adopted in the current period.

    (b)  Use of estimates:

         The preparation of interim consolidated financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported revenues and expenses for the reporting periods. Actual results may significantly differ from these estimates.

                       PCSUPPORT.COM, INC. AND SUBSIDIARY
                        (A Development Stage Enterprise)

           Notes to Interim Consolidated Financial Statements, page 2
                                  (Unaudited)
                          (Expressed in U.S. Dollars)

                     Three months ended September 30, 2000
        Period from December 10, 1997 (inception) to September 30, 2000
--------------------------------------------------------------------------------
2.  Basis of presentation (continued):

    (c)  Net loss per share:

         Basic loss per share is computed using the weighted average number of common stock outstanding during the periods. Excluded from the weighted average number of common stock outstanding are 100,000 shares held in trust which are contingently returnable to the Company (note 3). Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. As the Company has a net loss in each of the periods presented, basic and diluted net loss per share is the same.

         Excluded from the computation of diluted loss per share for the periods ended September 30, 2000 are warrants to purchase 2,965,838 (September 30, 1999 - 243,438) shares of common stock and options to purchase 1,232,036 (September 30, 1999 - 527,950) shares of common stock because their effects would be anti-dilutive.


3.  Acquisition:

         On September 15, 2000, the Company acquired substantially all of the assets of Tavisco Ltd., a producer of anti-virus services and products. The purchase price for Tavisco Ltd.'s assets consisted of 100,000 shares of common stock valued at $200,000 and a cash payment of $50,000 and other related acquisition costs of $24,000. The total purchase price of $274,000, including estimated acquisition costs, is allocated to the assets acquired based upon their relative fair values as follows:

                           Software                                          $252,000
                           Licenses, patents and other                         22,000
                           intangibles                                       --------
                                                                             $274,000
                                                                             --------
                           Consideration
                           Cash                                              $ 74,000
                           Common shares                                      200,000
                                                                             --------
                                                                             $274,000
                                                                             --------

         The common shares issued have been recorded at their market value at June 12, 2000, the date when the terms of the acquisition were publicly announced. Under the terms of the acquisition, an additional 100,000 common shares have been issued to Tavisco Ltd. The shares are subject to cancellation under circumstances related to continued employment of former Tavisco employees with the Company. The issuance of these shares have been recorded as deferred stock compensation and amortized over the relative service period.

                       PCSUPPORT.COM, INC. AND SUBSIDIARY
                        (A Development Stage Enterprise)

           Notes to Interim Consolidated Financial Statements, page 3
                                  (Unaudited)
                          (Expressed in U.S. Dollars)

                     Three months ended September 30, 2000
        Period from December 10, 1997 (inception) to September 30, 2000
--------------------------------------------------------------------------------
3. Acquisition (continued):

         The following table reflects unaudited pro-forma information which combines the operations of Tavisco Ltd. and the Company for the three months ending September 30, 2000 and 1999, and for the period from December 10, 1997 (inception) to September 30, 2000, as if the acquisition had taken place at the beginning of these periods. Appropriate adjustments have been made to reflect the accounting basis used in recording these acquisitions. This pro-forma information does not purport to be indicative of the results of operations that would have resulted had the acquisition been in effect for the periods presented, and is not intended to be a projection of future results or trends.

                                                     Three months ended           Three months ended        Period from December 10,
                                                     September 30, 2000           September 30, 1999          1997 (inception) to
                                                                                                               September 30, 2000
Revenue                                                    $    98,549                    $     706                 $    128,130
Net loss for the period                                    $(2,136,703)                   $(695,792)                $(10,290,478)
Net loss per common share, basic and diluted               $     (0.21)                   $   (0.12)                $      (2.41)

4.   Deferred acquisition costs:

         Deferred acquisition costs is comprised of cash advances to MyHelpDesk, Inc. ("MHD") with whom the Company signed a Letter of Intent on September 7, 2000 to acquire all of the assets and assume certain liabilities in exchange for 1,250,000 common shares of the Company and a further 250,000 common shares one year after closing. MHD is a development stage company that provides web-based computer support services. The Company is committed to assuming the ongoing costs of maintaining the business of MHD effective September 1, 2000 to the closing or cancellation to a maximum of $100,000 per week. If the Company cancels the transaction, all funding will convert to a senior debenture bearing interest at 1% per month.

                       PCSUPPORT.COM, INC. AND SUBSIDIARY
                        (A Development Stage Enterprise)

           Notes to Interim Consolidated Financial Statements, page 3
                                  (Unaudited)
                          (Expressed in U.S. Dollars)

                     Three months ended September 30, 2000
        Period from December 10, 1997 (inception) to September 30, 2000
--------------------------------------------------------------------------------
5.  Stockholders' equity:

    (a)  Stock options and stock-based compensation:

         During the three months ended September 30, 2000, the Company granted 85,500 stock options with exercise prices ranging from $1.95 to $3.44 and having a vesting period ranging from immediate up to 36 months. Stock compensation expense for the three months ended September 30, 2000 totaling $58,979 (1999 - $113,688) would be allocated $16,265
         (1999 - $4,167) to Development costs, $13,172 (1999 - $62,265) to
         Marketing and promotion costs, and $29,542 (1999 - $47,256) to General and administrative costs.

    (b)  Shares:

         The Company issued 100,000 common shares valued at $175,000 and paid $100,000 in cash in exchange for a license to use specific on line support technology. The Company is required to issue warrants for each incremental 100,000 licenses sold to users over 400,000 licenses. These warrants will entitle the holder for a period of five years to purchase shares of the Company at the stated prices.

         In August 2000, the Company issued 50,000 common shares and received as consideration a note receivable in the amount of $261,800. This note bears interest at 6.62% per annum payable at the end of each year and is payable in full on July 25, 2005.


6.  Commitments and contingencies:

         Subsequent to September 30, 2000, the Company entered into a sublease of one of its office premises. Under the terms of the agreement, the lessee has operating lease commitments to the Company equal to the Company's own commitments in the following annual amounts:

                  2001       $121,500
                  2002        125,076
                  2003         20,846

7.  Subsequent event:

         Subsequent to September 30, 2000, the Company completed a private placement for the subscription of 1,350,000 common shares at a price per share of $1.50. Proceeds, net of commissions paid, of $1,822,500 were received by the Company at closing. The Company has agreed to issue 250,000 warrants as compensation for arranging the financing.

================================================================================

     We have not authorized anyone to give any information or make any representations, other than those contained in this prospectus. You must not rely on any unauthorized information or representations. Only the shares described within this prospectus are being offered, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.


                            -----------------------


                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary ........................................................    2
Risk Factors ..............................................................    3
Use of Proceeds ...........................................................   12
Our Business ..............................................................   12
Management's Discussion and Analysis of
   Financial Condition and Results of Operations ..........................   23
Directors, Executive Officers, Promoters and

     Control Persons ......................................................   26
Security Ownership of Certain Beneficial
     Owners and Management ................................................   28
Executive Compensation ....................................................   29
Certain Relationships and Related
     Transactions .........................................................   32
Disclosure of Commission Position of
     Indemnification for Securities Act Liabilities .......................   33
Description of Securities .................................................   34
Market For Common Equity and Related
     Stockholder Matters ..................................................   34
Selling Securityholders ...................................................   36
Plan of Distribution ......................................................   40
Experts ...................................................................   41
Legal Matters .............................................................   41
Changes In and Disagreements With
     Accountants on Accounting and Financial Disclosure ...................   41
Where You Can Find More Information .......................................   41
Financial Statements ......................................................   42


                       8,791,331 Shares of Common Stock




                              PCSUPPORT.COM, INC.



                              ___________________

                                  PROSPECTUS
                              ___________________





================================================================================

                PART II INFORMATION NOT REQUIRED IN PROSPECTUS

              ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our by-laws provide that no officer or Director shall be personally liable for any of our obligations or for any duties or obligations arising out of any acts or conduct of said officer or Director performed for or on our behalf. We indemnify and hold harmless each person who serves at any time as a Director or officer, and his heirs and administrators, from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of his having been a Director or officer, or by reason of any action alleged to have been taken or omitted to have been taken by him as such Director or officer, and shall reimburse such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accord with the Nevada General Corporation Law. However, no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct. The rights accruing to any person under our by-laws do not exclude any other right to which he may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by the by-laws. We shall be fully protected in taking any action or making any payment, or in refusing so to do, in reliance upon the advice of counsel, as shall our Directors, officers, employees and agents.

     Insurance. We may purchase and maintain insurance on behalf of any person who is or was our Director, officer or employee, or is or was serving at our request as a Director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the we would have the power to indemnify him against liability under the provisions of this section. We currently do not maintain any such insurance.

     Settlement by the Company. The right of any person to be indemnified is subject always to our right by our Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at our expense by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

             ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling stockholders) will be as set forth below. All of the expenses as set forth below that are incurred with respect to the distribution will be paid us, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

     SEC registration fee...........................................  $ 6,474
     Accounting fees and expenses...................................   10,000
     Legal fees and expenses........................................   55,000
     Printing expenses..............................................   10,000
     Miscellaneous..................................................    1,500

        Total.......................................................  $82,974
                                                                      =======

               ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

a. On January 31, 1999, PCS (then Mex Trans) issued 38,666 shares of common stock at a deemed aggregate price of $49,000, for services rendered by a former director of PCS. This offering was made without registration under the Act in reliance upon the exemptions from registration afforded by Sections 4(2) and 3(b) of the Act and Rule 504 of Regulation D promulgated thereunder.

b. On April 7, 1999, PCS issued an aggregate of 214,817 shares of common stock for aggregate proceeds of $951,000 to 140 investors. This placement was completed in connection with the Merger, and the purchasers included certain directors and officers of RTI. This offering was made without registration under the Act in reliance upon the exemptions from registration afforded by Sections 4(2) and 3(b) of the Act and Rule 504 of Regulation D promulgated thereunder.

     All share and per share information set forth above in (a) and (b) has been adjusted to reflect PCS's one-for-fifteen reverse split in connection with the Merger.

c. On June 23, 1999, the Company issued 1,474,155 shares of common stock to the former shareholders of RTI (50 Canadian residents and one U.S. resident) and 311,838 warrants to purchase an aggregate of 311,838 shares of common stock to the former warrant holders of RTI (44 Canadian residents and one U.S. resident), in connection with the Merger. Of the warrants, 20,000 are exercisable to acquire one share of common stock each until January 26, 2000, at a price of $0.85 per share. The remaining 291,838 warrants are each exercisable to acquire one share of common stock for a period expiring three months after the completion of an initial public offering of the Company's common stock, at a price of $1.34 per share. If, at any time prior to the expiration of these warrants, the Company completes a financing for gross proceeds of more than (Cdn)$400,000 and issues shares of common stock, at a price which is higher than the exercise price of these warrants, the warrant holders have ten days to exercise the warrants, after which the exercise price is increased to the price at which the securities were sold. The shares and warrants issued to the former RTI shareholders were issued without registration under the Act, in reliance on the exemptions from registration contained in Regulation S and Section 4(2) of the Act due to the foreign nationality of the investors (except for one accredited U.S. investor), in exchange for an aggregate of 7,370,775 shares of the common stock of RTI, and 1,559,190 warrants of RTI.

     The shares and warrants of RTI were originally issued as follows (as adjusted to reflect the one- for-five exchange ratio in the subsequent Merger):

(1) On December 10, 1997, RTI issued 200 shares of common stock to Dromond, in connection with the incorporation of RTI. These shares were issued pursuant to the exemption from registration contained in Regulation S under the Act due to the foreign nationality of the investor and RTI.

(2) On January 6, 1998, RTI issued an aggregate of 999,800 common shares to Dromond and Advanced for aggregate gross cash proceeds of $74,965 and services rendered having an aggregate value of $58,834. These shares were issued pursuant to Regulation S under the Act due to the foreign nationality of the investors and RTI.

(3) On January 16, 1999, 63,440 common shares of RTI were issued to Dromond for services rendered having an aggregate value of $53,924. These shares were issued pursuant to Regulation S under the Act due to the foreign nationality of the investor and RTI.

(4) On January 6, 1999, RTI issued an aggregate of 66,029 common shares to Advanced for aggregate gross proceeds of $110,043. These shares were issued pursuant to Regulation S under the Act due to the foreign nationality of the investor and RTI.

(5) Between January 26, 1999 and February 18, 1999, RTI issued an aggregate of 291,838 units, each unit consisting of one (1) common share and one (1) common share purchase warrant, to 45 investors, for aggregate gross proceeds of $248,062. Each warrant entitled the holder to acquire a further common share of RTI for a period expiring three (3) months after the completion of an initial public offering of RTI's common shares, at a price of (Cdn)$1.25, if exercise on or before July 18, 1999, and thereafter at a price of (Cdn)$2.00 per share. If RTI completed a second financing for proceeds of (Cdn)$400,000 before the expiration of the warrants in which the common shares of RTI were sold at a price greater than the exercise price of the warrants, the warrant holders had ten (10) days to exercise the warrants, after which the exercise price increased to the price at which the shares were sold in the financing. RTI paid finders' fees of: (i) 4,496 common shares and (Cdn)$5,620 to Odlum Brown Ltd., of 1800, 609 Granville Street, Vancouver, British Columbia; and (ii) 4,352 common shares and (Cdn)$5,440 to Wolverton Securities Inc., of 17th Floor, 777 Dunsmuir Street, Vancouver, British Columbia for services provided, in connection with locating investors for RTI. Odlum Brown Ltd. and Wolverton Securities Inc. are securities dealers based in Vancouver, B.C. These shares were issued pursuant to Regulation S and Section 4(2) of the Act due to the foreign nationality of the investors (except for one accredited U.S. investor).

(6) On January 26, 1999, RTI issued 30,000 common shares to a consulting firm in connection with the provision of corporate finance advice which culminated in the completion of the financing described in paragraph (5) above. On May 19,1999, RTI issued 6,000 common shares to the same firm in connection with the provision of further financial advice. These shares were issued pursuant to Regulation S under the Act due to the foreign nationality of the investor and RTI.

(7) On January 26, 1999, RTI issued 20,000 warrants to Advanced in consideration for the non-interest bearing credit facility in the amount of
     (Cdn)$50,000 provided by Advanced to RTI until completion of the financing set out in paragraph (5) above. Each warrant entitled Advanced to acquire one common share of RTI for a period of one year expiring January 26, 2000, at a price of (Cdn)$1.25 per share. These securities were issued pursuant to Regulation S under the Act due to the foreign nationality of the investor and RTI. These warrants expired unexercised.

(8) On January 26, 1999, RTI issued an aggregate of 8,000 common shares to the law firm of Anfield, Sujir, Kennedy, and Durno in consideration of legal advice which culminated in the completion of the financing described in paragraph (5) above. These shares were issued pursuant to Regulation S under the Act due to the foreign nationality of the investor and RTI.

d. On July 17, 1999, the Company issued 68,400 shares of common stock to 14 investors upon the exercise of 68,400 warrants, for aggregate gross proceeds of $58,266. These shares were issued pursuant to Regulation S under the Act due to the foreign nationality of the investors.

e. On December 27, 1999, the Company agreed to issue 4,160 shares of common stock to an online publisher of PC maintenance and support information in consideration of such publisher's agreement to make such information available to the Company for publication on the Company's Web site. This offering was made without registration under the Act in reliance upon the exemption from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

f. On January 11, 2000, the Company issued 350,000 shares of common stock and 240,000 warrants to a private investor who agreed to accept these securities in discharge of $500,000 in indebtedness owing to such investor by the Company. This offering was made without registration under the Act in reliance upon the exemption from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

g. On January 11, 2000, the Company issued 10,000 warrants to two individuals in connection with corporate finance services, including the introduction of the Company to ICE Holdings North America LLC. These warrants enable the holders to purchase 10,000 common shares at a price of $1.05 for three years. This offering was made without registration under the Act in reliance upon the exemption from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

h. On February 29, 2000, the Company issued promissory notes convertible into common shares to 13 investors for aggregate gross proceeds of $1,000,000. These notes carried a coupon of 10% payable in common shares at a rate of $2.00 per common share. These notes were also convertible into 500,000 common shares (plus accrued interest payable at a rate of $2.00 per common share) at anytime at the holder's option, and at the Company's option at any time after April 29, 2000. The Company converted these notes on May 1, 2000. On March 8, 2000, the Company issued 1,000,000 two-year "A" warrants and 500,000 two-year "B" warrants to Mike Lee and Associates, an adviser, in consideration of ongoing financial consulting services provided to the Company, including services in connection with the placement of the convertible notes described above and other related services. The "A" warrants are exercisable into common shares at a price of $1.25 in the first year and $1.75 in the second year. The "B" warrants are exercisable into common shares at a price of $2.00 in the first year and $2.50 in the
     second year.   These offerings were made without registration under the Act in reliance upon the exemption from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

i. Between February 29, 2000 and April 21, 2000, the Company issued an aggregate of 666,000 units, each unit consisting of one (1) common share and one-half (1/2) common share purchase warrant, to 16 investors, for aggregate gross proceeds of $1,332,000. Each warrant entitles the holder to acquire a further common share for a period expiring twelve (12) months after its original issuance at a price of $2.00 per share. This offering was made without registration under the Act in reliance upon the exemption from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

j. On March 21, 2000, the Company issued 2,054,000 shares of common stock to 42 investors for aggregate gross proceeds of $4,108,000. This offering was made without registration under the Act in reliance upon the exemption from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. On March 24, 2000, the Company agreed to issue 500,000 warrants to Wolverton Securities, in consideration of financial consulting services provided to the Company in connection with the sales of the 2,054,000 shares described above. These offerings were made without registration under the Act in reliance upon the exemption from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

k. On March 31, 2000, the Company agreed to issue 140,600 shares of common stock to 29 investors upon the exercise of 140,600 warrants, for aggregate gross proceeds of $188,404. These shares were issued pursuant to Regulation S under the Act due to the foreign nationality of the investors.

l. On April 20, 2000, the Company agreed to issue 645,000 shares to 9 investors for aggregate gross proceeds of $1,370,625. This offering was made without registration under the Act in reliance upon the exemption from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

m. On April 21, 2000, the Company agreed to issue 50,000 warrants to two individuals in connection with corporate finance services, including the introduction of the Company to ICE Holdings North America LLC. These warrants enable each individual to purchase 25,000 common shares at a price of $5.47 for three years. This offering was made without registration under the Act in reliance upon the exemption from registration afforded by
     Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

n. On April 25, 2000, the Company agreed to issue 34,000 shares of common stock to an investor for aggregate gross proceeds of $68,000. This offering was made without registration under the Act in reliance upon the exemption from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

o. In August 2000, the Company agreed to issue 50,000 shares of common stock to an affiliate of the Company's public relations firm, receiving as consideration a note receivable in the amount of $261,800. This note bears interest at 6.62% per annum payable, which is due at the end of each year. This offering was made without registration under the Act in reliance upon the exemption from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

p. On September 15, 2000, the Company agreed to issue 200,000 shares of common stock to Tavisco, Ltd. in connection with the Company's acquisition of substantially all of the assets of Tavisco Ltd. This offering was made without registration under the Act in reliance upon the exemption from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

q. In October 2000, the Company issued 100,000 shares of common stock to a company in connection with a licensing agreement with that company regarding specific online support technology. Under the licensing agreement, the Company is required to issue warrants to the licensor for each incremental 100,000 licenses sold to users over 400,000 licenses. This offering was made without registration under the Act in reliance upon the exemption from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

r. On November 7, 2000, the Company issued 1,350,000 shares of common stock to four foreign institutional investors in exchange for approximately $2,025,000. These issuances were made without registration under the Act in reliance upon the exemption from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

s. On November 27, 2000, the Company issued 1,000,000 shares of common stock to MyHelpDesk, Inc. ("MHD") pursuant to an Asset Purchase Agreement between the Company and MHD, in which the Company acquired all of the assets and certain of the liabilities of MHD. Under the terms of the Asset Purchase Agreement, the Company is also required within twelve months following the initial issuance to issue an additional 387,500 shares of common stock to MHD and 112,500 shares of common stock to eight present and former employees of MHD, with the number of shares to be issued in the subsequent issuances subject to reduction in the event of certain breaches of the representations and warrants of MHD under the Asset Purchase Agreement. These issuances were or will be made without registration under the Act in reliance upon the exemption from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

                              ITEM 27.  EXHIBITS

Exhibit Number      Description
--------------      -----------

 2.1 Plan of Reorganization and Merger dated as of May 5, 1999 between the Company and RTI.*

 3.1                Articles of Incorporation of the Company dated as of April
                    5, 1999.*

 3.2 Articles/Certificate of Merger of the Company dated as of April 5, 1999.*

 3.3 Certificate of Correction of the Company dated as of June 2, 1999.*

 3.4 Articles of Merger of the Company dated as of June 21, 1999.*

 3.5                Bylaws of the Company.*

 4.1                Specimen Stock Certificate****

 4.2 Form of Warrant issued to former RTI warrantholders in connection with the Merger.*

 4.3 Form of Warrant issued to Advanced in connection with the Merger.*

 4.4                Warrant issued on January 11, 2000 to CGTF, LLC.**

 4.5 Form of Warrants issued on January 11, 2000 to Irwin Olian and Stanley Elbaum.***

 4.6                Form of Warrants issued to Purchasers in February, 2000 Unit
                    Offering.***

 4.7                Form of Convertible Notes issued on February 29, 2000.***

 4.8                Form of "A" Warrant issued on March, 10, 2000 to Mike Lee &
                    Associates.***

 4.9                Form of "B" Warrant issued on March, 10, 2000 to Mike Lee &
                    Associates.***

 4.10 Form of Warrants issued to ICE Holdings North America, L.L.C on June 23, 2000.******

 5.1 Opinion of Counsel as to the legality of securities being registered.

10.1 Contract for Services dated as of June 23, 1999 between the Company and The Dromond Technologies Group.*

10.2 Notice of Termination dated as of March 31, 2000 from the Company to The Dromond Technologies Group, Inc.***

10.3 Consulting Contract dated as of April 1, 1999 between RTI and Strategic Catalysts Inc.*

10.4                Termination Letter dated as of December 31, 1999 from the
                    Company to SCI.**

10.5 Employment Agreement dated as of March 1, 2000 between the Company and Michael McLean.***

10.6 Employment Agreement effective January 1, 2000 between the Company and Steve Macbeth.**

10.7 Employment Agreement effective January 1, 2000 between the Company and David Rowat.**

10.8 Employment Agreement dated as of November 17, 1999 between the Company and Bruce McDonald.**

10.9 Directors, Officers and Employee Stock Option Plan, as amended by the Company's Board of Directors on November 30, 1999.***

10.10 Standard Form of Stock Option Agreement, as amended by the Company's Board of Directors on November 30, 1999.***

10.11 Stock Pooling and Escrow Agreement dated as of July 31, 1999 among the Company, Advanced Financial Services Inc., Alan Ackerman, David Rowat, Clifford Rowlands, Michael McLean, Steve Macbeth, The Dromond Group Ltd., and Owen, Bird.*

10.12 Amendment dated as of March 7, 2000 to the Stock Pooling and Escrow Agreement among the Company, Advanced Financial Services Inc., Alan Ackerman, David Rowat, Clifford Rowlands, Michael McLean, Steve Macbeth, The Dromond Group Ltd., and Owen, Bird.***

10.13 Offer to Sub-Lease dated as of April 22, 1999 among Electronic Arts (Canada), Inc., RTI, and Beutel Goodman Real Estate Group.*

10.14 Lease dated as of March, 26, 1992 between The Canada Life Assurance Company and Osiware Inc.*

10.15 Assignment Agreement dated as of July 29, 1997 among Infonet Software Solutions Inc., Electronic Arts (Canada), Inc., and 547495 Ontario Limited.*

10.16               Sub-Lease Agreement between PCsupport.com and Chalk.com

10.17 Service Contract dated as of April 1, 1999 between the Company and Unisys of Canada Inc.*

10.18 Consulting Contract dated as of August 6, 1999 between the Company and M.A. Levy & Assoc.*

10.19 Consulting Agreement dated as of September 1, 1999 between the Company and Irwin Olian.*

10.20 Engagement Letter dated as of October 6, 1999 between the Company and Sitrick and Company.**

10.21 Service Agreement dated as of January 7, 2000 between the Company and Go Figure Technology, Inc.**

10.22 Agreement to Convert Notes Into Stock and Warrants dated as of January 11, 2000 between the Company and CGTF, LLC.**

10.23 Term Sheet dated as of February 24, 2000 between the Company and Mike Lee & Associates.***

10.24 Purchasing Schedule No. 2 dated as of March 13, 2000 between the Company and Motive Communications, Inc.***

10.25 Engagement Letter dated as of March 21, 2000 between the Company and ICE Holdings North America, L.L.C.****

10.26 Content License Agreement, dated as of April 4, 2000, between the Company and AltaVista Company.****+

10.27 Advertising Agreement, dated as of April 7, 2000, between the Company and AltaVista Company.****+

10.28 Lease, dated as of June 1, 2000, between the Company and Discovery Parks Incorporated. *****

10.29 Services Distribution Agreement dated as of July 31, 2000 between the Company and ICE Holdings North America, L.L.C.******

10.30 Revision to engagement letter dated May 20, 2000 between the Company and ICE Holdings North America, L.L.C.******

10.31 Second Revision to engagement letter dated May 20, 2000 between the Company and ICE Holdings North America, L.L.C. dated November 28, 2000.

10.32               Asset Purchase Agreement with Tavisco Ltd. dated September
                    15, 2000.******

10.33 Letter of Intent between the Company and MyHelpDesk dated September 7, 2000.******

10.34 Asset Purchase Agreement between the Company and MyHelpDesk dated November 27, 2000. ********

10.35 License Agreement dated September 24, 2000 between the Company and Remote Diagnostics, Inc.******

10.36 Promissory Note dated as of July 25, 2000 between the Company and Coffin Partners, LLC Series C.*******

10.37 Subscription agreement dated as of July 25, 2000 between the Company and Coffin Partners, LLC Series C.*******

23.1                Consent of Accountants.

23.2                Consent of Counsel (included in Exhibit 5.1).

24                  Power of Attorney (see page II-11).

* Incorporated by reference to the Company's Form 10-SB filed on October 18, 1999.
** Incorporated by reference to the Company's Amendment No. 2 to Form 10- SB filed on January 12, 2000.
*** Incorporated by reference to the Company's Report on Form 10-QSB filed on May 15, 2000.
****       Incorporated by reference to the Company's Form SB-2 filled on May
           24, 2000.
***** Incorporated by reference to the Company's Form SB-2A filed on June 19, 2000.
****** Incorporated by reference to the Company's Form 10-KSB filed on September 28, 2000.
******* Incorporated by reference to the Company's Form 10-QSB filed on November 16, 2000.
******** Incorporated by reference to the Company's Form 8-K filed on December 8, 2000.
+ Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment. Omitted portions will be filed separately with the Securities and Exchange Commission.

                            ITEM 28.  UNDERTAKINGS

     A.   Rule 415 Offering

The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.   Request for Acceleration of Effective Date

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the City of Barnaby, British Columbia, Canada, on December 11, 2000.

                              PCSUPPORT.COM, INC.


                              By /s/ Michael G. McLean
                                 -----------------------------
                                 Michael G. McLean
                                 President and Chief Executive Officer


                               POWER OF ATTORNEY

     The officers and directors of PCSupport.com, Inc., whose signatures appear below, hereby constitute and appoint Michael G. McLean and David W. Rowat, and each of them, their true and lawful attorneys and agents, each with power to act alone, to sign, execute and cause to be filed on behalf of the undersigned any amendment or amendments, including post-effective amendments, to this registration statement. Each of the undersigned does hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.


Signature                          Title                                      Date
---------                          -----                                      ----
  /s/ Michael G. McLean            President, Chief Executive Officer and     12/11/00
------------------------------     Chairman (Principal Executive Officer)
Michael G. McLean

  /s/ David W. Rowat               Vice President and Chief Financial         12/11/00
------------------------------     Officer (Principal Financial and
David W. Rowat                     Accounting Officer)

  /s/ Steven W. Macbeth            Director                                   12/11/00
------------------------------
Steven W. Macbeth

  /s/ W. Benjamin Catalano         Director                                   12/11/00
------------------------------
W. Benjamin Catalano

  /s/ Bruce Nelson                 Director                                   12/11/00
------------------------------
Bruce Nelson

                                 EXHIBIT INDEX

Exhibit Number      Description
--------------      -----------

 2.1 Plan of Reorganization and Merger dated as of May 5, 1999 between the Company and RTI.*

 3.1                Articles of Incorporation of the Company dated as of April
                    5, 1999.*

 3.2 Articles/Certificate of Merger of the Company dated as of April 5, 1999.*

 3.3 Certificate of Correction of the Company dated as of June 2, 1999.*

 3.4 Articles of Merger of the Company dated as of June 21, 1999.*

 3.5                Bylaws of the Company.*

 4.1                Specimen Stock Certificate****

 4.2 Form of Warrant issued to former RTI warrantholders in connection with the Merger.*

 4.3 Form of Warrant issued to Advanced in connection with the Merger.*

 4.4                Warrant issued on January 11, 2000 to CGTF, LLC.**

 4.5 Form of Warrants issued on January 11, 2000 to Irwin Olian and Stanley Elbaum.***

 4.6                Form of Warrants issued to Purchasers in February, 2000 Unit
                    Offering.***

 4.7                Form of Convertible Notes issued on February 29, 2000.***

 4.8                Form of "A" Warrant issued on March, 10, 2000 to Mike Lee &
                    Associates.***

 4.9                Form of "B" Warrant issued on March, 10, 2000 to Mike Lee &
                    Associates.***

 4.10 Form of Warrants issued to ICE Holdings North America, L.L.C on June 23, 2000.******

 5.1 Opinion of Counsel as to the legality of securities being registered.

10.1 Contract for Services dated as of June 23, 1999 between the Company and The Dromond Technologies Group.*

10.2 Notice of Termination dated as of March 31, 2000 from the Company to The Dromond Technologies Group, Inc.***

10.3 Consulting Contract dated as of April 1, 1999 between RTI and Strategic Catalysts Inc.*

10.4                Termination Letter dated as of December 31, 1999 from the
                    Company to SCI.**

10.5 Employment Agreement dated as of March 1, 2000 between the Company and Michael McLean.***

10.6 Employment Agreement effective January 1, 2000 between the Company and Steve Macbeth.**

10.7 Employment Agreement effective January 1, 2000 between the Company and David Rowat.**

10.8 Employment Agreement dated as of November 17, 1999 between the Company and Bruce McDonald.**

10.9 Directors, Officers and Employee Stock Option Plan, as amended by the Company's Board of Directors on November 30, 1999.***

10.10 Standard Form of Stock Option Agreement, as amended by the Company's Board of Directors on November 30, 1999.***

10.11 Stock Pooling and Escrow Agreement dated as of July 31, 1999 among the Company, Advanced Financial Services Inc., Alan Ackerman, David Rowat, Clifford Rowlands, Michael McLean, Steve Macbeth, The Dromond Group Ltd., and Owen, Bird.*

10.12 Amendment dated as of March 7, 2000 to the Stock Pooling and Escrow Agreement among the Company, Advanced Financial Services Inc., Alan Ackerman, David Rowat, Clifford Rowlands, Michael McLean, Steve Macbeth, The Dromond Group Ltd., and Owen, Bird.***

10.13 Offer to Sub-Lease dated as of April 22, 1999 among Electronic Arts (Canada), Inc., RTI, and Beutel Goodman Real Estate Group.*

10.14 Lease dated as of March, 26, 1992 between The Canada Life Assurance Company and Osiware Inc.*

10.15 Assignment Agreement dated as of July 29, 1997 among Infonet Software Solutions Inc., Electronic Arts (Canada), Inc., and 547495 Ontario Limited.*

10.16               Sub-Lease Agreement between PCsupport.com and Chalk.com.

10.17 Service Contract dated as of April 1, 1999 between the Company and Unisys of Canada Inc.*

10.18 Consulting Contract dated as of August 6, 1999 between the Company and M.A. Levy & Assoc.*

10.19 Consulting Agreement dated as of September 1, 1999 between the Company and Irwin Olian.*

10.20 Engagement Letter dated as of October 6, 1999 between the Company and Sitrick and Company.**

10.21 Service Agreement dated as of January 7, 2000 between the Company and Go Figure Technology, Inc.**

10.22 Agreement to Convert Notes Into Stock and Warrants dated as of January 11, 2000 between the Company and CGTF, LLC.**

10.23 Term Sheet dated as of February 24, 2000 between the Company and Mike Lee & Associates.***

10.24 Purchasing Schedule No. 2 dated as of March 13, 2000 between the Company and Motive Communications, Inc.***

10.25 Engagement Letter dated as of March 21, 2000 between the Company and ICE Holdings North America, L.L.C.****

10.26 Content License Agreement, dated as of April 4, 2000, between the Company and AltaVista Company.****+

10.27 Advertising Agreement, dated as of April 7, 2000, between the Company and AltaVista Company.****+

10.28 Lease, dated as of June 1, 2000, between the Company and Discovery Parks Incorporated. *****

10.29 Services Distribution Agreement dated as of July 31, 2000 between the Company and ICE Holdings North America, L.L.C.******

10.30 Revision to engagement letter dated May 20, 2000 between the Company and ICE Holdings North America, L.L.C.******

10.31 Second Revision to engagement letter dated May 20, 2000 between the Company and ICE Holdings North America, L.L.C. dated November 28, 2000.

10.32               Asset Purchase Agreement with Tavisco Ltd. dated September
                    15, 2000.******

10.33 Letter of Intent between the Company and MyHelpDesk dated September 7, 2000.******

10.34 Asset Purchase Agreement between the Company and MyHelpDesk dated November 27, 2000. ********

10.35 License Agreement dated September 24, 2000 between the Company and Remote Diagnostics, Inc.******

10.36 Promissory Note dated as of July 25, 2000 between the Company and Coffin Partners, LLC Series C.*******

10.37 Subscription agreement dated as of July 25, 2000 between the Company and Coffin Partners, LLC Series C.*******

23.1                Consent of Accountants.

23.2                Consent of Counsel (included in Exhibit 5.1).

24                  Power of Attorney (see page II-11).

*         Incorporated by reference to the Company's Form 10-SB filed on October
          18, 1999.
** Incorporated by reference to the Company's Amendment No. 2 to Form 10-SB filed on January 12, 2000.
*** Incorporated by reference to the Company's Report on Form 10-QSB filed on May 15, 2000.
****      Incorporated by reference to the Company's Form SB-2 filled on May 24,
          2000.
***** Incorporated by reference to the Company's Form SB-2A filed on June 19, 2000.
****** Incorporated by reference to the Company's Form 10-SB filed on September 28, 2000.
******* Incorporated by reference to the Company's Form 10-QSB filed on November 16, 2000.
******** Incorporated by reference to the Company's Form 8-K filed on December 8, 2000.
+ Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment. Omitted portions will be filed separately with the Securities and Exchange Commission.